UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

drugstore.com, inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: Common stock, par value $0.0001 of drugstore.com, inc. (the “Common Stock”)

(2)

Aggregate number of securities to which transaction applies:

As of March 31, 2011, there were outstanding: (i) 106,539,259 shares of drugstore.com Common Stock (including shares subject to restricted stock awards), (ii) 15,136,733 shares of drugstore.com Common Stock subject to outstanding unexercised stock options with an exercise price less than $3.80 per share (the “Per Share Merger Consideration”), (iii) 3,075,044 shares of drugstore.com Common Stock subject to outstanding stock appreciation rights with an exercise price that is less than the Per Share Merger Consideration, (iv) 1,885,467 shares of drugstore.com Common Stock subject to restricted stock unit shares and (v) 700,000 shares of drugstore.com Common Stock subject to outstanding warrants.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value, solely for purposes of calculating the filing fee, was determined based upon the sum of (i) 106,539,259 shares of drugstore.com Common Stock (including shares subject to restricted stock awards) multiplied by $3.80 per share (the “Per Share Merger Consideration”), (ii) 15,136,733 shares of drugstore.com Common Stock subject to stock options with an exercise price that is less than the Per Share Merger Consideration, multiplied by $0.961 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $2.839 per share for such stock options), (iii) 3,075,044 shares of drugstore.com Common Stock subject to unexercised SSARs with an exercise price that is less than the Per Share Merger Consideration, multiplied by $1.212 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $2.5879, (iv) 1,885,467 shares of drugstore.com Common Stock subject to restricted stock units, multiplied by the Per Share Merger Consideration and (v) 700,000 shares of drugstore.com Common Stock subject to warrants with an exercise price that is less than the Per Share Merger Consideration, multiplied by $1.506 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $2.294). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00011610 by the sum calculated in the preceding sentence.

(4) Proposed maximum aggregate value of transaction: $431,341,312.54

(5) Total fee paid:

$50,078.73

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, APRIL 13, 2011

411 108th Avenue NE, Suite 1400

Bellevue, WA 98004

[—], 2011

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of drugstore.com, inc. to be held on [—], 2011, starting at [—] a.m. Pacific Time at [—].

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which drugstore.com would be acquired by Walgreen Co. We entered into this merger agreement on March 23, 2011. If the merger is completed, you, as a holder of drugstore.com common stock, will be entitled to receive $3.80 in cash, without interest and less any applicable withholding taxes, for each share of drugstore.com common stock owned by you at the consummation of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously determined that it is in the best interests of drugstore.com and its stockholders that drugstore.com enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

Your vote is very important, regardless of the number of shares of drugstore.com common stock you own. We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The enclosed proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about drugstore.com from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Dawn G. Lepore

President, Chief Executive Officer and

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [—], 2011, and is first being mailed to stockholders on or about [—], 2011.

411 108th Avenue NE, Suite 1400

Bellevue, WA 98004

To the stockholders of drugstore.com, inc.:

A special meeting of stockholders of drugstore.com, inc., a Delaware corporation, or drugstore.com, will be held on [—], 2011, starting at [—] a.m. Pacific Time at [—], for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 23, 2011, among Walgreen Co., an Illinois corporation, or Walgreens, Dover Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Walgreens, and drugstore.com, as it may be amended from time to time, pursuant to which drugstore.com will be acquired by Walgreens.

2. To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

3. To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on [—], 2011 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of drugstore.com common stock held at the close of business on the record date.

Under Delaware law, drugstore.com stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or via the Internet prior to the special meeting to ensure that your shares of drugstore.com common stock will be present in person or represented by proxy at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, pursuant to the terms of the merger agreement. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

THE DRUGSTORE.COM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

By Order of the Board of Directors,

Dawn G. Lepore

President, Chief Executive Officer and

Chairman of the Board

ADDITIONAL INFORMATION

This document incorporates important business and financial information about drugstore.com from documents that are not included in or delivered with this document. See “Where You Can Find More Information” on page [—]. You can obtain documents incorporated by reference in this document by requesting them in writing from drugstore.com, inc., Attn: Corporate Secretary, 411 108th Avenue NE, Suite 1400, Bellevue, Washington 98004. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by [—], 2011 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

-i-

TABLE OF CONTENTS (continued)

Annex A: Agreement and Plan of Merger

Annex B: Opinion of Allen & Company LLC

Annex C: Section 262 of the General Corporation Law of the State of Delaware

-ii-

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of drugstore.com common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement. We sometimes make reference to drugstore.com, inc. and its subsidiaries in this proxy statement by using the terms “drugstore.com,” “we,” “our” or “us.”

Q: What is the transaction?

A: drugstore.com and Walgreens have entered into a definitive merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, Walgreens will acquire drugstore.com through the merger of a wholly owned subsidiary of Walgreens with and into drugstore.com. drugstore.com will be the surviving corporation (which we refer to as the surviving corporation) in the merger and will continue as a wholly owned subsidiary of Walgreens.

Q: What will a drugstore.com stockholder receive when the merger occurs?

A: For every share of drugstore.com common stock held at the effective time of the merger, drugstore.com stockholders will be entitled to receive $3.80 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of drugstore.com common stock held by Walgreens, drugstore.com or any of their respective subsidiaries, or by stockholders who have perfected their appraisal rights under Delaware law.

Q: What will happen in the merger to drugstore.com stock options, warrants, restricted stock awards, restricted stock units and stock appreciation rights?

A: Stock Options. At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option granted under the drugstore.com 1998 Stock Plan, as amended, or the drugstore.com 2008 Equity Incentive Plan, as amended, which we refer to as the Company Equity Plans, to purchase shares of drugstore.com common stock (or portion of such a stock option) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Option, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share subject to such Vested In-the-Money Company Option, multiplied by (ii) the number of shares subject to the Vested In-the-Money Company Option. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option (or portion thereof) granted under a Company Equity Plan to purchase shares of drugstore.com common stock that is not a Vested In-the-Money Company Option will be converted into an option to purchase Walgreens common stock based on an equity award exchange ratio set forth in the merger agreement and described in this proxy statement under “Summary—Treatment of Stock Options and Other Awards” on page [•] and will otherwise be subject to the terms and conditions of such award in effect prior to the effective time of the merger, including vesting and exercisability.

Warrants. At the effective time of the merger, each outstanding warrant to purchase shares of drugstore.com common stock will automatically be converted into the right to receive an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share of such warrant, multiplied by (ii) the number of unexercised shares subject to such warrant.

Restricted Stock Awards. At the effective time of the merger, each outstanding share of drugstore.com restricted common stock issued under a Company Equity Plan, whether or not then vested, will automatically be cancelled and exchanged for a cash payment in an amount equal to $3.80 per share, less applicable tax withholdings.

Restricted Stock Units. At the effective time of the merger, each outstanding restricted stock unit issued under a Company Equity Plan will be adjusted and converted into a restricted stock unit with respect to shares of Walgreens common stock equal to the number of shares of drugstore.com common stock subject to such drugstore.com restricted stock units multiplied by the equity award exchange ratio (decreased to the nearest full share), and will otherwise be subject to the terms and conditions of such restricted stock unit award in effect prior to the effective time of the merger, including vesting. However, any restricted stock unit that becomes vested prior to or as a result of the merger will be settled for an amount in cash equal to $3.80 multiplied by the number of shares subject to such restricted stock unit, less applicable tax withholdings.

Stock Appreciation Rights. At the effective time of the merger, each outstanding stock appreciation right granted under a Company Equity Plan covering shares of drugstore.com common stock (or portion of such a stock appreciation right) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Stock Appreciation Right, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the per share exercise price of the Vested In-the-Money Company Stock Appreciation Right, multiplied by (ii) the number of shares of drugstore.com common stock then subject to the Vested In-the-Money Company Stock Appreciation Right. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding stock appreciation right (or portion thereof) granted under a Company Equity Plan covering shares of drugstore.com common stock that is not a Vested In-the-Money Company Stock Appreciation Right will be converted into a stock appreciation right to purchase Walgreens common stock based on the equity award exchange ratio and will otherwise be subject to the terms and conditions of such award in effect prior to the effective time of the merger, including vesting and exercisability.

Q: How does the merger consideration compare to the market price of drugstore.com common stock?

A: The merger consideration of $3.80 per share to be received by drugstore.com stockholders represents a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 22, 2011, the trading day prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens, a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 16, 2011, the trading day one week prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens and a premium of approximately 93% over the closing price of drugstore.com common stock on the NASDAQ Global Market on February 23, 2011, the trading day one month prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens.

The closing sale price of a share of drugstore.com common stock on the NASDAQ Global Market on April 12, 2011 was $3.84. You are encouraged to obtain current market quotations for drugstore.com common stock in connection with voting your shares.

Q: When do you expect the merger to be completed?

A: We currently expect the merger to be completed by the end of June 2011. However, the merger is subject to various closing conditions, including drugstore.com stockholder approval and certain regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q: How does the drugstore.com board of directors recommend that I vote on the proposals?

A: The drugstore.com board of directors has unanimously determined that it is in the best interests of drugstore.com and its stockholders that drugstore.com enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement. You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of the drugstore.com Board of Directors” beginning on page [•].

Q: What effects will the merger have on drugstore.com?

A: As a result of the merger, drugstore.com will cease to be a stand-alone public company and will become wholly owned by Walgreens. You will no longer have any interest in our future earnings or growth. Following the completion of the merger, the registration of drugstore.com common stock and our reporting obligations with respect to drugstore.com common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, upon completion of the merger, shares of drugstore.com common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market.

Q: Do any of drugstore.com officers or directors have interests in the merger that may differ from those of drugstore.com stockholders?

A: drugstore.com’s executive officers and directors have interests in the merger transaction that are different from, or in addition to, their interests as drugstore.com stockholders generally. The members of the drugstore.com board were aware of and considered these interests, among other matters, in evaluating the merger agreement, and in recommending that the drugstore.com stockholders adopt the merger agreement.

Dawn Lepore, drugstore.com’s chief executive officer, is a party to an offer letter with drugstore.com which provides for severance payments and other benefits in the case of a qualifying termination of employment with a total value of approximately $2,790,831. In addition, Ms. Lepore’s outstanding drugstore.com equity awards will become fully vested and exercisable upon a change in control, including upon the consummation of the merger.

Each of drugstore.com’s executive officers (other than its chief executive officer) is a party to a change in control agreement with drugstore.com, which provides severance and other benefits in the case of qualifying terminations of employment within twelve months following a change in control, which would include the consummation of the merger, that may result in the receipt by such executive officers of cash severance payments and other benefits with an aggregate value of approximately $1,058,771 (collectively, not individually, and excluding the value of any accelerated vesting of stock awards), as well as the acceleration of the stock awards held by such officer.

In addition, for drugstore.com’s executive officers and non-employee directors, the completion of the merger transaction will result in, among other things, the conversion of Vested In-the-Money Company Options and Vested In-the-Money Company Stock Appreciation Rights into the right to receive the cash-out consideration less any applicable per share exercise price, the accelerated vesting and conversion of restricted stock into the right to receive merger consideration, and the settlement of any vested but not yet settled restricted stock units in cash equal to the merger consideration. In addition, for drugstore.com’s executive officers and non-employee directors, the completion of the merger transaction will result in the conversion of all outstanding drugstore.com stock options and stock appreciation rights that are not Vested In-the-Money Company Options or Vested In-the-Money Company Stock Appreciation Rights, as applicable, and restricted stock units into stock options, stock appreciation rights and restricted stock units, respectively, of Walgreens, subject to the equity award exchange ratio and which will remain subject to the vesting terms specified in the applicable award agreement. All stock options held by the non-employee members of the drugstore.com board of directors will not be assumed by Walgreens and the unvested portion of such options will be accelerated and become exercisable in full immediately prior to the effective time of the merger. drugstore.com’s officers and directors also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the merger transaction.

drugstore.com has adopted a retention program in connection with the merger that includes up to $325,000 to be awarded to drugstore.com employees in recognition of the recipient’s contributions to the preparation, negotiation and finalization of the merger agreement and the closing of the merger. Our executive officers (other than Ms. Lepore) have been selected as participants in the retention program. Subject to the completion of the merger and subject to their continued employment through the completion of the merger, the executive officers will receive the following retention payments: Mr. Morikubo, an amount not to exceed $125,000; Mr. Potter, an amount not to exceed $25,000; and Ms. Wright, an amount not to exceed $30,000. The final amount of any retention payment will be recommended for final compensation committee approval by drugstore.com’s chief executive officer in consultation with the chairperson of the compensation committee (but such amounts will not exceed the indicated per person maximum).

For further information, including a discussion of the approximate value of the potential benefits that could be received by the executive officers and the directors of drugstore.com upon completion of the merger transaction, please see “The Merger—Interests of drugstore.com’s Directors and Executive Officers in the Merger” beginning on page [•].

Q: Why am I receiving this proxy statement?

A: You are receiving this proxy statement because you were a stockholder of drugstore.com as of the close of business on [•], 2011, the record date for the special meeting. To complete the merger, drugstore.com’s stockholders must vote to approve the adoption of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. drugstore.com will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement. You should read the section entitled “The Special Meeting” beginning on page [•].

Q: When and where will the special meeting of stockholders be held?

A: The special meeting of drugstore.com stockholders, which we refer to as the special meeting, will be held on [•], 2011, starting at [•] a.m. Pacific Time at [•].

Q: What are the proposals that will be voted on at the special meeting?

A: You will be asked to consider and vote on (1) the adoption of the merger agreement with Walgreens, (2) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. We are currently not aware of any other business to come before the special meeting.

Q: Who is entitled to attend and vote at the special meeting?

A: The record date for the special meeting is [•]. If you own shares of drugstore.com common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. As of the close of business on the record date, there were approximately [•] shares of drugstore.com common stock issued and outstanding.

Q: How many votes are required to adopt the merger agreement?

A: The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote at the special meeting in person or by proxy, in accordance with Delaware law.

Q: How many votes are required to adopt the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement?

A: The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of a majority of the votes cast.

Q: How are votes counted? Why is my vote important?

A: Votes will be counted by the inspector of elections appointed for the special meeting, who will separately count “for” and “against” votes and abstentions. The affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement is required under Delaware law to adopt the merger agreement. As a result, the failure to vote or the abstention from voting will have the same effect as a vote “against” the adoption of the merger agreement.

Because the affirmative vote of a majority of the votes cast is required to adopt the proposal to adjourn the special meeting under circumstances in which stockholders are asked to vote upon the adjournment of the special meeting, the failure to vote your shares will have no effect on the outcome of the proposal.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of drugstore.com common stock you own as of the close of business on the record date.

Q: How do I vote if I am a stockholder of record?

A: You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•	in person by appearing at the special meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s). If you have Internet access, we encourage you to record your vote via the Internet.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of drugstore.com common stock are present in person or represented by proxy at the special meeting.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by drugstore.com will be voted with respect thereto in accordance with the judgment of the proxy holders.

Q: How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A: If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q: What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A: Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote. The adoption of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote “against” the proposal to adopt the merger agreement.

The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the affirmative vote of a majority of the votes cast under circumstances in which stockholders are asked to vote upon the adjournment of the special meeting. Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Q: What constitutes a quorum for the special meeting?

A: The presence, in person or by proxy, of stockholders representing the holders of a majority of the shares of drugstore.com common stock entitled to vote at the special meeting will constitute a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of drugstore.com common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q: What does it mean if I receive more than one proxy?

A: If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q: May I change my vote after I have delivered my proxy?

A: Yes. If you are the stockholder of record of drugstore.com common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to drugstore.com’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of drugstore.com common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

drugstore.com, inc.

411 108th Avenue NE, Suite 1400

Bellevue, WA 98004

Attn: Corporate Secretary

If you are a “street name” holder of drugstore.com common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of drugstore.com common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q: What happens if I sell my shares of drugstore.com common stock before the special meeting?

A: The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of drugstore.com common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page [•] and Annex C.

Q: Am I entitled to appraisal rights in connection with the merger?

A: Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see “Appraisal Rights” beginning on page [•]. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q: What are the material U.S. federal income tax consequences of the merger to me?

A: The receipt of cash for shares of drugstore.com common stock by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of drugstore.com common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares. Non-U.S. holders of drugstore.com common stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of drugstore.com common stock in the merger. Stockholders, including non-U.S. stockholders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger. Because your individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [•].

Q: What happens if the merger agreement is not adopted or if the merger is not completed for any other reason?

A: If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and drugstore.com common stock will continue to be listed and traded on the NASDAQ Global Market. Under specified circumstances, we may be required to pay Walgreens a termination fee associated with the transaction, as described below under “The Merger Agreement—Termination Fees and Expenses” beginning on page [•].

Q: Who can answer further questions?

A: For additional questions about the merger, assistance in submitting proxies or voting shares of drugstore.com common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact us or our proxy solicitor, Innisfree M&A Incorporated toll-free at (888) 750-5834 if you are a stockholder and (212) 750-5833 if you are a bank or broker or at:

drugstore.com, inc.

411 108th Avenue NE, Suite 1400

Bellevue, WA 98004

Attn: Investor Relations

Phone: (425) 372-3200

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. We sometimes make reference to drugstore.com, inc. and its subsidiaries in this proxy statement by using the terms “drugstore.com,” “we,” “our” or “us.” Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page [•])

The Agreement and Plan of Merger, dated as of March 23, 2011, which we refer to as the merger agreement, among Walgreen Co., or Walgreens, Dover Subsidiary, Inc., a wholly owned subsidiary of Walgreens, or Merger Sub, and drugstore.com, provides that Merger Sub will merge with and into drugstore.com. As a result of the merger, drugstore.com will become a wholly owned subsidiary of Walgreens. Upon completion of the proposed merger, shares of drugstore.com common stock will no longer be listed on any stock exchange or quotation system. At the effective time of the merger, each outstanding share of drugstore.com common stock will be automatically converted into the right to receive $3.80 in cash, without interest and less applicable withholding taxes (other than shares of drugstore.com common stock held by Walgreens, drugstore.com or any of their respective subsidiaries, or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, as described in this proxy statement). We refer to this amount in this proxy statement as the merger consideration.

At the effective time of the merger, any shares of drugstore.com capital stock owned by drugstore.com, Walgreens or any of their respective subsidiaries will be cancelled and retired without any conversion thereof and no merger consideration will be paid by Walgreens with respect to such shares.

The Special Meeting (Page [•])

Date, Time and Place. The special meeting will be held on [•], 2011, starting at [•] a.m. Pacific Time at [•].

Purpose. You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting. We are currently not aware of any other business to come before the special meeting.

Record Date and Quorum. You are entitled to vote at the special meeting if you owned shares of drugstore.com common stock at the close of business on [•], 2011, the record date for the special meeting. You will have one vote for each share of drugstore.com common stock that you owned as of the close of business on the record date. As of [•], 2011, there were [•] shares of drugstore.com common stock issued and outstanding and entitled to vote. The holders of a majority of drugstore.com common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitute a quorum for the purpose of the special meeting. In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed.

Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement. Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement requires the majority of the votes cast, or if stockholders representing a quorum shall fail to attend the special meeting, the chairman of the meeting or the holders of a majority of the shares of drugstore.com common stock present in person or represented by proxy at the special meeting may adjourn the special meeting.

Voting and Proxies. Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone or via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the special meeting. If you have Internet access, we encourage you to record your vote via the Internet. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card(s). If you do not return your proxy card, submit your proxy by phone or via the Internet or attend the special meeting, your shares of drugstore.com common stock will not be voted, which will have the same effect as a vote “against” the adoption of the merger agreement. Even if you plan to attend the special meeting, if you hold your shares of drugstore.com common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card, by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement, if applicable.

If your shares of drugstore.com common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker, bank, trust or nominee. If your shares of drugstore.com common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting. If you fail to provide your broker, bank, trust or other nominee with instructions on how to vote your shares of drugstore.com common stock, your broker, bank, trust or other nominee will not be able to vote such shares at the special meeting. Because the adoption of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement for approval, the failure to provide your broker, bank, trust or other nominee with voting instructions will have the same effect as a vote “against” the proposal to adopt the merger agreement.

Because the affirmative vote of a majority of the votes cast is required to adopt the proposal to adjourn the special meeting under circumstances in which stockholders are asked to vote upon the adjournment of the special meeting, the failure to vote your shares will have no effect on the outcome of the proposal. Further, because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to instruct your broker, bank, trust or other nominee with voting instructions on how to vote your shares will have no effect on the approval of that proposal.

Revocability of Proxy. Any holder of record of drugstore.com common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to drugstore.com’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of drugstore.com common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

drugstore.com, inc.

411 108th Avenue, NE, Suite 1400

Bellevue, WA 98004

Attn: Corporate Secretary

If you are a “street name” holder of drugstore.com common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies (Page [•])

drugstore.com, inc., a Delaware corporation, is a leading online retailer of health, beauty, clinical skincare, and vision products. drugstore.com’s mission is to help people lead healthier and more beautiful lives. drugstore.com’s principal executive offices are located at 411 108th Avenue, NE, Suite 1400, Bellevue, WA 98004, and its telephone number is (425) 372-3200. See also “Where You Can Find More Information.” drugstore.com common stock is publicly traded on the NASDAQ Global Market under the symbol “DSCM.”

Walgreen Co., an Illinois corporation, together with its subsidiaries, operates the largest drugstore chain in the United States. Walgreens provides its customers with convenient, multi-channel access to consumer goods and services, and pharmacy, health, and wellness services in communities across America. Walgreens offers its products and services through drugstores, as well as through mail, by telephone, and via the Internet. Walgreens’s principal executive offices are located at 200 Wilmot Road, Deerfield, Illinois, 60015, and its telephone number is (847) 914-2500. Walgreens’s common stock is publicly traded on the New York Stock Exchange under the symbol “WAG.”

Dover Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Walgreens, was formed solely for the purpose of facilitating Walgreens’s acquisition of drugstore.com. Dover Subsidiary, Inc. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Dover Subsidiary, Inc. will merge with and into drugstore.com and will cease to exist. Dover Subsidiary, Inc.’s principal executive offices are located at 200 Wilmot Road, Deerfield, Illinois, 60015, and its telephone number is (847) 914-2500.

Reasons for the Merger (Page [•])

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the drugstore.com board of directors consulted with drugstore.com’s management and legal and financial advisors and, in reaching its decision to adopt and approve, and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, the drugstore.com board considered a number of factors that it believed supported its decision. In particular, the drugstore.com board of directors reviewed the strategic alternatives available to the company, including remaining as a stand-alone public company, and concluded that the merger and the merger agreement reflected the highest value reasonably attainable for drugstore.com stockholders.

Recommendation of the drugstore.com Board of Directors (Page [•])

The drugstore.com board of directors has unanimously determined that it is in the best interests of drugstore.com and its stockholders that drugstore.com enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and unanimously recommends that you vote “FOR” the adoption of the merger agreement. The drugstore.com board of directors also unanimously recommends that drugstore.com stockholders vote “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Opinion of drugstore.com’s Financial Advisor (Page [•])

In connection with the merger, drugstore.com’s financial advisor, Allen & Company LLC, referred to as Allen & Co., delivered a written opinion, dated March 23, 2011, to the drugstore.com board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $3.80 per share cash consideration to be received in the merger by holders of drugstore.com common stock. The full text of Allen & Co.’s written opinion, dated March 23, 2011, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. Allen & Co.’s opinion was intended for the benefit and use of the drugstore.com board of directors (in its capacity as such) in connection with its evaluation of the cash consideration from a financial point of view and does not address any other aspect of the merger. Allen & Co.’s opinion does not constitute a recommendation as to what course of action the drugstore.com board of directors should pursue in connection with the merger, or otherwise address the merits of the underlying decision by drugstore.com to engage in the merger, including in comparison to other strategies or transactions that might be available to drugstore.com or in which drugstore.com might engage. The opinion does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the merger or otherwise.

Treatment of Stock Options and Other Awards (Page [•])

Stock Options. At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option granted under the drugstore.com 1998 Stock Plan, as amended, or the drugstore.com 2008 Equity Incentive Plan, as amended, which we refer to as the Company Equity Plans, to purchase shares of drugstore.com common stock (or portion of such a stock option) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Option, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share subject to such Vested In-the-Money Company Option, multiplied by (ii) the number of shares subject to the Vested In-the-Money Company Option. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option (or portion thereof) granted under a Company Equity Plan to purchase shares of drugstore.com common stock that is not a Vested In-the-Money Company Option, which we refer to as an Other Company Option, will be converted into an option to purchase Walgreens common stock based on an equity award exchange ratio set forth in the merger agreement (and described below) and will otherwise be subject to the terms and conditions of such award in effect prior to the effective time of the merger, including vesting and exercisability. Each such converted option will cover the number of shares of Walgreens common stock (decreased to the nearest full share or as otherwise required to satisfy certain applicable legal requirements) determined by multiplying (A) the number of shares covered by the Other Company Option by (B) the equity award exchange ratio, and the exercise price per share of such converted option shall be determined by (A) dividing the exercise price per share of the Other Company Option by (B) the equity award exchange ratio (increased to the nearest cent). The equity award exchange ratio will equal the quotient determined by dividing (A) $3.80, by (B) the average of the last reported sale price of a share of Walgreens’s common stock on the New York Stock Exchange during the 10 trading days immediately preceding the effective time of the merger. All stock options held by the non-employee members of the drugstore.com board of directors will vest and become exercisable in full immediately prior to the effective time of the merger.

Warrants. At the effective time of the merger, each outstanding warrant to purchase shares of drugstore.com common stock will automatically be converted into the right to receive an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share of such warrant, multiplied by (ii) the number of unexercised shares subject to such warrant.

Restricted Stock Awards. At the effective time of the merger, each outstanding share of drugstore.com restricted common stock issued under a Company Equity Plan, whether or not then vested, will automatically be cancelled and exchanged for a cash payment in an amount equal to $3.80 per share, less applicable tax withholdings.

Restricted Stock Units. At the effective time of the merger, each outstanding restricted stock unit issued under a Company Equity Plan will be adjusted and converted into a restricted stock unit with respect to shares of Walgreens common stock equal to the number of shares of drugstore.com common stock subject to such drugstore.com restricted stock units multiplied by the equity award exchange ratio (decreased to the nearest full share) and will otherwise be subject to the terms and conditions of such restricted stock unit award in effect prior to the effective time of the merger, including vesting. However, any restricted stock unit that becomes vested prior to or as a result of the merger will be settled for an amount in cash equal to $3.80 multiplied by the number of shares subject to such restricted stock unit, less applicable tax withholdings.

Stock Appreciation Rights. At the effective time of the merger, each outstanding stock appreciation right granted under a Company Equity Plan covering shares of drugstore.com common stock (or portion of such a stock appreciation right) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Stock Appreciation Right, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the per share exercise price of the Vested In-the-Money Company Stock Appreciation Right, multiplied by (ii) the number of shares of drugstore.com common stock then subject to the Vested In-the-Money Company Stock Appreciation Right. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding stock appreciation right (or portion thereof) granted under a Company Equity Plan covering shares of drugstore.com common stock that is not a Vested In-the-Money Company Stock Appreciation Right (we refer to each as an Other Company Stock Appreciation Right) will be converted into a stock appreciation right to purchase Walgreens common stock based on the equity award exchange ratio and will otherwise be subject to the terms and conditions of such award in effect prior to the effective time of the merger, including vesting and exercisability. Each such converted stock appreciation right will cover the number of shares of Walgreens common stock (decreased to the nearest full share or as otherwise required to satisfy certain applicable legal requirements) determined by multiplying (A) the number of shares covered by the Other Company Stock Appreciation Right by (B) the equity award exchange ratio, and the exercise price per share of such converted stock appreciation right shall be determined by dividing (A) the exercise price per share of the Other Company Stock Appreciation Right by (B) the equity award exchange ratio (increased to the nearest cent).

Equity Award Acceleration. Prior to the effective time of the merger, drugstore.com plans to implement a severance plan reasonably agreed to by Walgreens and drugstore.com that may provide for additional vesting of outstanding equity awards for those employees subject to a qualifying termination of employment following a change of control. Employees designated by drugstore.com (other than our executive officers) will participate in the severance plan.

In addition, pursuant to the terms of her offer letter with drugstore.com, the outstanding equity awards held by our Chief Executive Officer will accelerate and, if applicable, become exercisable in full, upon the merger or other change in control of drugstore.com. Further, our other executive officers and certain other employees are parties to change in control agreements with drugstore.com, which provide acceleration of vesting and, if applicable, exercisability of their drugstore.com equity awards in the event their employment is terminated without cause (and not as a result of death or disability) or they resign for good reason, in each case, within twelve months following a change in control of drugstore.com, and provided they meet the terms and conditions of their respective change in control agreements, including providing a release of claims in favor of drugstore.com. Finally, all stock options held by the non-employee members of the drugstore.com board of directors will vest and become exercisable in full immediately prior to the effective time of the merger and will be treated in the same manner as other vested awards. Please see “The Merger—Interests of drugstore.com’s Directors and Executive Officers in the Merger” beginning on page [•].

Material U.S. Federal Income Tax Consequences of the Merger (Page [•])

The receipt of cash for shares of drugstore.com common stock by U.S. holders pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of drugstore.com common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares. Non-U.S. holders of drugstore.com common stock generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of drugstore.com common stock in the merger. Stockholders, including non-U.S. stockholders, should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

Interests of drugstore.com’s Directors and Executive Officers in the Merger (Page [•])

drugstore.com’s directors and executive officers have interests in the merger that are different from, or in addition to, those of drugstore.com’s stockholders generally. The drugstore.com board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement. drugstore.com’s chief executive officer is party to an offer letter with drugstore.com that provides for severance payments and other benefits in the case of certain terminations of employment and also provides for other change in control benefits, including upon the consummation of the merger. Our chief executive officer has also received equity awards from drugstore.com that will fully accelerate upon a change in control, including upon the consummation of the merger. Each of drugstore.com’s executive officers (other than the chief executive officer) is a party to a change in control agreement with drugstore.com, which provides severance payments and other change in control benefits, including accelerating vesting of stock awards, in the case of qualifying terminations of employment within twelve months following a change in control, which would include the consummation of the merger. With respect to drugstore.com directors, all outstanding stock options will become fully vested as of the effective time of the merger and such awards will be treated in the same manner as other drugstore.com vested awards. In addition, executive officers and directors of drugstore.com have rights to indemnification and directors’ and officers’ liability insurance that will survive consummation of the merger.

drugstore.com has adopted a retention program in connection with the merger that includes up to $325,000 to be awarded to drugstore.com employees in recognition of the recipient’s contributions to the preparation, negotiation and finalization of the merger agreement and the closing of the merger. Our executive officers (other than Ms. Lepore) have been selected as participants in the retention program. Subject to the completion of the merger and subject to their continued employment through the completion of the merger, the executive officers will receive the following retention payments: Mr. Morikubo, an amount not to exceed $125,000; Mr. Potter, an amount not to exceed $25,000; and Ms. Wright, an amount not to exceed $30,000. The final amount of any retention payment will be recommended for final compensation committee approval by drugstore.com’s chief executive officer in consultation with the chairperson of the compensation committee (but such amounts will not exceed the indicated per person maximum).

Common Stock Ownership of Directors and Executive Officers (Page [•])

As of the close of business on [•], the record date for the special meeting, the directors and executive officers of drugstore.com beneficially owned in the aggregate approximately [•] shares of drugstore.com common stock entitled to vote at the special meeting, representing less than [•]% of drugstore.com’s outstanding common stock as of the record date for the special meeting.

Appraisal Rights (Page [•])

Under Delaware law, drugstore.com stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and comply with the other Delaware law procedures explained in this proxy statement.

Conditions to the Merger (Page [•])

Conditions to Each Party’s Obligations. The obligations of Walgreens and Merger Sub, on the one hand, and drugstore.com, on the other hand, to consummate the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	drugstore.com must have received the affirmative vote of the holders of at least a majority of the outstanding shares of drugstore.com common stock in favor of adoption of the merger agreement;

•

the waiting period applicable to the merger under the HSR Act must have expired or been terminated and all other approvals, authorizations and consents of government entities required to consummate the merger (other than would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect (which definition is described in “The Merger Agreement—Representations and Warranties”)) have been obtained; and

•

no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, order, judgment or decree (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

Conditions to Walgreens’s and Merger Sub’s Obligations. The obligations of Walgreens and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of drugstore.com relating to capitalization and indebtedness set forth in the merger agreement must be true and correct in all respects on the date of the merger agreement and at and as of the closing date (except to the extent expressly made as of such date, in which case as of such date), except where the failure of such representations and warranties to be true and correct does not, directly or indirectly, result in an increase in the aggregate consideration payable by Walgreens and an increase in the outstanding indebtedness for borrowed money of the surviving corporation of the merger and its subsidiaries in excess of 0.75% or more, in the aggregate, as compared to what such amount would have been if the representations and warranties had been true and correct in all respects;

•

the representations and warranties of drugstore.com made in the merger agreement relating to authorization, certain material contracts and the capitalization of the subsidiaries of drugstore.com must be true and correct in all material respects when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the other representations and warranties of drugstore.com made in the merger agreement must be true and correct on the date of the merger agreement and as of the closing date (except to the extent expressly made as of such date, in which case as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect or similar qualification set forth therein) does not have, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•

drugstore.com must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

•	Walgreens must have received a certificate signed on behalf of drugstore.com by an executive officer as to the satisfaction of the conditions described in the preceding four bullets;

•

since the date of the merger agreement, there shall not have been any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect that is continuing;

•

no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment order or decree (whether temporary, preliminary or permanent) that is in effect that, individually or in the aggregate requires a Burdensome Action (which definition is described in “The Merger Agreement—Reasonable Best Efforts”); and

•

no action shall have been overtly threatened in writing or commenced and be pending by any governmental entity of competent jurisdiction wherein a judgment would, individually or in the aggregate, with other such judgments that have been entered, or that are being sought, by a governmental entity or have been so overtly threatened in writing to be sought by a governmental entity, have or would reasonably be expected to (i) restrain, enjoin or otherwise prohibit or make illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement, or (ii) have the effect described in the immediately preceding bullet.

Conditions to drugstore.com’s Obligations. The obligation of drugstore.com to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of Walgreens and Merger Sub made in the merger agreement with respect to authority must be true and correct in all respects as of the date of the merger agreement and at and as of the closing date (except to the extent expressly made as of such date, in which case as of such date);

•

the other representations and warranties of Walgreens and Merger Sub made in the merger agreement must be true and correct on the date of the merger agreement and as of the closing date (except to the extent expressly made as of such date, in which case as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect or similar qualification set forth therein) does not have, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (which definition is described in “The Merger Agreement—Representations and Warranties”);

•

Walgreens and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date; and

•

drugstore.com must have received a certificate signed on behalf of Walgreens and Merger Sub by an authorized officer of Walgreens and Merger Sub as to the satisfaction of the conditions described in the preceding three bullets.

No Solicitations (Page [•])

drugstore.com agreed to cease immediately upon signing the merger agreement and cause to be terminated all existing discussions or negotiations with any person with respect to any actual or potential acquisition proposal (as defined in “The Merger Agreement—No Solicitations”). In addition, under the merger agreement, drugstore.com has agreed that it will not, and will cause its subsidiaries not to, and will not authorize or knowingly permit its and its subsidiaries’ representatives to, among other things, (i) solicit, initiate, knowingly encourage or knowingly induce or knowingly facilitate any actual or potential acquisition proposal, (ii) furnish any non-public information to any person in connection with or in response to an actual or potential acquisition proposal, (iii) engage in discussions or negotiations with any person with respect to any actual or potential acquisition proposal, (iv) approve, endorse or recommend any actual or potential acquisition, (v) make or authorize any public statement, recommendation or solicitation in support of any actual or potential acquisition proposal or (vi) enter into any letter of intent or agreement in principle or contract providing for, relating to or in connection with any actual or potential acquisition (other than a confidentiality agreement in certain circumstances). The parties agreed that any breach of the non-solicitation provisions of the merger agreement by any drugstore.com subsidiary or any representative of drugstore.com or any drugstore.com subsidiary would be deemed a breach by drugstore.com. However, without limiting the terms described in “The Merger Agreement—No Solicitations,” the parties further agreed that such a deemed breach by a representative who is not an officer, director or employee of drugstore.com will not be considered for purposes of certain of Walgreens’s termination provisions unless one or more of drugstore.com’s officers or directors has directly or indirectly authorized or directed or knowingly permitted the representative to take or not take such action or any similar action.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by drugstore.com’s stockholders, in response to a bona fide unsolicited written acquisition proposal made after the date of the merger agreement, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the drugstore.com board of directors determines in good faith (after consultation with outside counsel and financial advisors) constitutes or could reasonably be expected to lead to, a superior proposal (as defined in “The Merger Agreement—No Solicitations”), drugstore.com may (i) furnish information to the person making the acquisition proposal pursuant to a confidentiality agreement, provided that all non-public information previously has been, or is substantially concurrently, made available to Walgreens (ii) participate in discussions or negotiations with the person making such acquisition proposal, but in each case under the preceding clauses (i) and (ii), only if the drugstore.com board of directors determines in good faith (after consultation with outside counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of drugstore.com under applicable law.

The merger agreement requires drugstore.com to promptly (and in any event within 36 hours) advise Walgreens in writing of the receipt of any actual or potential acquisition proposal received prior to the effective time of the merger and keep Walgreens informed, on a reasonably current basis, of the status of any such actual or potential acquisition proposal, including providing Walgreens copies of any material correspondence and proposed agreements to effect such acquisition proposal.

Termination of the Merger Agreement (Page [•])

drugstore.com and Walgreens may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Walgreens or drugstore.com may terminate the merger agreement before the consummation of the merger if:

•

any court or other governmental entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree, or taken any other action that permanently restrains, enjoins, prohibits or makes illegal the consummation of the merger and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of such judgment, order, injunction, rule, decree or other action;

•

stockholder approval of adoption of the merger agreement is not obtained at the special meeting (or any adjournment or postponement thereof); provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of the failure to obtain the foregoing; or

•

the merger is not consummated by November 24, 2011 (which we refer to as the outside date); provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of the failure of the consummate the merger prior to the outside date.

Walgreens may also terminate the merger agreement if:

•

there is an inaccuracy in drugstore.com’s representations or warranties in the merger agreement or drugstore.com breaches its covenants in the merger agreement, in either case such that the conditions set forth in any of the first four bullet points under “The Merger Agreement—Conditions to the Merger—Conditions to Walgreens’s and Merger Sub’s Obligations” would not be satisfied, and such inaccuracy or breach is not cured within 30 days after notice thereof (or, if less, the number of calendar days remaining until the outside date); provided, that the termination right described in this bullet point will not be available to Walgreens or Merger Sub if either are then in material breach of any of their representations, warranties, covenants or agreements set forth in the merger agreement;

•

(i) the drugstore.com board of directors or any committee thereof has effected or permitted an adverse recommendation change (as defined in “The Merger Agreement—drugstore.com Board Recommendation) or adopted, approved or publicly endorsed, declared advisable or recommended to the drugstore.com stockholders an acquisition proposal other than the merger or permitted drugstore.com or any of its subsidiaries to enter into an alternative acquisition agreement, (ii) drugstore.com’s board of directors fails to publicly reaffirm its recommendation that its stockholders approve adoption of the merger agreement within ten business days of receipt of a written request by Walgreens to do so following the public announcement of an acquisition proposal or recommend against a competing tender or exchange offer for 10% of more of the outstanding shares of drugstore.com common stock after commencement of such offer or (iii) drugstore.com fails to include in this proxy statement the drugstore.com board’s determination that the merger agreement is advisable and in the best interests of drugstore.com and its stockholders or recommendation that stockholders adopt the merger agreement or includes in this proxy statement any proposal to vote upon or consider any other acquisition proposal; or

•

drugstore.com breaches in any material respect (other than an unintentional breach that cannot be cured within five days) its obligations under the non-solicitation and board recommendation provisions of the merger agreement and has not cured such breach within five days written notice from Walgreens.

drugstore.com may also terminate the merger agreement:

•

if there is an inaccuracy in Walgreens’s or Merger Sub’s representations in the merger agreement or Walgreens or Merger Sub breaches its covenants in the merger agreement, in either case such that the conditions set forth in “The Merger Agreement—Conditions to the Merger—Conditions to drugstore.com’s Obligations” would not be satisfied, and such inaccuracy or breach is not cured within 30 days after notice thereof (or, if less, the number of calendar days remaining until the outside date); provided, that the termination right described in this bullet point will not be available to drugstore.com if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

prior to receipt of approval of the adoption of the merger agreement by drugstore.com’s stockholders, if the drugstore.com board of directors effects an adverse recommendation change in accordance with the terms of the merger agreement in connection with its acceptance of a superior proposal; provided, that concurrently with such termination, drugstore.com enters into an acquisition agreement relating to such superior proposal and pays the termination fee described under “The Merger Agreement—Termination Fees and Expenses” below.

If the merger agreement is terminated, it will become void and of no effect, without any liability or other obligation on the part of Walgreens, Merger Sub, drugstore.com or their respective officers, directors, stockholders or affiliates, except for certain provisions relating to confidentiality, public announcements, termination fees and expenses amendments, supplements, extension of time and waivers and general provisions. No such termination will relieve any party from liability for any deliberate, willful and knowing breach of its covenants or agreements set forth in the merger agreement or for fraud.

Termination Fees and Expenses (Page [•])

drugstore.com has agreed to pay Walgreens a termination fee of $15.031 million in the event that the merger agreement is terminated:

•

by Walgreens or drugstore.com (i) following the outside date pursuant to the provisions described in the third bullet point in the first paragraph under “The Merger Agreement—Termination of the Merger Agreement” above or (ii) by Walgreens for a breach of representation, warranty or covenant pursuant to the provisions described in the first bullet point in the second paragraph under “The Merger Agreement—Termination of the Merger Agreement,” in each case if an acquisition proposal (or the intention to make an acquisition proposal if the merger agreement were not in effect or were terminated) is publicly disclosed or is otherwise communicated to any officer or director of drugstore.com or the drugstore.com board of directors or any committee thereof and, in the case of the first and second bullet below, not withdrawn at least 5 business days prior to the outside date or breach giving rise to the right of termination and:

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal with a per share value equal to or greater than the merger consideration, such fee to be paid on the same day as the agreement is entered into or the recommendation is made;

•

concurrently with the termination or within 12 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal; or

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, an acquisition proposal with a per share value equal to or greater than the per share merger consideration with the person who made the acquisition proposal described above or any controlled affiliate of such person and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal.

•

by Walgreens or drugstore.com for failure to obtain drugstore.com stockholder approval pursuant to the provisions described in the second bullet point in the first paragraph under “The Merger Agreement—Termination of the Merger Agreement,” if an acquisition proposal (or the intention to make an acquisition proposal if the merger agreement were not in effect or were terminated) is publicly disclosed or becomes known to the holders of 30% or more of the shares of drugstore.com common stock and, in the case of the first and second bullet below, has not been withdrawn at least 11 business days prior to date of the special meeting and:

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal with a per share value equal to or greater than the per share merger consideration, such fee to be paid on the same day as the recommendation is entered into or the recommendation is made;

•

concurrently with the termination or within 12 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal; or

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, an acquisition proposal with a per share value equal to or greater than the merger consideration with the person who made the acquisition described above or any controlled affiliate of such person and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal.

•

by Walgreens pursuant to the provisions described in the second and third bullet points in the second paragraph under “The Merger Agreement—Termination of the Merger Agreement” above, such fee to be paid within two business days after such termination.

•

by drugstore.com pursuant to the provisions described in second bullet point in the third paragraph under “The Merger Agreement—Termination of the Merger Agreement” above, such fee to be paid prior to and as a condition of such termination.

For purposes of the first and second bullet points above only, all references to 15% and 85% in the definition of “acquisition proposal” will be references to 50.1% and 49.9%, respectively.

The parties acknowledged in the merger agreement that the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Walgreens and Merger Sub would not have entered into the merger agreement. If drugstore.com fails to pay the foregoing fees to Walgreens when due and commences a suit that results in a judgment for all or a portion of the fee, drugstore.com will pay interest on the unpaid amount at the prime rate in effect on the date such payment was required to be made plus 3% per annum.

Except as expressly set forth in the merger agreement and described above, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be borne by the party incurring such expenses, whether or not the merger is consummated.

Regulatory Approvals (Page [•])

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by drugstore.com and Walgreens and the applicable waiting period has expired or been terminated. On April 6, 2011, drugstore.com and Walgreens filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

Pursuant to the New Jersey Industrial Site Remediation Act and corresponding regulations, which we refer to as ISRA, certain steps must be taken and documents filed with the New Jersey Department of Environmental Protection, or the NJDEP, to consummate the merger. Promptly following the date of the merger agreement, drugstore.com was required to commence, and commenced actions necessary to comply with or establish an exception under ISRA for the merger, including, as appropriate, making any required notifications in a timely manner, hiring a licensed site remediation professional, filing a general information notice with the NJDEP, and promptly commencing a preliminary site assessment.

Consummation of the Merger

We currently expect the merger to be completed by the end of June 2011. However, we cannot predict the exact timing of the consummation of the merger or whether the merger will be consummated. In order to consummate the merger, drugstore.com’s stockholders must adopt the merger agreement and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock (Page [•])

The merger consideration of $3.80 per share to be received by drugstore.com stockholders represents a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 22, 2011, the trading day prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens, a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 16, 2011, the trading day one week prior the day the board of directors of drugstore.com approved the proposed transaction with Walgreens and a premium of approximately 93% over the closing price of drugstore.com common stock on the NASDAQ Global Market on February 23, 2011, the trading day one month prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens.

The closing sale price of a share of drugstore.com common stock on the NASDAQ Global Market on April 12, 2011 was $3.84. You are encouraged to obtain current market quotations for drugstore.com common stock in connection with voting your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Certain Financial Cases,” “Regulatory Approvals,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on drugstore.com’s business relationships, operating results and business generally;

•	the retention of certain key employees at drugstore.com;

•	the outcome of any legal proceedings that have been or may be instituted against drugstore.com related to the merger and the merger agreement;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the adoption of the merger agreement by drugstore.com’s stockholders or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, if at all;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	drugstore.com’s and Walgreens’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in drugstore.com’s annual report on Form 10-K for the fiscal year ended January 2, 2011, filed with the Securities and Exchange Commission, which we refer to herein as the SEC, on March 18, 2011, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information.” Many of the factors that will determine drugstore.com’s future results are beyond drugstore.com’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent drugstore.com’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to drugstore.com’s stockholders as part of the solicitation of proxies by the drugstore.com board of directors for use at the special meeting to be held on [•], 2011, starting at [•] a.m. Pacific Time, at [•], or at any postponement or adjournment thereof. The purpose of the special meeting is for drugstore.com’s stockholders to consider and vote on adoption of the merger agreement and to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement. If drugstore.com’s stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

Our board of directors has fixed the close of business on [•], 2011 as the record date for the special meeting, and only holders of record of drugstore.com common stock on the record date are entitled to vote at the special meeting. As of the close of business on [•], 2011, there were [•] shares of drugstore.com common stock outstanding and entitled to vote. Each share of drugstore.com common stock entitles its holder to one vote on all matters properly coming before the special meeting.

The holders of a majority of the shares of drugstore.com common stock issued, outstanding and entitled to vote at the special meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of drugstore.com common stock held by stockholders present in person or represented at the special meeting but not voted, including shares of drugstore.com common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of drugstore.com common stock entitled to vote on the merger agreement. Therefore, if you abstain or fail to vote, it will have the same effect as a vote against the adoption of the merger agreement.

The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, requires the affirmative vote of a majority of the votes cast (or if stockholders representing a quorum fail to attend the special meeting, the chairman of the meeting or the holders of a majority of the shares of drugstore.com common stock present in person or represented by proxy at the special meeting may adjourn the special meeting). Therefore, if you abstain, it will have the same effect as a vote against the adoption of the proposal to adjourn the special meeting and if you fail to vote, it will have no effect on the outcome of the proposal.

As of the close of business on the record date, drugstore.com’s directors and executive officers held and are entitled to vote, in the aggregate, approximately [•] shares of drugstore.com common stock, representing less than [•]% of drugstore.com’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of drugstore.com common stock and you submit a proxy by telephone or via the Internet or by returning a signed and dated proxy card by mail that is received by drugstore.com before the date of or at the special meeting, your shares will be voted at the special meeting as you indicate. If you give your proxy without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement, and in accordance with the judgment of the proxy holders on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote. We are currently not aware of any other business to come before the special meeting.

If your shares of drugstore.com common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of drugstore.com common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because it is expected that brokers and other nominees will not have discretionary authority to vote on either proposal, drugstore.com anticipates that there will not be any broker non-votes in connection with either proposal. If your broker or other nominee holds your shares of drugstore.com common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the simple directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Proxies received by drugstore.com at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting. If you are a stockholder of record of shares of drugstore.com common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

Any holder of record of drugstore.com common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to drugstore.com’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of drugstore.com common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

If you are a “street name” holder of drugstore.com common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

drugstore.com, inc.

411 108th Avenue NE, Suite 1400

Bellevue, Washington 98004

Attn: Corporate Secretary

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed in certain circumstances. drugstore.com may postpone or adjourn the special meeting if: (i) on the date of the special meeting, the Company has not received proxies representing a sufficient number of shares of common stock of drugstore.com to conduct business at the meeting or to obtain the adoption of the merger agreement by the holders of at least a majority of the outstanding drugstore.com common stock entitled to vote on the merger agreement, whether or not a quorum is present; (ii) required by applicable law; or (iii) drugstore.com is negotiating with a third party with respect to an acquisition proposal in accordance with the requirements regarding negotitating acquisition proposals in the merger agreement and has delivered or reasonably expects that it will deliver a notice of a superior proposal or the special meeting is reasonably expected to occur during, or within two business days following, a notice period with respect to a superior proposal. In such circumstances, drugstore.com must consult with Walgreens prior to making such adjournment or postponement and is required to make such adjournment or postponement for the period described below under “The Special Meeting—Adjournments and Postponements” beginning on page [•].

drugstore.com has also agreed to adjourn or postpone the special meeting at the request of Walgreens for up to ten business days if an acquisition proposal has been publicly made or disclosed or has become known to the drugstore.com stockholders (other than its officers and directors) and has not been withdrawn or drugstore.com has delivered a notice of superior proposal and the special meeting would reasonably be expected to occur within ten business days after the expiration of the notice period; provided, however, that if such adjournment or postponement would result in the special meeting occurring less than 5 business days prior to November 24, 2011, then the Company shall only be required to adjourn or postpone the meeting to a date 5 business days prior to November 24, 2011.

Any signed proxies received by drugstore.com prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment of the special meeting, if necessary or appropriate. The affirmative vote of a majority of the votes cast is required to adjourn the special meeting under circumstances in which stockholders are asked to vote upon the adjournment of the special meeting.

Any adjournment or postponement of the special meeting will allow drugstore.com’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting for a fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of drugstore.com common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. The expense of the solicitation of proxies will be borne by drugstore.com.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at toll-free at (888) 750-5834 if you are a stockholder and (212) 750-5833 if you are a bank or broker, or by mail at Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting. See “Where You Can Find More Information” for more information regarding where you may request any of the documents incorporated by reference in this proxy statement or other information concerning drugstore.com.

THE COMPANIES

drugstore.com

drugstore.com, inc., a Delaware corporation, is a leading online retailer of health, beauty, clinical skincare, and vision products. drugstore.com’s mission is to help people lead healthier and more beautiful lives. drugstore.com’s principal executive offices are located at 411 108th Avenue, NE, Suite 1400, Bellevue, WA 98004, and its telephone number is (425) 372-3200. See also “Where You Can Find More Information.” drugstore.com common stock is publicly traded on the NASDAQ Global Market under the symbol “DSCM.”

Walgreens

Walgreen Co., an Illinois corporation, together with its subsidiaries, operates the largest drugstore chain in the United States. Walgreens provides its customers with convenient, multi-channel access to consumer goods and services, and pharmacy, health, and wellness services in communities across America. Walgreens offers its products and services through drugstores, as well as through mail, by telephone, and via the Internet. Walgreens’s principal executive offices are located at 200 Wilmot Road, Deerfield, Illinois, 60015, and its telephone number is (847) 914-2500. Walgreens common stock is publicly traded on the New York Stock Exchange under the symbol “WAG.”

Dover Subsidiary, Inc.

Dover Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Walgreens, was formed solely for the purpose of facilitating Walgreens’s acquisition of drugstore.com. Dover Subsidiary, Inc. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Dover Subsidiary, Inc. will merge with and into drugstore.com and will cease to exist. Dover Subsidiary, Inc.’s principal executive offices are located at 200 Wilmot Road, Deerfield, Illinois, 60015, and its telephone number is (847) 914-2500.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

As part of the ongoing evaluation of our business, our board of directors and members of our senior management regularly review and assess opportunities to achieve long-term strategic goals, including potential opportunities for business combinations, acquisitions, dispositions, internal restructurings and other strategic alternatives.

In March 2010, representatives of Sonenshine Partners LLC, or Sonenshine Partners, met with representatives of Walgreens to discuss general corporate development topics. Sonenshine Partners was providing advisory services to the vision business of drugstore.com at the time of the March 2010 meeting with Walgreens. However, Sonenshine Partners was not acting as a representative of drugstore.com at the March 2010 meeting with Walgreens, nor was Sonenshine Partners under any instructions to discuss drugstore.com at that meeting. During the course of the meeting, the representatives of Walgreens expressed an interest in developing Walgreens’s online business strategy. The Sonenshine Partners representatives indicated that they had provided financial advisory services to certain online retailers, including drugstore.com, and could try to schedule a meeting between Walgreens and drugstore.com if that were of interest. The Walgreens representatives indicated that they would contact Sonenshine Partners if Walgreens wished to pursue a meeting with drugstore.com. After the meeting, a representative of Walgreens contacted Sonenshine Partners and confirmed Walgreens’s interest in arranging an initial meeting with drugstore.com to learn more about its business.

On May 14, 2010, representatives of Sonenshine Partners met with Dawn Lepore, President, Chief Executive Officer and Chairman of the Board of drugstore.com and other representatives of drugstore.com. At the meeting, the representatives of Sonenshine Partners provided a general overview of the online industry, drugstore.com’s perceived position in the industry and potential strategic alternatives that drugstore.com might consider. The representatives also mentioned their conversation with Walgreens and Walgreens’s interest in meeting with drugstore.com, and offered to schedule an introductory informational meeting between the two companies.

At drugstore.com’s regularly scheduled board meeting on June 14, 2010, Ms. Lepore discussed with drugstore.com’s board of directors Sonenshine Partners’ contact with Walgreens and Sonenshine Partners’ offer to arrange an informational meeting with Walgreens. Following discussion, the board authorized Ms. Lepore to proceed with an informational meeting with Walgreens in order to share information about the company, including its business, operations and results but, based on competitive sensitivities, the board directed Ms. Lepore not to disclose or discuss any nonpublic information at the proposed meeting. Also at the June 14, 2010 board meeting, Ms. Lepore advised the board that she had discussed the Walgreens contact with Allen & Company LLC, or Allen & Co., drugstore.com’s primary financial advisor.

Following the meeting and during the process leading up to the proposed transaction with Walgreens, the board determined to engage both Sonenshine Partners and Allen & Co., as financial advisors to drugstore.com, with Allen & Co. continuing to act as drugstore.com’s primary financial advisor.

In June 2010, with drugstore.com’s consent, representatives of Sonenshine Partners contacted a representative of Walgreens to schedule a meeting between Walgreens and drugstore.com, which the parties agreed would occur on July 16th.

On July 16, 2010, Ms. Lepore, Tracy Wright, Vice President and Chief Finance Officer of drugstore.com, and Yukio Morikubo, Vice President, Strategy and General Counsel of drugstore.com met in

Chicago with representatives of Walgreens, including Wade Miquelon, Chief Financial Officer, Sona Chawla, Senior Vice President, e-Commerce, Bob Zimmerman, Vice President of Corporate Development, Deepika Pandey, Vice President, Online Strategy and Customer Experience, Mark Vainisi and Atul Kavthekar. Representatives of Sonenshine Partners and Allen & Co. also attended the meeting at the request of drugstore.com. During the course of the meeting, Walgreens and drugstore.com discussed their general business strategy and drugstore.com’s management provided a brief overview of drugstore.com’s business. No specific potential strategic transaction was discussed at that time.

On September 14, 2010, at a regularly scheduled board meeting, Ms. Lepore updated drugstore.com’s board of directors regarding the July 2010 meeting with Walgreens. The board meeting also included a review by the board of the company’s three-year plan and specific operational improvements that the company planned to implement in 2011 and 2012. Since the date of the previous regularly scheduled board meeting on June 14, 2010, the company’s stock trading price had declined significantly from a high during such period of $3.53 per share on June 25, 2010 to $1.59 per share on September 13, 2010, the day prior to such board meeting. Members of the board discussed their belief, based on their knowledge of the company’s operations and finances, that at that time, the stock was trading at a price that was not reflective of drugstore.com’s long-term intrinsic value. The board instructed Ms. Lepore that during any further discussions with Walgreens or other potential parties, Ms. Lepore should make it clear that any transaction would need to reflect the company’s long-term intrinsic value.

On September 21, 2010, representatives of Walgreens contacted representatives of Sonenshine Partners and indicated that Walgreens was committed to building its e-commerce/multi-channel business, and indicated that it might be interested in pursuing an acquisition of drugstore.com. Sonenshine Partners’ representatives informed Walgreens that they would relay Walgreens’s interest in pursuing discussions with drugstore.com about a possible acquisition.

On September 24, 2010, representatives of Sonenshine Partners had a telephone conversation with Ms. Lepore and Mr. Morikubo to discuss Walgreens’s indication that it might be interested in pursuing an acquisition of drugstore.com. Ms. Lepore instructed Sonenshine Partners to convey to Walgreens that, while drugstore.com was open to discussions about a possible transaction, any such transaction would need to reflect drugstore.com’s long-term intrinsic value and not just a percentage premium to drugstore.com’s trading price at the time. Following the call, at drugstore.com’s request, the representative of Sonenshine Partners conveyed the message from drugstore.com to the representatives of Walgreens.

On October 4, 2010, a representative of Walgreens contacted representatives of Sonenshine Partners and requested a meeting with additional members of drugstore.com’s management team in Bellevue, Washington. After such contact, a representative of Sonenshine Partners conveyed the meeting request to drugstore.com and assisted with coordinating the meeting in Bellevue, Washington.

On October 28, 2010, drugstore.com’s board of directors held a special meeting to consider the discussions that had taken place with Walgreens. Ms. Lepore briefed the board of directors regarding the recent communications with Walgreens and Walgreens’s interest in pursuing a possible acquisition of drugstore.com. Mr. Morikubo advised the board that, prior to engaging in further discussions with Walgreens, drugstore.com should enter into a confidentially agreement with Walgreens. Following discussion, the board of directors authorized management to continue discussions with Walgreens regarding the potential acquisition of drugstore.com and approved drugstore.com entering into a confidentiality agreement with Walgreens.

Following the board meeting, Mr. Morikubo asked drugstore.com’s outside legal counsel, Wilson Sonsini Goodrich & Rosati, PC, or Wilson Sonsini, to assist in the preparation of a confidentiality agreement for execution by Walgreens and drugstore.com.

On November 17, 2010, to facilitate the further exchange of confidential information in contemplation of a potential acquisition of drugstore.com, drugstore.com entered into a confidentiality agreement with Walgreens, which contained, among other things, terms restricting Walgreens’s ability to solicit drugstore.com employees and purchase drugstore.com stock.

Also on November 17, 2010, representatives of Walgreens, including Messrs. Miquelon, Zimmerman, Kavthekar, Mss. Chawla and Pandey, Miguel Almeida, Vice President, Online Merchandising and Fulfillment, and Abhi Dhar, CTO, Online Technology, met in Bellevue, Washington with Mss. Lepore and Wright, Mr. Morikubo and David Lonczak, drugstore.com’s Vice President and Chief Marketing Officer. Representatives of Sonenshine Partners and Allen & Co. were also present at drugstore.com’s request. Luke Friang, drugstore.com’s then-current Vice President and Chief Information Officer, also briefly attended the meeting. At the meeting, drugstore.com’s management provided Walgreens’s representatives with an operational and financial overview of the company, including the online market segments in which drugstore.com operates and drugstore.com’s various business divisions. At the conclusion of the meeting, the representatives of Walgreens expressed Walgreens’s interest in discussing a potential acquisition of drugstore.com and noted that Walgreens would require negotiations on an exclusive basis.

During the week following the November 17, 2010 meeting in Bellevue, representatives of drugstore.com provided Walgreens with due diligence information regarding drugstore.com’s business that Walgreens had requested in order to perform its preliminary financial assessment regarding a potential transaction.

On November 22, 2010, representatives of Walgreens and Credit Suisse, Walgreens’s financial advisor, had a telephone conversation with representatives of Allen & Co. regarding Walgreens’s potential acquisition of drugstore.com. Walgreens’s representatives indicated that Credit Suisse was assisting Walgreens with its financial assessment of a potential transaction and that Credit Suisse would be in touch with Allen & Co. regarding Walgreens’s preliminary view of valuation.

On November 29, 2010, representatives of Credit Suisse contacted representatives of Allen & Co. and indicated that, based on Walgreens’s preliminary financial assessment, Walgreens was considering making a proposal to acquire drugstore.com at a purchase price of between $3.10 to $3.35 per share in cash.

On November 30, 2010, Mr. Zimmerman and Ms. Chawla contacted Ms. Lepore to discuss the preliminary valuation that Credit Suisse had relayed to Allen & Co. the prior day. Ms. Lepore indicated that she appreciated the proposal, but that she believed the price would not be acceptable to drugstore.com’s board of directors and suggested that Allen & Co. have a further conversation with Credit Suisse.

Also on November 30, 2010, in accordance with drugstore.com’s directives, representatives of Allen & Co. had a telephone conversation with representatives of Credit Suisse and relayed drugstore.com’s feedback regarding Walgreens’s proposed valuation, including drugstore.com’s management’s view that, based on past discussions with and deliberations by the board regarding the company’s valuation, Walgreens’s proposed price range would not be acceptable to the board of directors of drugstore.com.

On December 6, 2010, the board of directors of drugstore.com held a regularly scheduled meeting. At the meeting, Ms. Lepore and representatives of Allen & Co. summarized for the board of directors the discussions with Walgreens and Credit Suisse regarding Walgreens’s proposed acquisition of drugstore.com, including Walgreens’s proposed purchase price range of $3.10 to $3.35 per share. At this meeting, the board reviewed management’s long-range model for the company based in part on the company’s budget for the current year. Allen & Co. also generally discussed with the board Walgreen’s proposed purchase price and certain financial matters relating to drugstore.com. Additionally, the board discussed alternative stand-alone business scenarios for drugstore.com prepared by management. Following this discussion, the board of directors expressed its view that the $3.10 to $3.35 per share range proposed by Walgreens was unacceptable, and authorized Ms. Lepore to convey this position to Walgreens.

On December 7, 2010, Ms. Lepore had a telephone conversation with Mr. Zimmerman during which she explained the position of drugstore.com’s board of directors that Walgreens’s proposed price range of $3.10 to $3.35 per share was unacceptable, and that drugstore.com’s board believed that a higher price per share was necessary.

On December 14, 2010 and again on December 17, 2010, Ms. Lepore and Mr. Zimmerman and certain members of their respective teams continued to discuss Walgreens’s proposed purchase price.

On December 23, 2010, Mr. Zimmerman contacted Ms. Lepore and indicated that Walgreens would be willing to increase its proposed price per share to $3.55 in cash. Ms. Lepore intimated to Mr. Zimmerman that based on the board’s deliberations on December 6th, this proposed price would still likely be viewed as too low, but she indicated that she would share it with the board of directors.

In subsequent discussions between Credit Suisse and Allen & Co., Credit Suisse emphasized on behalf of Walgreens that, while Walgreens might have some ability to increase its price, there was only a small margin within which Walgreens would move.

On January 6, 2011, drugstore.com’s board of directors convened a special meeting to consider Walgreens’s revised proposal. Representatives of management, Allen & Co. and Sonenshine Partners also attended parts of this meeting at drugstore.com’s request. At the meeting, Ms. Lepore and representatives of Allen & Co. summarized for the board the discussions with Walgreens and its representatives since the board’s last meeting on December 6, 2010. The board of directors again discussed management’s long-range model and alternative stand-alone business scenarios for drugstore.com. Following these discussions, the board confirmed its view that the $3.55 per share price that Walgreens proposed was unacceptable, and authorized Ms. Lepore and Allen & Co. to convey this position to Walgreens and Credit Suisse, respectively.

On January 8, 2011, Ms. Lepore contacted Mr. Zimmerman and informed him that drugstore.com’s board of directors would not authorize the company to proceed with a transaction at Walgreens’s proposed purchase price of $3.55 per share. In the course of the discussion, Mr. Zimmerman asked Ms. Lepore if drugstrore.com would let Walgreens know at what price the board would be willing to commit to a period of exclusive negotiations and due diligence. He made it clear that Walgreens was not prepared to significantly increase its proposed purchase price, but believed it might be productive for Walgreens to understand the price at which drugstore.com’s board would be prepared to proceed.

On January 10, 2011, at Walgreens’s request in connection with Walgreens’s evaluation of whether to raise its price, Mss. Lepore and Chawla and Mr. Zimmerman had an initial high-level discussion about Walgreens’s intention, assuming an acquisition of drugstore.com by Walgreens were to occur, to retain management and to maintain drugstore.com’s presence in Bellevue, Washington post-acquisition. No discussions occurred regarding specific individuals, including Ms. Lepore’s role after a potential acquisition.

On January 14, 2011, drugstore.com’s board of directors again convened a special meeting to discuss the status of discussions with Walgreens since the board’s last meeting and to specifically discuss Walgreens’s request for an indicative price per share that would be sufficiently attractive to allow the board of directors to proceed with a period of exclusive negotiations and due diligence with Walgreens. Ms. Lepore reviewed for the board the discussions that had occurred with representatives of Walgreens and representatives of Credit Suisse since the board’s last meeting. She proposed that the board convene a meeting to discuss this matter further, including a discussion of financial matters related to the transaction. Also at the meeting, based on the board members’ knowledge of the industry, the board discussed other parties that it believed would most likely be interested in acquiring drugstore.com, and the board’s belief that, of the potential acquirers of drugstore.com, Walgreens presented one of the strongest strategic fits. The board discussed its belief that, given Walgreens’s strong strategic fit and financial resources, it was unlikely that other potential acquirers would be interested in acquiring drugstore.com at a valuation in excess of what the board of directors believed Walgreens would be willing to offer. Based on this discussion, the board determined that, given the risks to the company of approaching third parties, including the risk of disclosing sensitive information and the risk of a leak regarding the potential transaction, it was premature at that time for the company to approach other potential acquirers that the board believed might not offer a price higher than Walgreens’s.

On January 17, 2011, the board of directors convened a special meeting. Also present at the meeting were representatives of management and Allen & Co. at drugstore.com’s request. At this meeting, the board discussed with management and Allen & Co. Walgreens’s revised proposed purchase price and related financial matters, including management’s projections described under “The Merger —Certain Financial Cases – Financial Cases Provided in December 2010.” After considering such financial information, the board authorized Ms. Lepore to communicate to Walgreens that a price of $3.80 per share would be sufficiently attractive to allow the board to proceed with negotiations and due diligence.

Also at this meeting, based on the board members’ knowledge of the industry, the board of directors discussed with management and Allen & Co. the other parties that the board believed were most likely to be interested in acquiring drugstore.com. The board considered the risks of contacting potential acquirers, including the risk of disclosing competitively sensitive information to such parties and the potential significant adverse effect that a leak or other public disclosure of a potential transaction could have on drugstore.com’s business and operations. The board also considered the risks that an extended delay resulting from contacting potential acquirers could pose to the potential transaction with Walgreens. Against these risks, the board considered the benefits of approaching potential acquirers, including the possibility of gaining insight into whether any of these potential acquirers had an interest in acquiring drugstore.com at a higher price than $3.80 per share. During this discussion, the board considered which potential parties were likely to have both an interest and the financial resources to acquire drugstore.com at a price of at least $3.80 per share. Based on these considerations, the board selected three potential acquirers that drugstore.com would consider contacting. The three parties included an online retailing company, which we refer to herein as Party A, a large pharmacy services company, which we refer to as Party B, and a healthcare company, which we refer to as Party C. During the discussion, Mr. Morikubo advised the board of a contract that drugstore.com previously had entered into with Party C, which provided that prior to entering into an agreement contemplating a change of control of drugstore.com, Party C had the right, subject to Party C entering into a confidentiality agreement with drugstore.com, to conduct due diligence on drugstore.com and to be provided with the same due diligence materials provided to the proposed acquirer of drugstore.com. Following discussion, the board authorized management to contact Parties A, B and C, with assistance as management determined necessary from drugstore.com’s financial advisors, if Walgreens agreed to the proposed purchase price of $3.80 per share.

On January 18, 2011, Ms. Lepore communicated the $3.80 price per share to Mr. Zimmerman.

On January 20, 2011, Mr. Zimmerman contacted Ms. Lepore and asked for some clarification about specific items such as the number of drugstore.com shares outstanding and an estimate of drugstore.com’s likely transaction costs. Ms. Lepore responded with the requested information and apprised the board by email of the status of the discussions with Mr. Zimmerman. Mr. Zimmerman informed Ms. Lepore that there would be an internal meeting on January 21, 2011 and that he would be able to let Ms. Lepore know after that meeting whether or not Walgreens would be prepared to proceed based on the $3.80 per share price.

On January 21, 2011, Mr. Zimmerman informed Ms. Lepore that Walgreens was ready to submit a confidential non-binding indication of interest to drugstore.com reflecting a proposed purchase price of $3.80 per share and reiterated that Walgreens would require drugstore.com to agree to negotiate exclusively with Walgreens if the parties decided to proceed with a transaction.

Also on January 21, 2011, in accordance with the drugstore.com board’s directives, a representative of Allen & Co. contacted Party A to inquire whether Party A would be interested in acquiring drugstore.com. Party A indicated that it would discuss the opportunity internally.

On January 22, 2011, the board of directors of drugstore.com convened another special meeting to discuss the status of discussions with Walgreens and any contacts with Parties A, B and C. Representatives of management, Wilson Sonsini and Allen & Co. also were present at drugstore.com’s request. Ms. Lepore updated the board on her conversations with Mr. Zimmerman and indicated that she was expecting to receive a written proposal early in the coming week. Management also advised the board that, at management’s request, representatives of Allen & Co. had contacted a representative of Party A on Friday, January 21st and that a representative of Sonenshine and Ms. Lepore would contact Party B and Party C, respectively, on Monday, January 24th. Mr. Morikubo then asked representatives of Wilson Sonsini to review with the board of directors the board’s fiduciary duties under Delaware law. In particular, representatives of Wilson Sonsini discussed with the board of directors its fiduciary duties, including the heightened fiduciary duties that apply under Delaware law when a board of directors is considering a sale of the company.

On January 24, 2011, in accordance with the drugstore.com board’s directives, representatives of Sonenshine Partners, contacted Party B to inquire whether it would be interested in acquiring drugstore.com. The representative of Party B indicated that Party B would discuss the opportunity internally.

On January 24, 2011, Ms. Lepore contacted an executive officer at Party C to inquire whether Party C would be interested in acquiring drugstore.com. The representative of Party C indicated that it would discuss the matter internally and reply to Ms. Lepore in the coming days.

On January 24, 2011, a representative of Party A informed Allen & Co. that it was not interested in pursuing a transaction with drugstore.com at that time. Following such discussion, the representative of Allen & Co. relayed to drugstore.com’s management Party A’s response.

Also on January 24, 2011, drugstore.com received a non-binding indication of interest from Walgreens providing for the acquisition of drugstore.com for $3.80 per share in cash. Walgreens’s indication of interest was subject to completion of due diligence, negotiation of definitive agreements, obtaining approval from Walgreens’s board of directors, and drugstore.com providing its reasonable best efforts to assist and cooperate in Walgreens’s efforts to retain key members of drugstore.com’s management team. Walgreens’s indication of interest also stated that Walgreens would only move forward with discussions if

drugstore.com entered into an agreement to negotiate exclusively with Walgreens for 45 days from the date on which Walgreens commenced due diligence and included a proposed exclusivity agreement.

On January 25, 2011, drugstore.com’s board of directors held a special meeting to consider Walgreens’s indication of interest and receive an update on the status of discussions with Parties A, B and C. Representatives of management, Wilson Sonsini, and Allen & Co. also attended this meeting at drugstore.com’s request. At the meeting, the board of directors discussed the terms of the indication of interest proposed by Walgreens, including the proposed exclusivity provisions. The representatives of Wilson Sonsini advised the board regarding the terms of the exclusivity agreement as proposed by Walgreens, including the restrictions that drugstore.com and the board would be subject to during the exclusivity period. The representatives of Wilson Sonsini also reviewed with the board its fiduciary duties under Delaware law. The board of directors discussed with the representatives of Wilson Sonsini the terms of the likely non-solicitation provisions that would be included in any definitive agreement to acquire drugstore.com (including the ability of drugstore.com to negotiate and accept an unsolicited superior transaction proposal), the amount of the termination fee that might be payable as a condition to accepting a superior transaction proposal from another company after entering into a definitive agreement with Walgreens, and the related effects of these provisions on drugstore.com’s ability to consider and respond to an alternative acquisition proposal following the execution of a definitive agreement with drugstore.com. At the meeting, the representatives of Allen & Co. informed the board that, on January 24, 2011, Party A had indicated that it was not interested in pursuing a transaction with drugstore.com at that time. Management also updated the board regarding the contacts that had been made with Parties B and C. Following discussion, the board of directors authorized management to negotiate the terms of the proposed exclusivity agreement with Walgreens. The board instructed management regarding the term of the exclusivity period to propose in the revised draft. The board also instructed management to include a term in the exclusivity agreement that would require that any definitive agreement contain a “go shop” provision that would permit drugstore.com’s board to solicit alternative acquisition proposals for a period following the execution of the definitive agreement, and to provide that the definitive agreement would include a termination fee towards the lower-end of the customary range based on similar transactions.

On January 26, 2011, a representative of Party C indicated to Ms. Lepore that it was not interested in pursuing a transaction with drugstore.com at that time.

Also on January 26, 2011, a representative of Wilson Sonsini and management of drugstore.com revised the proposed indication of interest and exclusivity agreement to reflect the terms authorized by drugstore.com’s board of directors, which were subsequently sent to Walgreens, including a statement that the definitive agreement would include a “go shop” provision and a termination fee in connection with such “go shop” provision equal to 2% of the equity value of the company. drugstore.com also began preparing an electronic data room of due diligence materials.

On January 27, 2011, representatives of Credit Suisse contacted a representative of Allen & Co. and indicated that Walgreens’s proposed price of $3.80 per share was conditioned on Walgreens being given a 45-day exclusivity period as well as the definitive agreement containing a non-solicitation provision without a “go shop” provision. Later that day, the representative of Credit Suisse delivered on Walgreens’s behalf a revised draft of the indication of interest and exclusivity agreement reflecting such terms.

On January 28, 2011, drugstore.com’s board of directors held a special board meeting to consider the revised indication of interest received from Walgreens and to receive an update on the status of discussion with Parties B and C. Representatives of management, Wilson Sonsini, and Allen & Co. also attended this meeting at drugstore.com’s request. At the meeting, the board discussed the terms of Walgreens’s revised indication of interest. The representatives of Allen & Co. updated the board regarding their discussions with Credit Suisse. Management advised the board that Party C had indicated that it was not interested in pursuing a transaction with drugstore.com and updated the board that Party B had not indicated whether it would be interested in the acquisition of drugstore.com. The board of directors also discussed its fiduciary duties under Delaware law with the representatives of Wilson Sonsini. Following discussion, based on Walgreens’s position regarding the terms that had been proposed, the board of directors accepted the removal of the “go shop” provision, and instructed management to continue to negotiate the exclusivity agreement.

Over the course of the following days, management of drugstore.com and representatives of Wilson Sonsini further negotiated the terms of the exclusivity agreement with Sidley Austin LLP, Walgreens’s outside legal counsel, or Sidley Austin. The negotiations addressed, in part, an exception to the exclusivity obligations of drugstore.com to allow it to provide Party C with a notice and the right to conduct due diligence on drugstore.com as required pursuant to drugstore.com’s pre-existing contractual obligations with Party C.

On January 30, 2011, drugstore.com’s board of directors held a special meeting to consider the terms of the indication of interest from Walgreens and the related exclusivity agreement and receive an update on the status of discussions with Party B. Representatives of management and Wilson Sonsini also attended this meeting at drugstore.com’s request. At the meeting, management updated the board regarding the discussions with Walgreens on the proposed exclusivity agreement. Management also advised the board that it had not yet heard from Party B as to whether it would be interested in exploring an acquisition of drugstore.com. Following discussion, the board of directors authorized management to continue negotiations with Walgreens regarding the terms of the proposed exclusivity agreement.

On February 3, 2011, a representative of Party B indicated to Sonenshine Partners that Party B was not interested in pursuing a transaction with drugstore.com.

Also on February 3, 2011, drugstore.com’s board of directors held a special meeting to consider the transaction with Walgreens and the terms of the related exclusivity agreement. Representatives of management, Wilson Sonsini, and Allen & Co. also attended this meeting at drugstore.com’s request. At the meeting, Ms. Lepore discussed with the board of directors Walgreens’s proposal to acquire drugstore.com as outlined in its indication of interest. Management also advised the board that Party B had indicated that it was not interested in pursuing a transaction with drugstore.com. Following such discussion, representatives of Wilson Sonsini advised the board regarding the open terms in the exclusivity agreement, including the proposed term of the exclusivity period and the termination fee that would be included in the definitive agreement. The board of directors discussed with the representatives of Wilson Sonsini the board’s fiduciary duties under Delaware law and the substance and process of the deliberations by the board in response to Walgreens’s proposed initial acquisition price and increased price as reflected in Walgreens’s indication of interest. The board also discussed the alternatives available to it to secure the best value for drugstore.com’s stockholders. The board considered the fact that Walgreens was requesting a period of exclusive negotiations and had reiterated that it would not proceed with further discussions with drugstore.com without entering in to an exclusivity agreement. After discussion of these matters and based on Walgreens’s increased purchase price of $3.80 per share in cash, the responses that the company had received from Parties A, B and C regarding a potential acquisition of drugstore.com, and the board’s belief that it was unlikely that another party would be willing and able to execute a transaction on terms more favorable to drugstore.com than the Walgreens proposal, the board concluded that pursuing the transaction with Walgreens was the best available means of maximizing stockholder value, taking into account risks of execution as well as business, competitive, industry and market risks. The board then authorized management to finalize and execute the exclusivity agreement, with an exclusivity period of up to 40 days and a termination fee to be included in the definitive agreement of up to 3.5% of stockholder equity value.

Following the discussion, management of drugstore.com and representatives of Wilson Sonsini finalized the terms of the exclusivity agreement based on the instructions from the drugstore.com board and the parties entered into an exclusivity agreement on February 4, 2011. Pursuant to the exclusivity agreement, drugstore.com was not permitted to negotiate with any other party through March 17, 2010. The exclusivity agreement provided that, at a time to be agreed to by Walgreens, drugstore.com could provide Party C with a notice and the right to conduct due diligence on drugstore.com during the exclusivity period pursuant to drugstore.com’s pre-existing contractual obligations with Party C, but restricted drugstore.com’s ability to otherwise solicit or participate in discussions with Party C during the exclusivity period.

On February 5, 2011, drugstore.com granted Walgreens’s representatives and outside advisors access to an electronic data room containing drugstore.com due diligence materials, and Walgreens and its outside advisors commenced their in-depth due diligence investigation.

During the weeks following February 5, 2011, drugstore.com’s senior management team held due diligence sessions with representatives of Walgreens.

On February 18, 2011, representatives of Sidley Austin delivered a draft merger agreement to representatives of Wilson Sonsini.

On February 19, 2011, the board of directors held a special meeting to review and consider the status of discussions with Walgreens. Members of management reported on the status of negotiations with Walgreens. Management also reviewed with the board drugstore.com’s contractual obligations to provide Party C a notice and the opportunity to conduct due diligence before entering into the definitive merger agreement, which previously had been discussed with the board. Following discussion, the board authorized management to continue negotiations with Walgreens and to provide the required notice to Party C.

Also on February 19, 2011, Mss. Lepore and Chawla and Mr. Zimmerman discussed the retention of specific executive officers (other than Ms. Lepore) of drugstore.com post-acquisition, including such individuals’ proposed roles within drugstore.com and potential retention terms to be offered to such individuals upon consummation of the transaction.

On March 1, 2011, representatives of Wilson Sonsini transmitted a revised draft of the merger agreement to representatives of Sidley Austin.

On March 3, 2011, drugstore.com delivered a letter to Party C advising Party C that, pursuant to drugstore.com’s pre-existing contract with Party C, drugstore.com would provide to Party C due diligence materials on drugstore.com once Party C entered into a confidentiality agreement as contemplated by the contract between the parties. The letter indicated that, pursuant to the terms of such contract, the due diligence period would end 14 days following the date of the letter, which was March 17, 2011.

During the second week of March 2011, Mr. Vainisi contacted Mr. Morikubo regarding the timing of the transaction. Given the status of the negotiations on the merger agreement and Walgreens’s due diligence efforts, Mr. Vainisi expressed concern that the parties would be unable to finalize the merger agreement and the due diligence process prior to the expiration of the exclusivity period on March 17, 2011.

On March 7, 2011, Party C requested access to the due diligence materials of drugstore.com pursuant to Party C’s pre-existing contractual rights. On March 8, 2011, drugstore.com delivered a draft confidentiality agreement to Party C. On March 11, 2011, Party C and drugstore.com entered into the confidentiality agreement and, on March 14, 2011, Party C was provided access to the due diligence materials that had been made available to Walgreens. Apart from requesting access to the due diligence materials provided to Walgreens and negotiating the confidentiality agreement discussed above, Party C did not make any further contacts with drugstore.com regarding a potential acquisition of drugstore.com.

On March 9, 2011, the board of directors held a regularly scheduled meeting. At the meeting, management updated the board regarding the status of the negotiations with Walgreens. Mr. Morikubo then discussed the progress that had been made with Walgreens during negotiations over the prior week, and Walgreens’s desire to extend the exclusivity period. At this meeting, management advised the board that Party C had been provided the notice of its right to conduct due diligence. The board of directors considered the risks of not agreeing to an extension, including the possibility that Walgreens would suspend or discontinue negotiations. Following such discussion, the board approved a limited extension of the exclusivity agreement with Walgreens from March 17, 2011 to March 24, 2011 and instructed management and drugstore.com’s representatives to engage in further discussions with Walgreens and its representatives regarding a possible acquisition.

On March 11, 2011, representatives of Sidley Austin transmitted a revised draft of the merger agreement to representatives of Wilson Sonsini. On March 13, 2011, representatives of Wilson Sonsini and Sidley Austin engaged in detailed discussions regarding the terms of the merger agreement.

On March 15, 2011, members of management from Walgreens and drugstore.com as well as representatives of Wilson Sonsini and Sidley Austin held a telephone conference call to further discuss the open terms in the merger agreement. The negotiations regarding the merger agreement centered on provisions related to the conditions of Walgreens’s obligation to close the proposed merger, the ability of drugstore.com’s board of directors to discharge its fiduciary duties in order to accept an unsolicited superior proposal, the circumstances under which Walgreens would be permitted to terminate the merger agreement, and the circumstances under which Walgreens would receive a termination fee.

Following such negotiations, on March 16, 2011, representatives of Wilson Sonsini transmitted a revised draft of the merger agreement to representatives of Sidley Austin.

On March 17, 2011, at Walgreens’s request, drugstore.com extended the period during which drugstore.com would negotiate exclusively with Walgreens through March 24, 2011.

On March 19, 2011, representatives of Sidley Austin delivered a revised draft of the merger agreement to representatives of Wilson Sonsini and, on March 20, 2011, members of management of Walgreens and drugstore.com as well as representatives of Wilson Sonsini and Sidley Austin held a conference call to further discuss the remaining open terms in the merger agreement.

Also on March 19, 2011, Mss. Lepore and Chawla discussed in greater detail retention plans with respect to specific executive officers of drugstore.com other than Ms. Lepore. A general discussion occurred between them regarding the possible duration of a transition period for Ms. Lepore, but nothing specific was agreed upon.

On March 21, 2011, representatives of Wilson Sonsini transmitted a further revised draft of the merger agreement to representatives of Sidley Austin.

Also on March 21, 2011, drugstore.com’s board of directors held a special meeting to review and consider the status of, and open items relating to, Walgreens’s potential acquisition of drugstore.com. Representatives of management, Wilson Sonsini and Allen & Co. attended this meeting at drugstore.com’s request. Ms. Lepore and Mr. Morikubo provided the board with an update on the current status of negotiations with Walgreens. Representatives of Wilson Sonsini provided a detailed review of the board’s fiduciary duties in connection with considering and approving the proposed acquisition of drugstore.com. At this meeting, the board discussed with management and Allen & Co. financial matters relating to drugstore.com, including management’s projections described under “The Merger —Certain Financial Cases – Financial Cases Provided in March 2011,” and financial aspects of the proposed acquisition of drugstore.com by Walgreens. Representatives of Wilson Sonsini then reviewed with the board the status of negotiations on the merger agreement and provided a detailed review of the terms of the merger agreement, including the closing conditions, the limitations on the board’s ability to pursue alternative transactions and the process for the board to negotiate and accept an unsolicited superior proposal, as well as the termination provisions and termination fee provided for in the merger agreement. Following discussion, the board instructed management to continue discussions with Walgreens.

From March 21, 2011 to March 23, 2011, representatives of Wilson Sonsini and Sidley Austin engaged in negotiations regarding the remaining unresolved terms of the merger agreement.

On March 23, 2011, drugstore.com’s board of directors held another special meeting to consider the proposed acquisition of drugstore.com by Walgreens. Representatives of management, Wilson Sonsini and Allen & Co. also participated in this meeting. Representatives of Wilson Sonsini provided an overview of the board’s fiduciary duties and an update regarding the terms of the merger agreement. Allen & Co. reviewed with drugstore.com’s board of directors its financial analysis of the $3.80 per share cash consideration and rendered to drugstore.com’s board an oral opinion, confirmed by delivery of a written opinion, dated March 23, 2011, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $3.80 per share cash consideration to be received in the merger by holders of drugstore.com common stock was fair, from a financial point of view, to such holders of drugstore.com common stock. Given that Allen & Co. was drugstore.com’s primary financial advisor in the transaction, the board did not believe it was necessary to request that Sonenshine Partners participate in the meeting or provide an opinion regarding the proposed transaction with Walgreens. After considering the factors described below in “The Merger—Reasons for the Merger,” and having received no further communications from Party C, the board of directors determined it was in the best interests of drugstore.com and its stockholders to enter into the merger agreement with Walgreens. Accordingly, the board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of and fair to drugstore.com and its stockholders, (ii) authorized and approved in all respects the merger agreement and authorized and directed the management of drugstore.com to execute the merger agreement and (iii) resolved to recommend that the stockholders of drugstore.com adopt the merger agreement at a special meeting of stockholders.

After the board meeting adjourned, the parties finalized the merger agreement and related documents and executed and delivered the merger agreement on March 23, 2011.

On March 24, 2011, before the U.S. stock markets opened, Walgreens and drugstore.com jointly announced the transaction.

Reasons for the Merger; Recommendation of the drugstore.com Board of Directors

The drugstore.com board of directors has unanimously (i) determined that the merger is fair to and in the best interests of drugstore.com and its stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement, and (iii) resolved to recommend that drugstore.com’s stockholders vote in favor of adoption of the merger agreement.

In evaluating the merger agreement and the transactions contemplated thereby, our board consulted with drugstore.com’s senior management and outside legal and financial advisors. In reaching its determination to recommend that drugstore.com’s stockholders vote in favor of adoption of the merger agreement, the board of directors considered a number of factors. The following is a summary of the material factors that supported this decision:

•

Operating and Financial Condition of drugstore.com — The board of directors’ knowledge of drugstore.com’s business, financial performance and condition, operations, technology and competitive position; the financial condition, results of operations, business and strategic objectives of drugstore.com; and the current financial market conditions and historical market prices, volatility and trading information with respect to drugstore.com’s common stock.

•

Available Alternatives — The strategic alternatives to a sale of the company available to drugstore.com (including continuing to operate drugstore.com as a standalone public company), the range of potential benefits to drugstore.com stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as our board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for drugstore.com to create greater value for its stockholders, taking into account risks of execution as well as business, competitive, industry and market risks.

•

Premium Price — The merger consideration of $3.80 per share to be received by drugstore.com stockholders represents a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 22, 2011, the trading day prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens, a premium of approximately 111% over the closing price of drugstore.com common stock on the NASDAQ Global Market on March 16, 2011, the trading day one week prior the day the board of directors of drugstore.com approved the proposed transaction with Walgreens and a premium of approximately 93% over the closing price of drugstore.com common stock on the NASDAQ Global Market on February 23, 2011, the trading day one month prior to the day the board of directors of drugstore.com approved the proposed transaction with Walgreens.

•	All Cash Consideration — The merger consideration consists solely of cash, which provides certainty of value to our stockholders.

•	No Financing Condition — Walgreens has represented in the merger agreement that it has sufficient funds to pay the merger consideration.

•

Walgreens’s Reputation — The business reputation of Walgreens and its management and the substantial financial resources of Walgreens, which our board believed supported the conclusion that a transaction with Walgreens could be completed in an orderly manner.

•

Ability to Respond to Certain Unsolicited Acquisition Proposals — Before the adoption of the merger agreement by drugstore.com’s stockholders, in response to a bona fide unsolicited written acquisition proposal received after the date of the merger agreement, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the drugstore.com board of directors determines in good faith constitutes or could reasonably be expected to lead to, a superior proposal, drugstore.com may (i) furnish information to the person making the acquisition proposal pursuant to a confidentiality agreement and (ii) participate in discussions or negotiations with the person making such acquisition proposal, in each case, if the drugstore.com board of directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to drugstore.com’s stockholders under applicable law.

•

Change of Recommendation; Fiduciary Termination Right — Before the adoption of the merger agreement by drugstore.com’s stockholders, if drugstore.com’s board of directors determines in good faith that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to drugstore.com’s stockholders under applicable law, then the drugstore.com board of directors may, in response to a superior proposal that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that has not been withdrawn or abandoned and is capable of being accepted (or, in the case of a tender or exchange offer, recommended), make an adverse recommendation change and terminate the merger agreement (subject to paying the specified termination fee) and take certain other actions that would otherwise be prohibited under the merger agreement, including entering into an acquisition agreement to effect such superior proposal concurrently with the termination of the merger agreement, subject to drugstore.com complying with certain conditions, including providing Walgreens with five business days’ prior written notice, as further described in “The Merger Agreement—drugstore.com Board Recommendation” beginning on page [•] of this proxy statement.

•

Conditions to Consummation of the Merger — The number and nature of the conditions to Walgreens’s obligations to consummate the merger, which were the product of extensive arms-length negotiations among the parties and were designed to provide a high degree of certainty that the merger would ultimately be consummated on a timely basis.

•	Stockholder Approval — The merger agreement must be adopted by a vote of a majority of our outstanding shares of common stock.

•

Availability of Appraisal Rights — The availability of appraisal rights to holders of shares of drugstore.com common stock who comply with all of the required procedures under Delaware law, which allows such holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery.

•

Opinion of Allen & Co. — Allen & Co.’s opinion, dated March 23, 2011, to the drugstore.com board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the $3.80 per share cash consideration to be received in the merger by holders of drugstore.com common stock, as more fully described below under the caption “The Merger—Opinion of drugstore.com’s Financial Advisor.” The summary of Allen & Co.’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Allen & Co. in preparing its opinion.

•

Terms of Merger Agreement — The general terms and conditions of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations as well as the likelihood of the consummation of the merger, the proposed transaction structure, the termination provisions of the merger agreement and our board’s evaluation of the likely time period necessary to close the transaction.

In the course of its deliberations, our board also considered a variety of risks and other potentially negative factors, including the following:

•

Regulatory Risk — The merger will be subject to antitrust review under the Hart Scott Rodino Act. In addition, the transfer of our New Jersey distribution centers in connection with the merger requires us to take certain actions and file certain documents with the New Jersey Department of Environmental Protection. Each of these regulatory requirements could delay or prevent the closing of the merger, despite drugstore.com’s efforts to negotiate terms and conditions in the merger agreement that increase the likelihood that all required approvals will be obtained.

•

Non-Solicitation; Termination Fee — The merger agreement precludes us from actively soliciting alternative proposals. We are obligated to pay to Walgreens a termination fee of $15.031 million if the merger agreement is terminated in connection with an acquisition proposal, our change of recommendation or a material breach of our obligations under the non-solicitation and board recommendation provisions of the merger agreement as well as under certain other circumstances described in this proxy. Although the board felt that these payment terms were reasonable when viewed in context with all other aspects of the merger agreement, it is possible that these provisions could discourage a competing proposal to acquire us or reduce the price in an alternative transaction.

•

U.S. Federal Income Tax Consequences; No Future Growth Opportunity — The merger consideration consists solely of cash and will be taxable to our stockholders for U.S. federal income tax purposes. In addition, because our stockholders are receiving cash for their shares of drugstore.com common stock, they will not participate after the closing in any future growth or the benefits of synergies resulting from the merger.

•

Potential Conflicts of Interest — Certain of our directors and officers may have conflicts of interest in connection with the merger, as they may receive certain benefits that are different from, and in addition to, those of our other stockholders. See “The Merger—Interests of drugstore.com’s Directors and Executive Officers in the Merger” beginning on page [•] of this proxy statement.

•

Failure to Close; Restrictions on Business — We may incur significant risks and costs if the Merger does not close, including the diversion of management and employee attention during the period after the signing of the Merger Agreement, potential employee attrition and the potential adverse effect on drugstore.com’s business and customer relations and that, under the merger agreement, drugstore.com must conduct its business in the ordinary course and drugstore.com is subject to a variety of other restrictions on the conduct of its business prior to completion of the merger or termination of the merger agreement, which may delay or prevent drugstore.com from undertaking business opportunities that may arise.

The above discussion is not intended to be exhaustive, but we believe it addresses the material information and factors considered by our board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the number and variety of factors and the amount of information considered, our board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of our board of directors may have given different weights to different factors.

Our board of directors has unanimously approved the merger agreement and unanimously recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Opinion of drugstore.com’s Financial Advisor

drugstore.com has engaged Allen & Co. as its financial advisor in connection with the merger. In connection with this engagement, the drugstore.com board of directors requested that Allen & Co. evaluate the fairness, from a financial point of view, of the $3.80 per share cash consideration to be received in the merger by holders of drugstore.com common stock. On March 23, 2011, at a meeting of the drugstore.com board of directors held to evaluate the merger, Allen & Co. rendered to the drugstore.com board of directors an oral opinion, confirmed by delivery of a written opinion dated March 23, 2011, to the effect that, as of that date and based on and subject to the matters described in its opinion, the $3.80 per share cash consideration to be received in the merger by holders of drugstore.com common stock was fair, from a financial point of view, to such holders.

The full text of Allen & Co.’s written opinion, dated March 23, 2011, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. Allen & Co.’s opinion was intended for the benefit and use of the drugstore.com board of directors (in its capacity as such) in connection with its evaluation of the cash consideration from a financial point of view and does not address any other aspect of the merger.

Allen & Co.’s opinion does not constitute a recommendation as to what course of action the drugstore.com board of directors should pursue in connection with the merger, or otherwise address the merits of the underlying decision by drugstore.com to engage in the merger, including in comparison to other strategies or transactions that might be available to drugstore.com or in which drugstore.com might engage. The opinion does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the merger or otherwise.

Allen & Co. was not requested to, and it did not, recommend the specific consideration payable in the merger. The type and amount of consideration payable in the merger was determined through negotiation between drugstore.com and Walgreens, and the decision to enter into the merger agreement was solely that of the drugstore.com board of directors. Allen & Co.’s opinion and financial analysis were only one of many factors considered by the drugstore.com board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the drugstore.com board of directors or management with respect to the merger or the cash consideration. Allen & Co.’s opinion as expressed in its opinion letter reflected and gave effect to Allen & Co.’s general familiarity with drugstore.com as well as information which it received during the course of its assignment, including information provided by drugstore.com’s management in the course of discussions relating to the merger as more fully described below. In arriving at its opinion, Allen & Co. neither conducted a physical inspection of the properties or facilities of drugstore.com nor made or obtained any evaluations or appraisals of the assets or liabilities, contingent or otherwise, of drugstore.com, or conducted any analysis concerning the solvency of drugstore.com.

In arriving at its opinion, Allen & Co., among other things:

•	reviewed the financial terms and conditions of the merger agreement, as reflected in a draft dated March 23, 2011 of the merger agreement;

•

reviewed certain publicly available historical business and financial information relating to drugstore.com, including drugstore.com’s public filings, market prices and trading volumes, and certain publicly available financial forecasts relating to drugstore.com;

•	reviewed certain internal financial statements and other financial and operating data of drugstore.com provided by drugstore.com’s management;

•	reviewed certain internal financial projections relating to drugstore.com prepared by drugstore.com’s management;

•	held discussions with drugstore.com’s management relating to the past and current operations and financial condition and prospects of drugstore.com;

•

reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses which Allen & Co. deemed relevant in evaluating drugstore.com;

•	reviewed and analyzed certain publicly available financial information relating to selected transactions which Allen & Co. deemed relevant in evaluating the merger; and

•	conducted such other financial analyses and investigations as Allen & Co. deemed necessary or appropriate for the purposes of its opinion.

In rendering its opinion, Allen & Co. relied on and assumed, with drugstore.com’s consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to Allen & Co. from public sources, provided to Allen & Co. by drugstore.com or its representatives or otherwise reviewed by Allen & Co. With respect to financial projections relating to drugstore.com utilized in its analyses, Allen & Co. assumed, with drugstore.com’s consent, that they were reasonably prepared in good faith reflecting the best currently available estimates and judgments of drugstore.com’s management as to the future operating and financial performance of drugstore.com. Allen & Co. assumed no responsibility for and expressed no view or opinion as to such financial projections or the assumptions on which they were based.

Allen & Co.’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Allen & Co. as of, the date of its opinion. Allen & Co. expressed no opinion or view as to the potential effects of any volatility in the credit, financial or stock markets on drugstore.com or the merger. It should be understood that subsequent developments may affect the conclusion expressed in Allen & Co.’s opinion and that Allen & Co. assumed no responsibility for advising any person of any change in any matter affecting its opinion or for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. In connection with its engagement, Allen & Co. was not requested to, and it did not, generally solicit third-party indications of interest in the possible acquisition of all or a part of drugstore.com. Allen & Co. did not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation payable to any officers, directors or employees of any party to the merger, or any class of such persons or any other party, relative to the cash consideration or otherwise. Allen & Co. also did not express any opinion as to the prices at which drugstore.com common stock might trade at any time.

In addition, Allen & Co. did not express any opinion as to any tax or other consequences that might result from the merger, nor did Allen & Co.’s opinion address any legal, regulatory, tax or accounting matters, as to which Allen & Co. understood that drugstore.com obtained such advice as it deemed necessary from qualified professionals. Allen & Co. assumed, with drugstore.com’s consent, that the merger would be consummated in accordance with the terms and conditions set forth in the merger agreement and related documents and that all governmental, regulatory or other consents necessary for the consummation of the merger as contemplated by the merger agreement would be obtained without adverse effect on drugstore.com or the merger. Allen & Co. also assumed, with drugstore.com’s consent, that the final executed merger agreement would not differ in any material respect from the draft reviewed by Allen & Co.

Allen & Co.’s opinion was limited to the fairness, from a financial point of view and as of the date of its opinion, of the cash consideration to be received in the merger by holders of drugstore.com common stock. Allen & Co.’s opinion did not address any other aspect or implication of the merger, including, without limitation, the form or structure of the merger, the treatment of any other securities of drugstore.com or any aspects or implications of any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Except as described in this summary, drugstore.com imposed no other instructions or limitations on Allen & Co. with respect to the investigations made or the procedures followed by it in rendering its opinion.

This summary is not a complete description of Allen & Co.’s opinion or the financial analyses performed and factors considered by Allen & Co. in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Allen & Co. arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Allen & Co. believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Allen & Co.’s analyses and opinion.

In performing its analyses, Allen & Co. considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond drugstore.com’s control. No company, business or transaction used in the analyses is identical to drugstore.com or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The assumptions and estimates contained in Allen & Co.’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Allen & Co.’s analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses reviewed with the drugstore.com board of directors in connection with Allen & Co.’s opinion dated March 23, 2011. The financial analyses summarized below include information presented in tabular format. In order to fully understand Allen & Co.’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Allen & Co.’s financial analyses.

Selected Public Company Trading Analysis. Allen & Co. reviewed financial and stock market information of drugstore.com and the following 10 selected publicly held companies, seven of which are e-commerce companies and three of which are drug retail companies:

E-Commerce Companies	Drug Retail Companies
• 1-800-FLOWERS.com, Inc.	• CVS Caremark Corporation
• Blue Nile, Inc.	• Rite Aid Corporation
• GSI Commerce, Inc.	• Walgreen Co.
• Overstock.com, Inc.
• PetMed Express, Inc.
• Shutterfly, Inc.
• Vistaprint N.V.

Allen & Co. reviewed, among other things, enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on March 22, 2011, plus debt, preferred stock and minority interests, less cash and equity in unconsolidated assets, as a multiple of latest 12 months and estimated calendar years 2011 and 2012 revenue and latest 12 months and estimated calendar years 2011 and 2012 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Allen & Co. then compared the multiples derived for the selected companies with corresponding multiples implied for drugstore.com based both on the closing price of drugstore.com common stock on March 22, 2011 and the $3.80 per share cash consideration. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of drugstore.com were based both on internal estimates of drugstore.com’s management and publicly available research analysts’ consensus estimates, referred to as consensus estimates, including an estimated present value of net operating loss (“NOL”) carryforwards anticipated to be utilized by drugstore.com based on publicly available research analysts’ estimates. This analysis indicated the following implied high, mean, median and low multiples for the selected companies, as compared to corresponding multiples implied for drugstore.com based both on the closing price of drugstore.com common stock on March 22, 2011 and the $3.80 per share cash consideration:

Implied Multiples for drugstore.com Based on:
	Implied Multiples for Selected E-Commerce Companies				Implied Multiples for Selected Drug Retail Companies				Closing Stock Price	Per Share Cash Consideration
	High	Mean	Median	Low	High	Mean	Median	Low	Consensus	Consensus	Management
Enterprise Value as a Multiple of Revenue:
Latest 12 Months	4.9x	1.8x	1.1x	0.3x	0.6x	0.5x	0.5x	0.3x	0.3x	0.8x	0.8x
2011E	3.3x	1.4x	1.1x	0.2x	0.5x	0.4x	0.5x	0.3x	0.2x	0.7x	0.7x
2012E	2.8x	1.1x	0.6x	0.2x	0.5x	0.4x	0.5x	0.3x	0.2x	0.6x	0.6x
Enterprise Value as a Multiple of EBITDA:
Latest 12 Months	24.2x	12.8x	9.5x	6.2x	8.5x	7.8x	7.8x	7.0x	7.6x	22.1x	22.1x
2011E	19.7x	10.7x	10.2x	5.6x	8.6x	7.5x	7.1x	6.9x	7.1x	20.6x	20.9x
2012E	14.5x	9.1x	9.2x	4.3x	8.0x	6.9x	6.6x	6.2x	4.9x	14.3x	11.1x

Selected Premiums Paid Analysis. Allen & Co. reviewed publicly available data relating to selected all-cash transactions involving U.S. publicly traded target companies announced between January 1, 2010 and March 22, 2011 with implied transaction equity values of between $250 million and $500 million. Allen & Co. reviewed the implied premiums paid in the selected transactions over the target companies’ closing stock prices as reported one-trading day, one week and one month prior to the announcement of such transactions. Allen & Co. then compared these implied premiums derived from the selected transactions with the premiums implied for drugstore.com based on the $3.80 per share cash consideration and drugstore.com’s closing stock price one-trading day, one week and one month prior to March 22, 2011. Financial data of the selected transactions and drugstore.com were based on publicly available information. This analysis indicated the following implied high, mean, median and low premiums for the selected transactions, as compared to corresponding premiums implied for drugstore.com:

	Implied Premiums for Selected Transactions				Implied Premiums for drugstore.com Based on the Per Share Cash Consideration
Period	High	Mean	Median	Low
One-Trading Day	119.9%	38.3%	32.2%	(2.0%)	111.1%
One Week	132.8%	39.1%	31.5%	(3.9%)	111.1%
One Month	133.1%	48.5%	38.4%	7.0%	92.9%

Selected Transactions Analysis. Allen & Co. reviewed financial information for the following 14 transactions, 11 of which involved e-commerce companies and three of which involved drug retail companies:

Announcement Date (Month/Year)	Acquiror	Target
Selected E-Commerce Transactions
• 2/2011	• Nordstrom, Inc.	• HauteLook, Inc.
• 2/2011	• GSI Commerce, Inc.	• Fanatics, Inc.
• 12/2010	• eBay Inc.	• brands4friends
• 11/2010	• Amazon.com, Inc.	• Quidsi, Inc. (Diapers.com)
• 10/2010	• Amazon.com, Inc.	• BuyVip.com
• 9/2010	• Hellman & Friedman LLC	• Internet Brands, Inc.
• 5/2010	• Rakuten USA, Inc.	• Buy.com Inc.
• 4/2010	• Compagnie Financiere Richemont SA	• Net-a-Porter LLC
• 10/2009	• GSI Commerce, Inc.	• Retail Convergence Inc.
• 7/2009	• Amazon.com, Inc.	• Zappos.com, Inc.
• 4/2008	• United Online, Inc.	• FTD Group, Inc.

Selected Drug Retail Transactions
• 2/2010	• Walgreen Co.	• Duane Reade, Inc.
• 8/2008	• CVS Caremark Corporation	• Longs Drug Stores Corporation
• 8/2006	• Rite Aid Corporation	• The Jean Coutu Group (PJC) Inc.

Allen & Co. reviewed, among other things, transaction values, calculated as the purchase prices paid for the target companies in the selected transactions, plus debt, preferred stock and minority interests, less cash and equity in unconsolidated assets, as a multiple of such target companies’ latest 12 months and one-year forward revenue and EBITDA as of the announcement date of the relevant transaction. Allen & Co. then compared the multiples derived for the selected transactions with corresponding multiples implied for drugstore.com based on the $3.80 per share cash consideration. Financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Financial data of drugstore.com were based both on internal estimates of drugstore.com’s management and consensus estimates, including an estimated present value of NOL carryforwards anticipated to be utilized by drugstore.com based on publicly available research analysts’ estimates. This analysis indicated the following implied high, mean, median and low multiples for the selected transactions, as compared to corresponding multiples implied for drugstore.com:

	Implied Multiples for Selected E-Commerce Transactions				Implied Multiples for Selected Drug Retail Transactions				Implied Multiples for drugstore.com Based on Per Share Cash Consideration:
	High	Mean	Median	Low	High	Mean	Median	Low	Consensus	Management
Enterprise Value as a Multiple of Revenue:
Latest 12 Months	5.4x	2.1x	1.8x	0.5x	0.6x	0.5x	0.5x	0.4x	0.8x	0.8x
One-Year Forward	4.3x	1.7x	1.1x	0.8x	0.5x	0.4x	0.4x	0.4x	0.7x	0.7x
Enterprise Value as a Multiple of EBITDA:
Latest 12 Months	53.9x	20.8x	13.0x	7.5x	10.9x	10.2x	10.2x	9.6x	22.1x	22.1x
One-Year Forward	17.9x	11.2x	10.1x	6.9x	9.1x	8.9x	8.9x	8.7x	20.6x	20.9x

Discounted Cash Flow Analysis. Allen & Co. performed a discounted cash flow analysis of drugstore.com to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that drugstore.com was forecasted to generate during drugstore.com’s fiscal years ending on or about January 2012 through 2016 based on internal estimates of drugstore.com’s management. Allen & Co. calculated terminal values for drugstore.com by applying terminal value multiples of 6.5x to 8.5x to drugstore.com’s fiscal year 2016 estimated EBITDA. The present values of the cash flows (including the estimated present value of NOL carryforwards anticipated by drugstore.com’s management to be utilized by drugstore.com) and terminal values were then calculated using discount rates ranging from 13.0% to 15.0%. This analysis indicated the following implied per share equity reference range for drugstore.com, as compared to the cash consideration:

Implied Per Share Equity Reference Range	Per Share Cash Consideration
$3.44 - $4.28	$ 3.80

Miscellaneous

drugstore.com has agreed to pay Allen & Co. for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $4 million, a portion of which was payable upon delivery of Allen & Co.’s opinion, referred to as the opinion fee, and approximately $3 million of which is contingent upon consummation of the merger. No portion of the opinion fee is contingent upon either the conclusion expressed in Allen & Co.’s opinion or successful consummation of the merger. drugstore.com also has agreed to reimburse Allen & Co. for its reasonable expenses, including reasonable fees and expenses of its legal counsel, and to indemnify Allen & Co. and related parties against certain liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

drugstore.com selected Allen & Co. to act as its financial advisor in connection with the merger based on Allen & Co.’s reputation, experience and familiarity with drugstore.com and its business. Allen & Co., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Allen & Co. in the past has provided and in the future may provide investment banking services to drugstore.com, for which services Allen & Co. has received and may receive compensation. During the two-year period prior to the date of Allen & Co.’s opinion, drugstore.com paid aggregate cash fees to Allen & Co. of approximately $1.5 million for certain financial advisory services provided by Allen & Co. to drugstore.com in connection with certain merger and acquisition transactions. drugstore.com also issued to Allen & Co., as compensation for certain financial advisory services, warrants to purchase shares of drugstore.com common stock, which warrants will be converted in the merger as provided for in the merger agreement into the right to receive an aggregate cash amount of approximately $800,000. In the ordinary course of business as a broker-dealer and market maker, Allen & Co. may have long or short positions, either on a discretionary or non-discretionary basis, for its own account or for those of its clients, in the debt and equity securities, or related derivative securities, of drugstore.com and Walgreens. The issuance of Allen & Co.’s opinion was approved by Allen & Co.’s fairness opinion committee.

Certain Financial Cases

In connection with its evaluation of the proposed merger, drugstore.com’s board of directors reviewed, among other things, certain financial cases developed by drugstore.com’s management and, in connection with Allen & Co.’s and Sonenshine Partners’ role as drugstore.com’s financial advisors, drugstore.com provided to Allen & Co. and Sonenshine Partners certain financial forecasts. These financial forecasts were prepared solely for internal use and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Neither drugstore.com’s independent registered public accounting firm, nor any other independent accountants or advisors, have compiled, examined or performed any procedures with respect to the financial forecasts included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial forecasts.

These financial forecasts reflect numerous estimates and assumptions made with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to drugstore.com’s business, all of which are difficult to predict and many of which are beyond drugstore.com’s control. These financial forecasts are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such financial forecasts, including, but not limited to, drugstore.com’s performance, the market for its products, industry performance, general business and economic conditions, customer requirements, competition, drugstore.com’s ability to successfully manage costs, adverse changes in applicable laws, regulations or rules and other risks and uncertainties described in reports filed with the SEC. See also “Cautionary Note Regarding Forwarding-Looking Statements” below.

        There can be no assurance that the financial forecasts will be or would have been realized or that actual results will or would not be significantly higher or lower than projected. These financial forecasts cover multiple years and such forecasts by their nature become less predictive with each successive year. In addition, these financial forecasts will be or would have been affected by drugstore.com’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which these financial forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond drugstore.com’s control. These financial forecasts also reflect assumptions as to certain business decisions that are subject to change. These financial forecasts cannot, therefore, be considered a guaranty of any future operating results, and this information should not be relied on as such. The inclusion of this information should not be regarded as an indication that drugstore.com or any of its affiliates or representatives or anyone who received this information then considered, or now considers, it as necessarily predictive of actual future events, and this information should not be relied upon as such. None of drugstore.com or any of its affiliates or representatives or any affiliates of any of the foregoing or any other person assumes any responsibility for the validity or completeness of the projections described below and drugstore.com does not intend, and disclaims any obligation, to update, revise or correct such projections if they are or become inaccurate (even in the short term).

These financial forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the March 24, 2011 announcement of the pending acquisition of drugstore.com by Walgreens pursuant to the merger agreement or subsequent integration activities. For instance, there can be no assurance that the announcement of the merger will not cause drugstore.com’s customers or strategic partners to delay or cancel purchases of its products or services or delay entering into, or not renew, contractual arrangements, as applicable, pending or following the consummation of merger. Any such delay or cancellation is likely to adversely affect drugstore.com’s ability to achieve the results reflected in such financial projections. Further, the financial forecasts do not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

The inclusion of these financial forecasts should not be deemed an admission or representation by drugstore.com with respect to the financial forecasts or that the financial forecasts are viewed by drugstore.com as material information of drugstore.com, because of the inherent risks and uncertainties associated with such long-range forecasts.

These financial forecasts are not being included in this proxy statement to influence your decision whether to vote for the adoption of the merger agreement, but because these financial forecasts were provided by drugstore.com to drugstore.com’s financial advisors. The information from these financial forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding drugstore.com contained elsewhere in this proxy statement and drugstore.com’s public filings with the SEC. In light of the foregoing factors and the uncertainties inherent in drugstore.com’s financial forecasts, stockholders are cautioned not to place undue, if any, reliance on the projections included in this proxy statement.

Financial Cases Provided in December 2010

The board of directors, Allen & Co. and Sonenshine Partners received financial forecasts relating to drugstore.com prepared by management in December 2010. These financial forecasts reflected four scenarios. The first scenario, which is referred to as Management Case 1, was a base case scenario, which assumed growth rates and profit margins that management felt were reasonable at the time and which management believed to be the most probable of the four scenarios. The second scenario, which is referred to as Management Case 2, assumed enhanced revenue and financial results over the base case from the development of new partnership opportunities (which opportunities were being considered by drugstore.com, but had not reached the implementation phase), extension of existing partnership relationships, additions of significant new product offerings and other optimistic assumptions regarding consumer demand for our products. The third scenario, which is referred to as Management Case 3, assumed reduced product and contribution margins over the base case amid increased competition. The fourth scenario, which is referred to as Management Case 4, assumed reduced product and contribution margins over the base case amid increased competition as well as changes to drugstore.com’s shipping policies and loyalty program based on such competition.

Management Case 1. A summary of the Management Case 1 for the fiscal years ending January 2012 through 2016 is provided in the following table:

	Fiscal Year Ending January
	2012	2013	2014	2015	2016
	(in millions)
Net Revenue	$531	$654	$774	$881	$983
Ongoing Adjusted EBITDA (1)	$17	$34	$44	$56	$69
Unlevered Free Cash Flow (2)	$(25)	$16	$21	$29	$37

(1)	Ongoing adjusted EBITDA is a non-GAAP financial measure that we define as adjusted EBITDA, excluding the impact of expenses or income from certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits, where adjusted EBITDA, also a non-GAAP measure, is defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.
(2)	We define Unlevered Free Cash Flow as net operating profit after taxes, plus depreciation and amortization, less capital expenditures and changes in working capital.

        Management Case 2. A summary of the Management Case 2 for the fiscal years ending January 2012 through 2016 is provided in the following table:

	Fiscal Year Ending January
	2012	2013	2014	2015	2016
	(in millions)
Net Revenue	$551	$690	$827	$949	$1,072
Ongoing Adjusted EBITDA	$17	$35	$50	$64	$80
Unlevered Free Cash Flow	$(25)	$17	$25	$34	$43

Management Case 3. A summary of the Management Case 3 for the fiscal years ending January 2012 through 2016 is provided in the following table:

	Fiscal Year Ending January
	2012	2013	2014	2015	2016
	(in millions)
Net Revenue	$533	$662	$787	$897	$1,002
Ongoing Adjusted EBITDA	$15	$31	$41	$53	$66
Unlevered Free Cash Flow	$(26)	$14	$20	$27	$35

Management Case 4. A summary of the Management Case 4 for the fiscal years ending January 2012 through 2016 is provided in the following table:

	Fiscal Year Ending January
	2012	2013	2014	2015	2016
	(in millions)
Net Revenue	$526	$661	$794	$913	$1,029
Ongoing Adjusted EBITDA	$9	$27	$39	$52	$66
Unlevered Free Cash Flow	$(30)	$12	$19	$27	$35

Financial Case Provided in March 2011

The board of directors and Allen & Co. also received financial forecasts relating to drugstore.com prepared by management in March 2011 prior to the execution of the merger agreement, which forecasts Allen & Co. was directed to utilize in connection with the preparation of its opinion and related financial analysis. These financial forecasts were updated by drugstore.com management prior to entering into the merger agreement with Walgreens to reflect changes in the business since the December 2010 projections. The March 2011 projections included one scenario. The scenario was prepared in a manner similar to the Management Case 1 scenario referred to above, but was adjusted to reflect increased competition since the December 2010 projections, and the company’s plan to reduce certain fixed costs. A summary of the March 2011 Financial Case for the fiscal years ending January 2012 through 2016 is provided in the following table:

	Fiscal Year Ending January
	2012	2013	2014	2015	2016
	(in millions)
Net Revenue	$529	$637	$750	$845	$940
Ongoing Adjusted EBITDA	$17	$33	$45	$55	$68
Unlevered Free Cash Flow	$(8)	$16	$22	$29	$36

Stockholders are cautioned not to place undue reliance on the financial cases included in this proxy statement.

Interests of drugstore.com’s Directors and Executive Officers in the Merger

drugstore.com’s executive officers and directors have interests in the merger transaction that are different from, or in addition to, their interests as drugstore.com stockholders generally. The members of the drugstore.com board of directors were aware of and considered these interests, among other matters, in evaluating the merger agreement, and in recommending that the drugstore.com stockholders adopt the merger agreement.

Offer Letter and Change of Control Arrangements with Dawn Lepore

drugstore.com has entered into an offer letter with Dawn Lepore, its chief executive officer, originally dated September 21, 2004, and most recently amended on April 8, 2011. The offer letter provides for certain severance benefits in the event drugstore.com terminates Ms. Lepore’s employment without “cause” or if Ms. Lepore terminates her employment for “good reason,” in each case as defined in her offer letter. Upon a qualifying termination and conditioned on Ms. Lepore executing a release of claims against drugstore.com, Ms. Lepore will receive the following benefits:

•	The equivalent of two years of annual salary and two years of target bonus at the levels in effect at the time of such termination;

•	12 additional months of vesting credit under any options and other equity awards for which vesting is based exclusively on Ms. Lepore’s continued service to drugstore.com; and

•	drugstore.com-paid health continuation coverage premiums under COBRA for a period of 18 months, as well as an additional payment to cover any taxes to Ms. Lepore on the cost of such coverage.

Each of Ms. Lepore’s equity awards from drugstore.com will fully accelerate upon a change in control, including upon the consummation of the merger.

Ms. Lepore’s receipt of these benefits will be subject to her compliance with our confidentiality agreement and her execution of a release of claims in the form customarily used by drugstore.com in connection with the termination of an executive officer’s employment.

The table below reflects the amount of compensation to Ms. Lepore in the event her employment is terminated by drugstore.com without “cause” or she resigns for “good reason.” The table assumes that the merger was completed on May 19, 2011, and that Ms. Lepore terminates employment on May 19, 2011. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and will need to be updated. As a result, the actual amounts, if any, to be received by Ms. Lepore may differ in material respects from the amounts set forth below.

Executive Name	Change of Control	Termination Other than for Cause	Resignation for Good Reason
Dawn Lepore
Base salary and cash bonus (1)	—	$2,750,000	$2,750,000
Equity (2)	$3,453,725	—	—
Health Benefits	—	$40,831	$40,831

Lepore Total:	$3,453,725	$2,790,831	$2,790,831

(1)	In the event that the severance and other benefits provided for in her offer letter or otherwise payable to Ms. Lepore would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the offer letter provides that the benefits will be either provided in full or delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by Ms. Lepore, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. For purposes of the calculations above, the maximum amounts that could be paid to Ms. Lepore upon termination are illustrated, notwithstanding any cutback that would be required under the terms of the offer letter, as described in the preceding sentence.

(2)	The value of the equity acceleration to which Ms. Lepore is entitled upon the consummation of the change of control was calculated by multiplying (i) the aggregate number of unvested stock options, unvested stock appreciation rights, outstanding restricted stock units and unvested restricted stock estimated to be held by Ms. Lepore as of May 19, 2011 (all of which will become fully vested upon the completion of the merger), by $3.80 (the merger consideration), less any applicable exercise price per share.

Existing Change in Control Agreements.

Yukio Morikubo, Robert Potter and Tracy Wright.

Effective as of January 2009, drugstore.com has entered into a change in control agreement with each of Yukio Morikubo, Robert Potter and Tracy Wright, each of whom we refer to as an executive. Each change in control agreement provides for certain severance benefits in the event drugstore.com terminates the executive’s employment without “cause” or if the executive terminates his or her employment for “good reason,” and in either event, such termination occurs upon or within 12 months following a “change in control” (in each case as defined in the appropriate change in control agreement). Upon a qualifying termination and conditioned on the executive signing and not revoking a release of claims against drugstore.com, the executive will receive the following benefits:

•	A single lump sum severance payment (less applicable withholding taxes) equal to 12 months of the executive’s annual salary;

•	A lump sum cash payment (less applicable withholding taxes) in an amount equal to 100% of the executive’s target annual incentive for the year of the change in control;

•	100% of the executive’s then outstanding and unvested equity awards will become vested; and

•	drugstore.com-paid health continuation coverage premiums provided the executive elects continuation coverage pursuant to COBRA for a period of 12 months.

The table below reflects the amount of compensation to each executive in the event his or her employment is terminated by drugstore.com without “cause” or the executive resigns for “good reason” following a “change in control” of drugstore.com and provided the executive signs and does not revoke a release of claims. The table assumes that the merger was completed on May 19, 2011, and that the executive terminates employment on May 19, 2011. Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of these assumptions are based on information currently available and will need to be updated. As a result, the actual amounts, if any, to be received by an executive may differ in material respects from the amounts set forth below.

Executive Name	Change of Control	Termination Other than for Cause Within 12 Months Following the Merger	Resignation for Good Reason Within 12 Months Following the Merger
Yukio Morikubo
Base salary and cash bonus (1)(2)	$125,000	$406,000	$406,000
Equity (3)	—	$671,912	$671,912
Health Benefits	—	$17,357	$17,357

Morikubo Total:	$125,000	$1,095,269	$1,095,269

Robert Potter
Base salary and cash bonus (1)(2)	$25,000	$290,250	$290,250
Equity (3)	—	$458,821	$458,821
Health Benefits	—	$17,357	$17,357

Potter Total:	$25,000	$766,428	$766,428

Tracy Wright
Base salary and cash bonus (1)(2)	$30,000	$310,500	$310,500
Equity (3)	—	$534,854	$534,854
Health Benefits	—	$17,307	$17,307

Wright Total:	$30,000	$862,661	$862,661

(1)	Represents the maximum retention payment each executive may receive pursuant to the terms and conditions of the retention program adopted in connection with the merger. The payment of such retention payments is contingent on the completion of the merger and contingent on the executive’s continued employment with drugstore.com through the completion of the merger.
(2)	In the event that the severance and other benefits provided for in a change in control agreement or otherwise payable to an executive would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code, the change in control agreement provides that the benefits will be either provided in full or delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever taking into account the applicable federal, state and local income and employment taxes and the excise tax imposed by Section 4999, results in the receipt by the executive, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. For purposes of the calculations above, the maximum amounts that could be paid to an executive upon termination are illustrated, notwithstanding any cutback that would be required under the terms of the change in control agreement, as described in the preceding sentence.
(3)	The value of the equity acceleration to which an executive may be entitled upon a qualifying termination was estimated by multiplying the aggregate number of unvested stock options, unvested stock appreciation rights, outstanding restricted stock units and unvested restricted stock estimated to be held by each executive as of May 19, 2011, by $3.80 (the merger consideration), less any applicable exercise price per share. However, the actual value of the vesting acceleration that may occur in connection with an executive officer’s termination of employment will depend upon the value of Walgreens’s common stock on the date of such termination.

drugstore.com has adopted a retention program in connection with the merger that includes up to $325,000 to be awarded to drugstore.com employees in recognition of the recipient’s contributions to the preparation, negotiation and finalization of the merger agreement and the closing of the merger. Our executive officers (other than Ms. Lepore) have been selected as participants in the retention program. Subject to the completion of the merger and subject to their continued employment through the completion of the merger, the executive officers will receive the following retention payments: Mr. Morikubo, an amount not to exceed $125,000; Mr. Potter, an amount not to exceed $25,000; and Ms. Wright, an amount not to exceed $30,000. The final amount of any retention payment will be recommended for final compensation committee approval by drugstore.com’s chief executive officer in consultation with the chairperson of the compensation committee (but such amounts will not exceed the indicated per person maximum).

Acceleration of Stock Options Held by Non-Employee Directors. All stock options held by the non-employee members of the drugstore.com board of directors will not be assumed by Walgreens and the unvested portion of such options will be accelerated and become exercisable in full immediately prior to the effective time of the merger and such options, to the extent not exercised, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share of such options, multiplied by (ii) the number of shares of common stock subject to such options, less applicable tax withholdings. Based on this formula, the aggregate value of the acceleration and conversion into the right to receive the cash merger consideration as described above of the “in the money” options (i.e., options with a per share exercise price of less than $3.80) held by all non-employee directors would be approximately $108,000.

Insurance and Indemnification of drugstore.com’s Directors and Officers. The merger agreement provides that for six years after the effective time of the merger, Walgreens is required to, and must cause the surviving corporation of the merger to indemnify and hold harmless, each person who is as of the effective time of the merger or was prior to the effective time of the merger an officer or director of drugstore.com or any of its subsidiaries, whom we refer to as an indemnified party, against any claims, losses, liabilities, damages, judgments, inquiries, fines and fees, amounts paid in settlement, costs and expenses, including actual attorneys’ fees and disbursements incurred in connection with any suit, claim, action, proceeding, arbitration, mediation, conciliation, consent decree, audit, or investigation arising out of or pertaining to the fact that such indemnified party is or was an officer, director or fiduciary of drugstore.com or any of its subsidiaries or any of the transactions contemplated by the merger agreement to the same extent provided for in the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement. In the event of any such action, the indemnified party will be entitled to advancement of expenses incurred in the defense of such action from Walgreens or the surviving corporation to the same extent provided under the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement and any contracts existing between such indemnified party and drugstore.com or any of its subsidiaries as of the date of the merger agreement; provided that the indemnified party who is requesting such indemnification or advance must agree to repay such payments or advances if it is ultimately determined that he or she is not entitled to indemnification. If any action with respect to which an indemnified party is entitled to indemnification is instituted against any indemnified party on or prior to the sixth anniversary of the effective time of the merger, the indemnification obligations of Walgreens and the surviving corporation under the merger agreement will continue in effect until the final disposition of such action.

Except as may be required by applicable law, Walgreens and drugstore.com have agreed that for a period of six years from the effective time of the merger, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement and any contracts existing between such indemnified party and drugstore.com or any of its subsidiaries as of the date of the merger agreement will survive the merger and continue in full force and effect, and during for six-year period following the effective time of the merger will not be amended, repealed or otherwise modified in any manner that would adversely affect any right of any indemnified party. In addition, Walgreens has agreed to cause the certificate of incorporation and bylaws of the surviving corporation and any of its subsidiaries, as applicable, to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits pursuant to the terms thereof in effect immediately prior to the effective time of the merger), occurring at or prior to the effective time of the merger, to the fullest extent permitted by applicable law and not to repeal, amend or otherwise modify such provisions during the six-year period following the effective time of the merger except as required by applicable law.

For six years after the effective time of the merger, Walgreens is required to cause the surviving corporation of the merger to provide directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering each person who as of the date of the merger agreement were covered, by drugstore.com’s and its subsidiaries’ directors’ and officers’ insurance policies, with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as those in effect on the date of the merger agreement. The surviving corporation of the merger’s obligation to provide this insurance coverage is subject to a cap on annual premiums of 300% of the total current annual premium paid by drugstore.com in effect on the date of the merger agreement. If the surviving corporation of the merger cannot maintain the existing or equivalent insurance coverage without exceeding the 300% cap, the surviving corporation is required to obtain a policy with the best coverage reasonably available for a cost not exceeding the cap. In lieu of the foregoing, prior to the effective time of the merger Walgreens may purchase a “tail” directors’ and officers’ liability insurance policy covering the same persons and providing the same terms with respect to coverage and amount as stated above, so long as the cost of such policy does not exceed 300% of the total premium paid by drugstore.com in its last full fiscal year.

Delisting and Deregistration of drugstore.com Common Stock

If the merger is completed, drugstore.com common stock will be delisted from and will no longer be traded on the NASDAQ Global Market. drugstore.com common stock will also be deregistered under the Exchange Act, and drugstore.com will no longer be a public company.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (as defined below) of drugstore.com common stock whose shares are exchanged for cash in the merger. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of drugstore.com common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of drugstore.com common stock, you should consult your tax advisor.

This discussion assumes that a holder holds the shares of drugstore.com common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that the drugstore.com shares are not U.S. real property interests within the meaning of Section 897 of the Code. The following discussion does not address all aspects of U.S. federal income tax that might be relevant to holders in light of their particular circumstances, or holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that are required to use or elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, certain former U.S. citizens or residents, holders whose functional currency is not the U.S. dollar, holders who hold drugstore.com common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired drugstore.com common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders of restricted stock or holders who exercise statutory appraisal rights). In addition, this discussion does not address any aspect of non-U.S., state, local, estate, gift or other tax law that may be applicable to a stockholder or the tax consequences of transactions effected before, after or at the same time as the merger (whether or not in connection with the merger).

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for drugstore.com common stock pursuant to the merger.

Consequences to U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of drugstore.com common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

The receipt of cash in exchange for shares of drugstore.com common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of drugstore.com common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares. Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of drugstore.com common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of drugstore.com common stock. Holders who own separate blocks of drugstore.com common stock should consult their own tax advisors with respect to these rules.

Consequences to Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the merger to non-U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto.

For purposes of this discussion, a non-U.S. holder is any beneficial owner of shares of drugstore.com common stock (other than a partnership or entity classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

A non-U.S. holder generally will not be required to pay U.S. federal income tax on the receipt of cash in exchange for shares of drugstore.com common stock in the merger unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a fixed base or permanent establishment maintained by the non-U.S. holder in the United States); or

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the merger occurs and certain other conditions are met.

A non-U.S. holder described in the first bullet above will generally be required to pay tax on the gain derived from the sale (net of certain deductions or credits) under regular graduated U.S. federal income tax rates, and corporate non-U.S. holders described in the first bullet above may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even if such holder is not considered a resident of the United States). All non-U.S. holders should consult any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Payments of cash made to a holder of drugstore.com common stock may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%), unless such holder provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form) or otherwise establishes an exemption from backup withholding, and otherwise complies with the backup withholding rules. Certain holders, including non-U.S. holders, are exempt from backup withholding. To establish eligibility for such exemption, a non-U.S. holder should properly certify its non-U.S. status on Internal Revenue Service Form W-8BEN or other applicable Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or a credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Regulatory Approvals

Antitrust

Under the provisions of the HSR Act, the merger may not be completed until (1) the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by drugstore.com and Walgreens, or (2) if, during the initial 30-day waiting period following the filing of notification and report forms, the Antitrust Division and FTC issue a request for additional information and documentary material (which we refer to as a second request), the expiration or termination of a 30-day waiting period following the certification of substantial compliance of the second request by the parties. On April 6, 2011, drugstore.com and Walgreens filed their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority such as the European Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of drugstore.com or Walgreens or their subsidiaries or require the business modifications of such entities. Private parties may also bring legal actions under antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that drugstore.com and Walgreens will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the end date (which is described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement”) or at all.

Each party also has agreed to make, if required, appropriate filings under any antitrust law, including the HSR Act, with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within ten business days of the date of the merger agreement and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. drugstore.com must use good faith efforts to execute its existing plan to become compliant with applicable Payment Card Industry standards within a reasonable period of time.

In connection with the efforts described above to obtain all requisite approvals and authorizations under the HSR Act or any other antitrust law, the parties must use their reasonable best efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (ii) keep the other party reasonably informed of any communication received from, or given to, the Federal Trade Commission (which we refer to as the FTC), the antitrust division of the DOJ (which we refer to as the “antitrust division”) or any other governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the antitrust division or any other governmental entity of competent jurisdiction or, in connection with any proceeding by a private party, with any other person, and to the extent permitted, give the other party the reasonable opportunity to attend and participate in such meetings and conferences.

Walgreens and drugstore.com have agreed to use their respective reasonable best efforts, from the date of the merger agreement to the closing date, to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing of the merger. Notwithstanding anything in the merger agreement to the contrary, in order to obtain the approvals and authorizations for the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law, neither Walgreens nor any of its subsidiaries or affiliates is obligated to, and neither drugstore.com nor any of its subsidiaries shall without the prior written consent of Walgreens (which consent shall be in its sole discretion), (i) proffer to, agree to or become subject to any order, judgment or decree to, sell, license or dispose of or hold separate or sell, license or dispose of or hold separate any of the assets, businesses, product lines or interest in any assets or businesses of Walgreens or any of its affiliates or any material portion of the assets, business product lines or interest in any assets of drugstore.com or any of its subsidiaries or to consent to any sale, license, or disposition, or agreement to sell, license or dispose of, by drugstore.com or any of its subsidiaries, any material portion of the assets, businesses or product lines of drugstore.com or any of its subsidiaries, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Walgreens or any material portion of the assets or businesses of drugstore.com or any of its subsidiaries, any contract to which Walgreens or any of its subsidiaries is a party or otherwise bound or any material contract to which drugstore.com or any of its subsidiaries is a party or otherwise bound or any of the relationships of Walgreens or any of its subsidiaries or any material relationship of drugstore.com or any of its subsidiaries with any other persons, or (iii) proffer to or agree to any concession, accommodation or liability, subject to certain exceptions. We refer to any one of the items described in the preceding clauses (i) through (iii) as a “Burdensome Action.”

New Jersey Industrial Site Remediation Act

Pursuant to the New Jersey Industrial Site Remediation Act and corresponding regulations, which we refer to as ISRA, certain steps must be taken and documents filed with the New Jersey Department of Environmental Protection, or the NJDEP, in respect of our New Jersey distribution centers to consummate the merger. Promptly following the date of the merger agreement, drugstore.com was required to commence actions necessary to comply with or establish an exception under ISRA for the merger, including, as appropriate, making any required notifications in a timely manner, hiring a licensed site remediation professional, filing a general information notice with the NJDEP, and promptly commencing a preliminary site assessment.

Any environmental consultants we retain in connection with the ISRA process must be reasonably acceptable to Walgreens, and Walgreens has the right to review and reasonably and promptly comment upon certain related materials. drugstore.com must (i) diligently pursue the actions described in the preceding paragraph, (ii) use reasonable best efforts to complete the preliminary assessment report such that it is available to Walgreens as soon as reasonably possible, and (iii) use reasonable best efforts to deliver such report to Walgreens at least 5 business days prior to the effective time of the merger. Further, drugstore.com must consult with Walgreens regarding available options for compliance based on the findings of the preliminary assessment report and may not commit to a specific course of action regarding such findings without Walgreens’s prior consent, which may not be unreasonably conditioned, withheld or delayed.

Notwithstanding anything to the contrary in the merger agreement, if all required actions to comply with ISRA cannot reasonably be (or have not been) fully performed prior to the first date the effective time of the merger could otherwise occur (assuming full compliance with, or inapplicability of, ISRA), then drugstore.com is required to file a remediation certificate prepared by the licensed site remediation professional with the NJDEP to allow the consummation of the merger prior to the completion of the ISRA process. If drugstore.com fails to commence, or unreasonably delays the actions described above with respect to ISRA, Walgreens may take steps necessary to secure ISRA compliance as of the effective time of the merger.

Litigation Related to the Merger

On March 25, 2011 and March 30, 2011, putative class action lawsuits were filed in the Court of Chancery of the State Delaware against drugstore.com, its directors, Walgreens, and Merger Subcaptioned Grodko v. drugstore.com, inc. et al., Case No. 6315-36696222 (filed March 25, 2011) and Halberstam v. drugstore.com, inc. et al., Case No. 6328-36765633 (filed March 30, 2011) (the “Halberstam Complaint”) (collectively we refer to these complaints as the “Delaware Complaints”)). On March 25, 2011, March 29, 2011, and April 4, 2011, putative class action lawsuits were filed in the Superior Court of the State of Washington, County of King, against drugstore.com, its directors, Walgreens, and Merger Sub captioned Hurlin v. drugstore.com, inc. et al., Case No. 11-2-11261-6 SEA (filed March 25, 2011) and Cohen v. drugstore.com, Inc. et al., Case No. 11-2-11661-1 SEA (filed March 29, 2011) (the “Cohen Complaint”), Crandall v. drugstore.com, inc. et al., Case No. 11-2-12508-4 SEA (filed April 4, 2011) (the “Crandall Complaint”) and Powers v. drugstore.com, inc. et al., Case No. 11-2-12447-9 SEA (filed April 4, 2011) (the “Powers Complaint”), respectively, (collectively we refer to these complaints as the “Washington Complaints”).

The complaints purport to have been filed on behalf of all holders of drugstore.com common stock. drugstore.com, Walgreens, and directors Dawn Lepore (who is also drugstore.com’s chairman and chief executive officer), Geoffrey R. Entress, Richard W. Bennet III, Jeffrey M. Killeen, William D. Savoy, and Gregory S. Stanger, are named defendants in the Complaints. Merger Sub is also named as a defendant in the Delaware Complaints, the Crandall Complaint, and the Powers Complaint.

The Delaware Complaints generally allege that the directors breached their fiduciary duties of care, loyalty, good faith, fair dealing, and full disclosure by, among other things, not undertaking appropriate valuations of drugstore.com, failing to maximize stockholder value in negotiating and approving the merger agreement, not engaging in a meaningful auction with third parties prior to executing the merger agreement, putting their personal interests ahead of the interests of drugstore.com stockholders, and implementing preclusive deal protection devices making any subsequent third-party offer economically difficult. The Halberstam Complaint further alleges that the directors breached their fiduciary duties by allegedly ignoring the alleged conflicts of interests. The Powers Complaint also alleges that the directors breached their fiduciary duties by providing unfair benefits to Dawn Lepore.

The Washington Complaints generally allege that the directors breached their fiduciary duties of care, loyalty, good faith, fair dealing, and full disclosure by, among other things, putting their personal interests ahead of the interests of drugstore.com stockholders, failing to maximize stockholder value in negotiating and approving the merger agreement, failing to disclose certain information during the merger process and implementing preclusive deal protection devices designed to favor Walgreens, making any subsequent third-party offer for drugstore.com economically difficult. The Cohen Complaint further alleges that the directors breached their fiduciary duties by failing to properly value drugstore.com and by allegedly ignoring the alleged conflicts of interests.

The complaints also generally allege that drugstore.com, Walgreens and, in the case of the Delaware Complaints, the Crandall Complaint and the Powers Compaint, Merger Sub, aided and abetted the directors’ alleged breaches of fiduciary duties. The complaints seek, among other things, declaratory and injunctive relief, including an injunction of the merger and that the merger be declared unlawful and unenforceable, a rescission of the merger, to the extent it has already been consummated, and awarding plaintiff costs, including attorney’s fees and expert’s fees. The Delaware Complaints, the Crandall Complaint, and the Powers Complaint also seek an unspecified amount of recissory damages.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

Subject to the terms and conditions of the merger agreement, and in accordance with Delaware law, at the effective time of the merger, Merger Sub will be merged with and into drugstore.com and, as a result of the merger, the separate corporate existence of Merger Sub will cease and drugstore.com will continue as the surviving corporation and become a wholly owned subsidiary of Walgreens.

The closing of the merger will occur as promptly as practicable, but no later than two business days after all of the conditions set forth in the merger agreement and described under “The Merger Agreement—Conditions to the Merger” are satisfied or waived. The merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as agreed to by the parties and as set forth in the certificate of merger.

Walgreens and drugstore.com are working to complete the merger by the end of June 2011. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of drugstore.com common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $3.80 in cash, without interest and less any applicable withholding taxes, other than shares of drugstore.com common stock held by a holder who has properly exercised appraisal rights for such shares in accordance with Section 262 of the DGCL and other than the following shares, which will be cancelled and no payment made with respect thereto:

•	shares of drugstore.com common stock held by drugstore.com as treasury stock; and

•	shares of drugstore.com common stock held by Merger Sub, Walgreens or any subsidiary of Walgreens or drugstore.com immediately prior to the effective time of the merger.

Payment Procedures

Immediately following the effective time of the merger, Walgreens will deposit with the paying agent for the merger the aggregate consideration to be paid to holders of shares of drugstore.com common stock in the merger.

As soon as possible after the effective time of the merger, Walgreens and drugstore.com will cause a letter of transmittal to be mailed to each person who was a record holder of shares of drugstore.com common stock at the effective time of the merger (which letter of transmittal will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery to the paying agent of certificates evidencing shares of drugstore.com common stock or non-certificated shares of drugstore.com common stock represented by book-entry on the records of drugstore.com (which we refer to as book-entry shares)) along with instructions for surrendering the certificates or book-entry shares in exchange for the merger consideration. Upon payment of the merger consideration pursuant to these provisions, each certificate or book-entry share surrendered will be cancelled. Any interest accrued on the cash payable upon the surrender of such certificate or book-entry share will be paid to Walgreens.

Treatment of Stock Options, Restricted Stock, Restricted Stock Units and Stock Appreciation Rights

Stock Options. At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option granted under the drugstore.com 1998 Stock Plan, as amended, or the drugstore.com 2008 Equity Incentive Plan, as amended, which we refer to as the Company Equity Plans, to purchase shares of drugstore.com common stock (or portion of such a stock option) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Option, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share subject to such Vested In-the-Money Company Option, multiplied by (ii) the number of shares subject to the Vested In-the-Money Company Option. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding incentive stock option or nonqualified stock option granted under a Company Equity Plan to purchase shares of drugstore.com common stock that is not a Vested In-the-Money Company Option (we refer to each as an Other Company Option) will be converted into an option to purchase Walgreens common stock based on an equity award exchange ratio set forth in the merger agreement and will otherwise be subject to the terms and conditions of such award prior to the effective time of the merger, including vesting and exercisability. Each such converted option will cover the number of shares of Walgreens common stock (decreased to the nearest full share or as otherwise required to satisfy certain applicable legal requirements) determined by multiplying (A) the number of shares covered by the Other Company Option by (B) the equity award exchange ratio, and the exercise price per share of such converted option shall be determined by (A) dividing the exercise price per share of the Other Company Option by (B) the equity award exchange ratio (increased to the nearest cent). The equity award exchange ratio will equal the quotient determined by dividing (A) $3.80 by (B) the average of the last reported sale price of a share of Walgreens common stock on the New York Stock Exchange during the 10 trading days immediately preceding the effective time of the merger.

All stock options held by the non-employee members of the drugstore.com board of directors not be assumed by Walgreens and the unvested portion of such options will be accelerated and become exercisable in full immediately prior to the effective time of the merger and will be treated in the same manner as other vested awards.

Warrants. At the effective time of the merger, each outstanding warrant to purchase shares of drugstore.com common stock will automatically be converted into the right to receive an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the exercise price per share of such warrant, multiplied by (ii) the number of unexercised shares subject to such warrant.

Restricted Stock Awards. At the effective time of the merger, each outstanding share of drugstore.com restricted common stock issued under a Company Equity Plan, whether or not then vested, will automatically be cancelled and exchanged for a cash payment in an amount equal to $3.80 per share, less applicable tax withholdings.

Restricted Stock Units. At the effective time of the merger, each outstanding restricted stock unit issued under a Company Equity Plan will be adjusted and converted into a restricted stock unit with respect to shares of Walgreens common stock equal to the number of shares of drugstore.com common stock subject to such drugstore.com restricted stock units multiplied by the equity award exchange ratio, (decreased to the nearest full share) and will otherwise be subject to the terms and conditions of such restricted stock unit award in effect prior to the effective time of the merger, including vesting. However, any restricted stock unit that becomes vested prior to or as a result of the merger will be settled for an amount in cash equal to $3.80 multiplied by the number of shares subject to such restricted stock units, less applicable tax withholdings.

Stock Appreciation Rights. At the effective time of the merger, each outstanding stock appreciation right granted under a Company Equity Plan covering shares of drugstore.com common stock (or portion of such a stock appreciation right) that is vested immediately prior to the effective time of the merger or vests as a result of the merger and has an exercise price per share that is less than $3.80, which we refer to as a Vested In-the-Money Company Stock Appreciation Right, will automatically be cancelled and exchanged for a cash payment by Walgreens in an amount equal to: (i) the excess, if any, of (x) $3.80 over (y) the per share exercise price of the Vested In-the-Money Company Stock Appreciation Right, multiplied by (ii) the number of shares of drugstore.com common stock then subject to the Vested In-the-Money Company Stock Appreciation Right. Any amounts payable will be paid less applicable tax withholdings.

At the effective time of the merger, each outstanding stock appreciation right (or portion thereof) covering shares of drugstore.com common stock that is not a Vested In-the-Money Company Stock Appreciation Right (we refer to each as an Other Company Stock Appreciation Right) will be converted into a stock appreciation right to purchase Walgreens common stock based on the equity award exchange ratio and will otherwise be subject to the terms and conditions of such award in effect prior to the effective time of the merger, including vesting and exercisability. Each such converted stock appreciation right will cover the number of shares of Walgreens common stock (decreased to the nearest full share or as otherwise required to satisfy certain applicable legal requirements) determined by multiplying (A) the number of shares covered by the Other Company Stock Appreciation Right by (B) the equity award exchange ratio, and the exercise price per share of such converted stock appreciation right shall be determined by dividing (A) the exercise price per share of the Other Company Stock Appreciation Right by (B) the equity award exchange ratio (increased to the nearest cent).

Equity Award Acceleration. Prior to the effective time of the merger, drugstore.com plans to implement a severance plan reasonably agreed to by Walgreens and drugstore.com that may provide for additional vesting of outstanding equity awards for those employees subject to a qualifying termination of employment following a change in control. Employees designated by drugstore.com (other than our executive officers) will participate in the severance plan.

In addition, pursuant to the terms of her offer letter with drugstore.com, the outstanding equity awards held by our Chief Executive Officer will accelerate and, if applicable, become exercisable in full, upon the merger or other change in control of drugstore.com. Further, our other executive officers and certain other employees are parties to change in control agreements with drugstore.com, which provide acceleration of vesting and, if applicable, exercisability of their drugstore.com equity awards in the event their employment is terminated without cause (and not as a result of death or disability) or they resign for good reason, in each case, within twelve months following a change in control of drugstore.com, and provided they meet the terms and conditions of their respective change in control agreements, including providing a release of claims in favor of drugstore.com. Finally, as noted above, all stock options held by the non-employee members of the drugstore.com board of directors will vest and become exercisable in full immediately prior to the effective time of the merger.

Proxy; Stockholders’ Meeting

drugstore.com has agreed to prepare this proxy as soon as practicable following the date of the merger agreement and file it with the SEC no later than April 7, 2011 in preliminary form, to ensure that this proxy complies as to form in all material respects with the applicable provisions of the Exchange Act and to use its reasonable best efforts to cause the final proxy statement to be mailed to stockholders as soon as reasonably practicable after (i) the tenth calendar day following the date of filing if it does not receive, and reasonably believes it will not receive comments from the SEC or (ii) clearance of any comments received from the SEC. In addition to other obligations with respect to this proxy statement, prior to filing or mailing this proxy statement or responding to any comments of the SEC with respect thereto, drugstore.com had the obligation to (i) provide Walgreens an opportunity to review or comment on such document or response, (ii) include in such document or response all comments reasonably proposed by Walgreens and (iii) not file or mail such document or respond to the SEC, prior to receiving the approval of Walgreens (which approval was not to have been unreasonably withheld, conditioned or delayed). Walgreens subsequently consented to the filing of the preliminary proxy on April 13, 2011.

drugstore.com has agreed to (i) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as reasonably practicable, for the purpose of seeking stockholder approval of the merger agreement and (ii) unless the drugstore.com board of directors has effected a change in recommendation (as described below under “The Merger Agreement—drugstore.com Board Recommendation”), (A) include in this proxy statement the drugstore.com board of directors’ determination that the merger agreement and the transactions contemplated thereby are advisable to and in the best interests of the Company and its stockholders, and the drugstore.com board of directors’ recommendation that holders of shares of drugstore.com common stock vote in favor of the adoption of the merger agreement and (B) use its reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement and secure the vote or consent of drugstore.com’s stockholders as required by the rules of the NASDAQ Global Market, DGCL and other applicable law to effect the merger. Except as described below, drugstore.com may not postpone or adjourn the special meeting without the prior written consent of Walgreens. However, drugstore.com may postpone or adjourn the special meeting (after consulting with Walgreens) if and to the extent that:

•

on the date of the special meeting, drugstore.com has not received proxies representing a sufficient number of shares to conduct business at the meeting or to approve the merger agreement, whether or not a quorum is present;

•	drugstore.com is required to postpone or adjourn the special meeting by applicable law; or

•

drugstore.com is negotiating with a third party with respect to an acquisition proposal and has delivered or reasonably expects that it will deliver to Walgreens written notice that it intends to make a change in recommendation or terminate the merger agreement in response to receipt of a superior proposal, in accordance with the procedures set forth in the merger agreement and described below under “The Merger Agreement—drugstore.com Board Recommendation.”

Any postponement or adjournment must be for the minimum amount of time (i) that Walgreens and drugstore.com believe is necessary to obtain the proxies described in the first bullet above (ii) as is required by law, in the case of the second bullet above or (iii) the drugstore.com board of directors has determined in good faith is necessary to comply with its fiduciary duties to the stockholders of the Company under applicable law or is necessary so that the special meeting does not occur during the five business day period after Walgreens’s receipt of notice of a superior proposal in the case of the third bullet above. drugstore.com has also agreed to adjourn or postpone the special meeting at the request of Walgreens for up to ten business days if an acquisition proposal has been publicly made or disclosed or has become known to the drugstore.com stockholders (other than its officers and directors) and has not been withdrawn or drugstore.com has delivered a notice of superior proposal and the special meeting would reasonably be expected to occur within ten business days after the expiration of the notice period with respect to such superior proposal; provided, however, that if such adjournment or postponement would result in the special meeting occurring less than 5 business days prior to November 24, 2011, then the Company shall only be required to adjourn or postpone the meeting to a date 5 business days prior to November 24, 2011.

Representations and Warranties

The merger agreement contains representations and warranties made by drugstore.com to Walgreens and Merger Sub and representations and warranties made by Walgreens and Merger Sub to drugstore.com. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain confidential disclosures that drugstore.com made to Walgreens and Merger Sub in connection with the negotiation of the merger agreement, which confidential disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings drugstore.com publicly files with the SEC. The following description of the representations and warranties is included to provide drugstore.com’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, drugstore.com made representations and warranties to Walgreens and Merger Sub with respect to, among other things:

•	corporate organization, standing and authority with respect to drugstore.com and its subsidiaries;

•	organizational documents of drugstore.com and its subsidiaries;

•	the capitalization of drugstore.com and its subsidiaries;

•	authorization and enforceability with respect to the merger agreement;

•

the existence, if any, of conflicts with drugstore.com’s or its subsidiaries’ governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	its SEC filings since December 31, 2007, including financial statements contained therein, internal controls and compliance with federal securities and other laws;

•	the existence, if any, of material undisclosed liabilities;

•	the information supplied by drugstore.com in this proxy statement and other documents filed with the SEC in connection therewith;

•	conduct of business, occurrence of certain events and developments and the existence, if any, of certain changes;

•	the existence, if any, of certain litigation;

•	compliance with applicable laws and permits;

•	compliance with the Health Insurance Portability and Accountability Act of 1996;

•	matters related to healthcare laws and regulations;

•	matters related to drugstore.com’s employee benefit plans;

•	labor and employment matters;

•	environmental matters;

•	tax matters;

•	matters with respect to drugstore.com’s material contracts;

•	insurance matters;

•	title to property, and the existence, if any, of encumbrances and leases of real property;

•	intellectual property matters;

•	matters related to data security and privacy;

•	matters related to specified customers, suppliers, distributors and resellers of drugstore.com;

•	brokers’ fees and expenses;

•	the applicability, if any, of state takeover statutes to the merger;

•	receipt by the drugstore.com board of directors of an opinion from drugstore.com’s financial advisor;

•	affiliate transactions; and

•	historical returns of drugstore.com’s products for the past three fiscal years.

Many of the representations and warranties in the merger agreement made by drugstore.com are qualified by a “materiality” or “Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a Material Adverse Effect). For purposes of the merger agreement, a “Material Adverse Effect” means any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in the merger agreement, has had, or would reasonably be expected to have, a material and adverse effect on the business, operations, assets, liabilities, financial condition, or results of operations of drugstore.com and its subsidiaries, taken as a whole, other than any condition, event, change, circumstance, effect or state of facts arising out of or resulting from:

•	general changes, trends or developments in any of the industries in which drugstore.com or any of its subsidiaries operates;

•	changes in general economic, business, regulatory, political or market conditions or in national or global financial markets;

•	international calamity directly or indirectly involving the U.S., national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof;

•	earthquakes, hurricanes, tsunamis, tornadoes, blizzards, floods, mudslides, wild fires, other natural disasters or acts of God or other force majeure events;

•	changes in any applicable laws or generally accepted accounting principles or their official interpretation by a governmental entity;

•

any decline in market price, or change in trading volume, of the capital stock of drugstore.com or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying cause of such decline, change or failure may be considered in determining whether there has been a Material Adverse Effect is such underlying cause is not otherwise excluded from consideration pursuant to this definition);

•

execution, public announcement or the pendency of the merger, except when used to qualify representations or warranties of drugstore.com with respect to conflicts created by execution of the merger agreement and consents and approvals required for consummation of the transactions contemplated by the merger agreement and the conduct of business and absence of certain changes and the condition with respect to the foregoing representations and warranties at closing;

•	any actions taken or not taken in compliance with the terms of the merger agreement, other than the conduct of business covenants;

•

any shareholder class action litigation, shareholder derivative claims or similar shareholder litigation arising out of or in connection with or relating to the merger agreement and the transactions contemplated thereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure; or

•	any matter expressly set forth on the company disclosure letter.

For purposes of the first 5 bullets above, any such condition, event, change, circumstance, effect or state of facts that, individually or in the aggregate, disproportionately impacts drugstore.com and its subsidiaries relative to other participants in the industries in which drugstore.com or its subsidiaries operate may be considered in determining if there has been a Material Adverse Effect.

In the merger agreement, Walgreens and Merger Sub made customary representations and warranties to drugstore.com with respect to, among other things:

•	corporate organization, standing and authority with respect to Walgreens and Merger Sub;

•	authorization and enforceability with respect to the merger agreement;

•

the existence, if any, of conflicts with Walgreens’s or Merger Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the information supplied by Walgreens and Merger Sub in this proxy statement;

•	the ownership, liabilities and operations of Merger Sub;

•	the sufficiency of funds to pay the merger consideration;

•	the absence of any required vote of holders of capital stock of Walgreens to consummate the merger;

•	brokers’ fees and expenses; and

•	Walgreens, Merger Sub or any of their respective subsidiaries’ ownership, if any, of shares of drugstore.com common stock.

The representations and warranties contained in the merger agreement will not survive the effective time of the merger.

Covenants Regarding Conduct of Business by drugstore.com Pending the Merger

Except as specifically required by the merger agreement, required by applicable law, approved in writing by Walgreens (which approval will not be unreasonably withheld, conditioned or delayed) or set forth in a schedule to the merger agreement, from the date of the merger agreement until the earlier to occur of the effective time of the merger and the termination of the merger agreement, drugstore.com will, and will cause each of its subsidiaries to use commercially reasonable efforts to:

•	conduct its business in the ordinary course consistent with past practice;

•	preserve substantially intact the business organization of drugstore.com and its subsidiaries;

•	preserve substantially intact the current relationships with customers, suppliers, strategic alliance partners and others with which it has material business relationships; and

•	maintain insurance policies in amounts and against risks and losses as were in effect as of the date of the merger agreement.

In addition, except as specifically required by the merger agreement, required by applicable law, approved in writing by Walgreens (which approval will not be unreasonably withheld, conditioned or delayed) or set forth in a schedule to the merger agreement and subject to certain exceptions, from the date of the merger agreement until the effective time of the merger, drugstore.com will not and will not permit its subsidiaries to do, or agree to, authorize or enter into any contract obligating it to do, any of the following:

•	amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or equivalent organizational documents;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

subject to certain exceptions, issue, grant, deliver, sell, pledge, dispose of or encumber, any shares of capital stock or other voting securities or equity interests of drugstore.com or any of its subsidiaries, any right to acquire the foregoing or any stock appreciation rights or voting debt of drugstore.com or its subsidiaries;

•

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends or distributions made by a subsidiary of drugstore.com to drugstore.com or another wholly owned subsidiary);

•

subject to certain exceptions, adjust, split, combine, redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock, or enter into any agreement with respect to any of drugstore.com’s or any of its subsidiaries’ capital stock;

•

subject to certain exceptions, authorize or make any commitment with respect to any capital expenditure other than in the ordinary course of business in an amount not to exceed $2,000,000 in the aggregate in any fiscal year;

•

subject to certain exceptions, acquire(whether by merger, consolidation or acquisition of stock or assets or otherwise), any corporation, partnership, or other business organization or division thereof or any assets, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice, pursuant to contracts existing as of the date of the merger agreement or assets with a value or purchase price of less than $250,000 individually or $1,000,000 in the aggregate;

•

subject to certain exceptions sell, lease, exchange, mortgage, pledge, transfer, encumber or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof or any assets in excess of $250,000 individually or $1,000,000 in the aggregate, other than sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to contracts existing as of the date of the merger agreement;

•	enter into any contract for the formation, creation, operation, management or control of any joint venture or partnership that is material to drugstore.com and its subsidiaries, taken as a whole;

•

engage in any transactions, agreements arrangements or understandings with any affiliate or other person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

•

subject to certain exceptions, make any loans, advances or capital contributions to, or investments in, any other person, incur any indebtedness for borrowed money or issue any debt securities in excess of $1,000,000 in the aggregate or assume, guarantee, endorse or otherwise become liable for the indebtedness of any other person;

•

subject to certain exceptions, and except as required by applicable law, as required to maintain favorable tax treatment or status or as contemplated by the terms of the merger agreement or the terms of any benefit plan:

•	materially increase the compensation or benefits of any current or former director or executive officer of drugstore.com or any of its subsidiaries;

•

establish, materially amend, terminate or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan or employment or severance agreement (other than employment and severance agreements and other arrangements in the ordinary course of business and consistent with past practices for employees that are not directors or executive officers);

•	accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation other than as required by the provisions of such awards;

•	fail to make any required contributions under any drugstore.com benefit plan; or

•	hire or terminate the employment, or enter into or materially modify the contractual relationship of, any executive officer or director of drugstore.com or any of its subsidiaries.

•

implement or adopt any changes to drugstore.com’s methods of accounting, except as may be appropriate to conform to changes in generally accepted accounting principles, or statutory or regulatory accounting rules;

•	take certain actions with respect to tax matters;

•

commence or settle, compromise or otherwise resolve any action outside the ordinary course of business consistent with past practice or as would result in any liability for payments in excess of $1,000,000;

•	pay, settle or compromise any stockholder litigation;

•	other than non-exclusive licenses in the ordinary course of business consistent with past practice, grant any licenses in intellectual property;

•

other than in the ordinary course of business consistent with past practice enter into, amend, renew, modify or consent to the termination of any material contract or amend, waive, modify, fail to enforce or consent to the termination of its material rights thereunder;

•	enter into, amend, renew or modify any contract with certain specified persons;

•	take certain actions described in the Workers Adjustment and Retraining Notification Act; or

•	create any subsidiary.

No Solicitations

drugstore.com has agreed that it will not, and will cause its subsidiaries not to, and will not authorize or knowingly permit its and its subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (which we refer to collectively as representatives) to, directly or indirectly:

•

solicit, initiate, knowingly encourage or knowingly induce or knowingly facilitate any proposal or offer constituting, related to or that would reasonably be likely to lead to an acquisition proposal (as defined below);

•

furnish any non-public information regarding any of drugstore.com or its subsidiaries to any person in connection with or in response to an acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal;

•

engage in discussions or negotiations with any person with respect to any acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal (other than to state that they currently are not permitted to have discussions);

•	approve, endorse or recommend any acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal;

•

make or authorize any public statement, recommendation or solicitation in support of any acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal; or

•

enter into any letter of intent or agreement in principle or any contract providing for, relating to or in connection with any acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal (other than a confidentiality agreement in certain circumstances).

drugstore.com also agreed to, and will cause each of its subsidiaries to and will direct each of their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the merger agreement with respect to any acquisition proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an acquisition proposal and request the prompt return or destruction of all confidential information previously furnished by it or on its behalf.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by drugstore.com’s stockholders, in response to a bona fide unsolicited written acquisition proposal made after the date of the merger agreement, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the drugstore.com board of directors determines in good faith (after consultation with outside counsel and financial advisors) constitutes or could reasonably be expected to lead to, a superior proposal (as defined below), drugstore.com may (i) furnish information with respect to drugstore.com and its subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to a confidentiality agreement containing confidentiality and other provisions substantially similar to, and (taken as a whole), no less favorable to drugstore.com than the provisions in the confidentiality agreement between drugstore.com and Walgreens, provided that all non-public information previously has been made available to Walgreens or is made available to Walgreens substantially concurrently with, the time it is provided to such person and (ii) participate in discussions or negotiations with the person making such acquisition proposal (and its representatives), but in each case under the preceding clauses (i) and (ii), only if the drugstore.com board of directors determines in good faith (after consultation with outside counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to drugstore.com’s stockholders under applicable law.

The merger agreement requires drugstore.com to promptly (and in any event within 36 hours) advise Walgreens in writing of the receipt of any acquisition proposal or any inquiry, proposal or offer that would reasonably likely be expected to lead to an acquisition proposal received before the closing of the merger. This notice must include the identity of the person making or submitting the acquisition proposal or inquiry, proposal or offer, and the material terms and conditions thereof. drugstore.com must keep Walgreens informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such acquisition proposal, inquiry, proposal or offer, including providing Walgreens copies of any material correspondence related thereto and proposed agreements to effect such acquisition proposal.

“Acquisition proposal” means any proposal or offer (whether or not in writing) by any person or group (as defined in Section 13(d) of the Exchange Act) with respect to any:

•

merger, consolidation, share exchange, other business combination or similar transaction involving drugstore.com or any of its subsidiaries pursuant to which the holders of the voting power of drugstore.com immediately prior to such transaction own 85% or less of the voting power of the surviving or resulting entity immediately following the transaction;

•

sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a subsidiary of drugstore.com or otherwise) by drugstore.com or any of its subsidiaries of any business or assets of drugstore.com or any of its subsidiaries representing 15% or more of the consolidated revenues, net income or assets of drugstore.com and its subsidiaries, taken as a whole;

•

issuance, sale or other disposition, directly or indirectly, by drugstore.com of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by drugstore.com or any of its subsidiaries representing 15% or more of the voting power of drugstore.com;

•

any single or related transactions to which drugstore.com or any of its subsidiaries is a party in which the holders of the voting power of drugstore.com immediately prior to such transaction own 85% or less of the voting power of drugstore.com immediately following the transaction;

•

any tender or exchange offer for equity securities of drugstore.com in which any person or group acquires, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 15% or more of the voting securities of drugstore.com; or

•	any combination of the foregoing (in each case, other than the merger).

“Superior proposal” means any bona fide written offer made by a third party or group pursuant to which such third party or group would acquire or own, directly or indirectly, more than 70% of the voting securities of drugstore.com or substantially all of the assets of drugstore.com and its subsidiaries, taken as a whole, on terms which the drugstore.com board of directors determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the drugstore.com stockholders than the merger, taking into account all the terms and conditions of such proposal and the merger agreement (including (A) the termination fee and any changes proposed by Walgreens to the terms of the merger agreement (B) the likelihood that such transaction will be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) any necessary financing (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer)).

drugstore.com Board Recommendation

Subject to the provisions described below, the drugstore.com board of directors agreed to unanimously recommend that drugstore.com’s stockholders vote in favor of the adoption of the merger agreement (which we refer to as the board recommendation). The drugstore.com board of directors also agreed to include its determination that the merger agreement and the transactions contemplated thereby are advisable to and in the best interests of the Company and its stockholders (which we refer to as the board determination) and the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the drugstore.com board of directors nor any committee thereof will (and neither will resolve, agree or propose to):

•

fail to make or withhold or qualify or modify (in any manner adverse to Walgreens) the board determination or the board recommendation, the approval of the merger agreement or the merger, or take any action, or permit or authorize any subsidiary of drugstore.com or any representative of drugstore.com or its subsidiaries to take any action inconsistent with the foregoing or resolve, agree or propose to take any such actions;

•	adopt, approve, recommend, endorse or otherwise declare advisable any acquisition proposal or resolve, agree or propose to take any such actions;

•

cause or permit drugstore.com to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an acquisition proposal; or

•

take any action to make the provisions of any takeover laws or any restrictive anti-takeover provision in the certificate of incorporation or bylaws of drugstore.com, inapplicable to any transactions contemplated by an acquisition proposal or amend or modify or terminate, or waive, release or fail to enforce any standstill or similar agreement with respect to any class of equity securities of drugstore.com or its subsidiaries or resolve, agree or propose to take any such actions.

We refer to each of the actions in the first bullet above as an adverse recommendation change.

Notwithstanding these restrictions, if at any time before the adoption of the merger agreement by drugstore.com’s stockholders, the drugstore.com board of directors determines in good faith (after consultation with its outside counsel) that failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to drugstore.com’s stockholders under applicable law, then the drugstore.com board of directors may, in response to a superior proposal received after the date of the merger agreement that has not been withdrawn or abandoned and that is capable of being accepted (or, in the case of a tender or exchange offer, recommended by the board of directors or any committee thereof), and that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, make an adverse recommendation change or take another action prohibited above and terminate the merger agreement, including payment of the specified termination fee (which is described in greater detail below under “The Merger Agreement—Termination Fees and Expenses”), and concurrently enter into an acquisition agreement with a third party, but only if:

•

the drugstore.com board of directors determines in good faith (after consultation with outside counsel) that in light of the receipt of the superior proposal, the failure to make such a change in recommendation or terminate the agreement would reasonably be expected to be inconsistent with the board’s fiduciary duties to drugstore.com’s stockholders under applicable law;

•

drugstore.com provides Walgreens five business days’ prior written notice of the determination described above, which notice describes the material terms and conditions of the superior proposal (including the identity of the party making the superior proposal) and attaches copies of any agreements intended to effect the superior proposal;

•

during such five business day period, drugstore.com negotiates in good faith with Walgreens to enable Walgreens to make a counteroffer or propose to amend the terms of the merger agreement so that the acquisition proposal no longer constitutes a superior proposal;

•

after such five business day period, the drugstore.com board of directors determines in good faith (after consultation with outside counsel and financial advisors) that such acquisition proposal continues to constitute a superior proposal after giving effect to any counter offer or amendments to the terms of the merger agreement proposed by Walgreens in writing that are capable of being accepted by drugstore.com and, after consultation with outside counsel, that the failure to make an adverse recommendation change and terminate the merger agreement to accept such superior proposal would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of drugstore.com under applicable law; and

•

in response to any material revisions to the acquisition proposal deliver a new notice to Walgreens and otherwise comply with the requirements in the bullets above, provided that each notice period after the first shall be three business days rather than five.

Notwithstanding the provisions described above, the merger agreement does not prohibit the drugstore.com board of directors from taking and disclosing to its stockholders a position contemplated by item 1012(a) of Regulation M-A, Rule 14e-2(a) under the Exchange Act or making a statement required under Rule 14d-9 under the Exchange Act; provided, however, that (i) neither drugstore.com nor its board of directors is permitted to recommend that the stockholder of drugstore.com tender any securities in connection with any tender or exchange offer or otherwise approve, endorse or recommend any acquisition proposal unless the drugstore.com board of directors effects an adverse recommendation change and (ii) any such disclosure relating to an acquisition proposal, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, will be deemed to be an adverse recommendation change unless the drugstore.com board of directors expressly publicly reaffirms the board recommendation within 10 business days of such stop look and listen communication.

Additionally, drugstore.com agrees that it will take all actions necessary to prevent any adverse recommendation change from changing the approval of the merger agreement by the drugstore.com board of directors or any committee thereof such that the takeover laws or similar laws of any state would apply to the transactions contemplated by the merger agreement, including the merger.

Any action taken or not taken in breach of the agreements and restrictions contained in the sections “The Merger Agreement—No Solicitations” and “The Merger Agreement—drugstore.com Board Recommendations” by any representative of drugstore.com or any of its subsidiaries will be deemed to be a breach of the merger agreement by drugstore.com.

Employee Compensation and Benefits

Following the effective time of the merger, except for purposes of determining eligibility for retiree health and welfare benefits, Walgreens will give each continuing employee full credit for prior service with drugstore.com and any of its subsidiaries to the extent such service would have been recognized had it been performed at Walgreens for purposes of (i) eligibility and vesting under any Walgreens benefits plans (but not for benefit accrual purposes under any defined benefit plan of Walgreens), and (ii) determination of benefit levels under Walgreens benefits plans (except where credit would result in a duplication of benefits). In addition, Walgreens shall waive (or cause to be waived) pre-existing conditions limitations, eligibility waiting periods and certain other requirements under any medical, dental, pharmaceutical, vision, disability and similar plan of Walgreens to the same extent such limitations or requirements would not have been applicable to the continuing employee under the terms of the comparable drugstore.com plan. Continuing employees also will be credited with any vacation or paid time off that is accrued but unused as of immediately prior to the effective time of the merger, and this accrual shall not be subject to accrual limits or other forfeiture policies for the calendar year in which the merger is consummated, other than drugstore.com’s current limits and policies.

For a period of one-year following the effective time of the merger, Walgreens (or its subsidiaries) shall provide (i) at least the same level of base salary of base wages to each continuing employee as provided to such continuing employee prior to the effective time of the merger, and (ii) benefits and severance payments (other than equity-based benefits, defined benefit pension plan benefits and individual employment agreements) to each continuing employee, that, taken as a whole, are substantially similar in the aggregate to the benefits and severance payments (other than equity-based benefits, defined benefit pension plan benefits and individual employment agreements) provided to similarly situated employees of Walgreens and its subsidiaries (which may be accomplished by providing continuing employees with benefits in accordance with one or more of drugstore.com’s benefit plans as in effect prior to the effective time of the merger).

To the extent that the continuing employees commence participation in the Walgreens benefits plans in the calendar year in which the merger is consummated, Walgreens shall (or cause its subsidiaries to) cause any eligible expenses incurred by a continuing employee and his or her covered dependents to be given full credit under Walgreens’s benefits plans for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to the covered employee and his or her covered dependents for purposes of satisfying all deductible and maximum out-of-pocket requirements as if such amounts had been paid in accordance with Walgreens’s benefits plans. In addition, Walgreens (or its subsidiaries) shall credit the accounts of continuing employees under any Walgreens benefit plan that is a flexible spending plan with any unused balance under the applicable drugstore.com plan.

Other Covenants and Agreements

Directors’ and Officers’ Indemnification and Insurance. For six years after the effective time of the merger, Walgreens is required to, and must cause the surviving corporation of the merger to, indemnify and hold harmless, each person who is as of the effective time of the merger or was prior to the effective time of the merger an officer or director of drugstore.com or any of its subsidiaries, whom we refer to as an indemnified party, against any claims, losses, liabilities, damages, judgments, inquiries, fines and fees, amounts paid in settlement, costs and expenses, including actual attorneys’ fees and disbursements incurred in connection with any suit, claim, action, proceeding, arbitration, mediation, conciliation, consent decree, audit, or investigation arising out of or pertaining to the fact that such indemnified party is or was an officer, director or fiduciary of drugstore.com or any of its subsidiaries or any of the transactions contemplated by the merger agreement to the same extent provided for in the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement. In the event of any such action, the indemnified party will be entitled to advancement of expenses incurred in the defense of such action from Walgreens or the surviving corporation to the same extent provided under the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement and any contracts existing between such indemnified party and drugstore.com or any of its subsidiaries as of the date of the merger agreement; provided that the indemnified party who is requesting such indemnification or advance must agree to repay such payments or advances if it is ultimately determined that he or she is not entitled to indemnification. If any action with respect to which an indemnified party is entitled to indemnification is instituted against any indemnified party on or prior to the sixth anniversary of the effective time of the merger, the indemnification obligations of Walgreens and the surviving corporation under the merger agreement will continue in effect until the final disposition of such action.

Except as may be required by applicable law, Walgreens and drugstore.com have agreed that for a period of six years from the effective time of the merger, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto now existing in favor of any indemnified party as provided in the certificate of incorporation and bylaws of drugstore.com or any of its subsidiaries, as applicable, as of the date of the merger agreement and any contracts existing between such indemnified party and drugstore.com or any of its subsidiaries as of the date of the merger agreement will survive the merger and continue in full force and effect, and during for six-year period following the effective time of the merger will not be amended, repealed or otherwise modified in any manner that would adversely affect any right of any indemnified party. In addition, Walgreens has agreed to cause the certificate of incorporation and bylaws of the surviving corporation and any of its subsidiaries, as applicable, to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits pursuant to the terms thereof in effect immediately prior to the effective time of the merger), occurring at or prior to the effective time of the merger, to the fullest extent permitted by applicable law and not to repeal, amend or otherwise modify such provisions during the six-year period following the effective time of the merger except as required by applicable law.

For six years after the effective time of the merger, Walgreens is required to cause the surviving corporation of the merger to provide directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering each person who, as of the date of the merger agreement, were covered by drugstore.com’s and its subsidiaries’ directors’ and officers’ insurance policies, with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as those in effect on the date of the merger agreement. The surviving corporation of the merger’s obligation to provide this insurance coverage is subject to a cap on annual premiums of 300% of the total current annual premium paid by drugstore.com in effect on the date of the merger agreement. If the surviving corporation of the merger cannot maintain the existing or equivalent insurance coverage without exceeding the 300% cap, the surviving corporation is required to obtain a policy with the best coverage reasonably available for a cost not exceeding the cap. In lieu of the foregoing, prior to the effective time of the merger Walgreens may purchase a “tail” directors’ and officers’ liability insurance policy covering the same persons and providing the same terms with respect to coverage and amount as stated above, so long as the cost of such policy does not exceed 300% of the total premium paid by drugstore.com in its last full fiscal year.

Litigation. drugstore.com will provide Walgreens with prompt notice of and copies of all proceedings and correspondence relating to any action against drugstore.com, any of its subsidiaries or any of their respective directors or officers by any stockholder of drugstore.com arising out of or relating to the merger agreement or the transactions contemplated thereby. In addition, drugstore.com must give Walgreens the opportunity to participate in the defense or settlement of any such stockholder action, and give due consideration to Walgreens’s advice with respect to such stockholder action.

Public Announcements. Subject to certain exceptions in the merger agreement, the parties have agreed not to issue any press release or public statements concerning the merger without giving each other a reasonable opportunity to review and comment upon any press release or other public statements and obtaining the prior consent of the other parties (which consent will not be unreasonably withheld, conditioned or delayed.

Access to Information; Confidentiality. From the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, subject to certain exceptions described in the merger agreement, drugstore.com has agreed to, and to cause its subsidiaries officers and directors and use reasonable best efforts to cause its and their representatives to, give representatives of Walgreens and Merger Sub reasonable access during normal business hours, consistent with applicable law to the officers, employees, properties, offices, other facilities and books and records of drugstore.com and each of its subsidiaries and will furnish Walgreens, Merger Sub and their respective representatives with such financial, operating and other data and information as Walgreens, Merger Sub and their respective representatives may reasonably request. In addition, Walgreens and drugstore.com have agreed to remain bound by the confidentiality agreement executed by the parties prior to the execution of the merger agreement.

Takeover Laws and Rights. If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other anti-takeover statute or regulation of the states of Delaware or Washington is or may become applicable to the merger agreement, the merger, or any of the other transactions contemplated by the merger agreement, drugstore.com, Walgreens, Merger Sub and their respective boards of directors have agreed to use their reasonable best efforts to grant such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable and otherwise act reasonably to eliminate or minimize the effects of such law.

Notification of Certain Matters. drugstore.com and Walgreens have agreed to promptly notify the other party of (i) becoming aware that any representation or warranty made by such party in the merger agreement is or would be untrue or incorrect, except as would not reasonably be expected to have a Material Adverse Effect, (ii) any failure to comply or satisfy in any material respect with any covenant or agreement in the merger agreement, (iii) any actions against or to the knowledge of such party, threatened in writing relating to or involving the merger agreement or the transactions contemplated thereby, or (iv) the receipt of any written communication alleging that a material consent is or may be required in connection with the transactions contemplated by the merger agreement.

Reasonable Best Efforts

Subject to the terms and conditions set forth in the merger agreement, each of Walgreens, Merger Sub and drugstore.com has agreed to use its reasonable best efforts to take (or cause to be taken) all actions, to do (or cause to be done), all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, and to use reasonable best efforts not to take or cause to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby. In addition, the parties have agreed to use commercially reasonable efforts to obtain consents under certain drugstore.com material contracts in connection with the merger agreement and the consummation of the merger to the extent Walgreens requests that such consent be sought. Each party also has agreed to make, if required, appropriate filings under any antitrust law, including the HSR Act, with respect to the transactions contemplated by the merger agreement as promptly as practicable and in any event within ten business days of the date of the merger agreement and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods as soon as practicable. drugstore.com must use good faith efforts to execute its existing plan to become compliant with applicable Payment Card Industry standards within a reasonable period of time.

In connection with the efforts described above to obtain all requisite approvals and authorizations under the HSR Act or any other antitrust law, the parties must use their reasonable best efforts to (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (ii) keep the other party reasonably informed of any communication received from, or given to, the FTC, the antitrust division or any other governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the antitrust division or any other governmental entity of competent jurisdiction or, in connection with any proceeding by a private party, with any other person, and to the extent permitted, give the other party the reasonable opportunity to attend and participate in such meetings and conferences.

Walgreens and drugstore.com have agreed to use their respective reasonable best efforts, from the date of the merger agreement to the closing date, to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the closing of the merger. Notwithstanding anything in the merger agreement to the contrary, in order to obtain the approvals and authorizations for the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law, neither Walgreens nor any of its subsidiaries or affiliates is obligated to, and neither drugstore.com nor any of its subsidiaries shall without the prior written consent of Walgreens (which consent shall be in its sole discretion), (i) proffer to, agree to or become subject to any order, judgment or decree to, sell, license or dispose of or hold separate or sell, license or dispose of or hold separate any of the assets, businesses, product lines or interest in any assets or businesses of Walgreens or any of its affiliates or any material portion of the assets, business product lines or interest in any assets of drugstore.com or any of its subsidiaries or to consent to any sale, license, or disposition, or agreement to sell, license or dispose of, by drugstore.com or any of its subsidiaries, any material portion of the assets, businesses or product lines of drugstore.com or any of its subsidiaries, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Walgreens or any material portion of the assets or businesses of drugstore.com or any of its subsidiaries, any contract to which Walgreens or any of its subsidiaries is a party or otherwise bound or any material contract to which drugstore.com or any of its subsidiaries is a party or otherwise bound or any of the relationships of Walgreens or any of its subsidiaries or any material relationship of drugstore.com or any of its subsidiaries with any other persons, or (iii) proffer to or agree to any concession, accommodation or liability, subject to certain exceptions. We refer to any one of the items described in the preceding clauses (i) through (iii) as a “Burdensome Action.”

New Jersey Industrial Site Remediation Act

Pursuant to the New Jersey Industrial Site Remediation Act and corresponding regulations (which we refer to as ISRA), certain steps must be taken and documents filed with the New Jersey Department of Environmental Protection (whom we refer to as NJDEP) in respect of our New Jersey distribution centers to consummate the merger. Promptly following the date of the merger agreement, drugstore.com was required to commence actions necessary to comply with or except the merger from ISRA, including, as appropriate, making any required notifications in a timely manner, hiring a licensed site mediation professional, filing a general information notice with the NJDEP, and promptly commencing a preliminary site assessment.

Any environmental consultants we retain in connection with the ISRA process must be reasonably acceptable to Walgreens, and Walgreens has the right to review and reasonably and promptly comment upon certain related materials. drugstore.com must (i) diligently pursue the actions described in the preceding sentence, (ii) use reasonable best efforts to complete the preliminary assessment report such that it is available to Walgreens as soon as reasonably possible, (iii) use reasonable best efforts to deliver such report to Walgreens at least 5 business days prior to the effective time of the merger. Further, drugstore.com must consult with Walgreens regarding available options for compliance based on the findings of the preliminary assessment report and may not commit to a specific course of action regarding such findings without Walgreens prior consent, which may not be unreasonably conditioned, withheld or delayed.

Notwithstanding anything to the contrary in the merger agreement, if all required actions to comply with ISRA cannot reasonably be (or have not been) fully performed prior to the first date the effective time of the merger could otherwise occur (assuming full compliance with, or inapplicability of, ISRA), then drugstore.com is required to file a remediation certificate with the NJDEP for the purpose of removing any restrictions under ISRA to the consummation of the merger prior to the completion of the ISRA process. If drugstore.com fails to commence, or unreasonably delays the actions described above with respect to ISRA, Walgreens may take steps necessary to secure ISRA compliance as of the effective time of the merger.

Conditions to the Merger

Conditions to Each Party’s Obligations. The obligations of Walgreens and Merger Sub, on the one hand, and drugstore.com, on the other hand, to consummate the merger are subject to the satisfaction or waiver of the following mutual conditions:

•	drugstore.com must have received the affirmative vote of the holders of at least a majority of the outstanding shares of drugstore.com common stock in favor of adoption of the merger agreement;

•

the waiting period applicable to the merger under the HSR Act must have expired or been terminated and all other approvals, authorizations and consents of government entities required to consummate the merger (other than would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect) have been obtained; and

•

no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, order, judgment or decree (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement.

Conditions to Walgreens’s and Merger Sub’s Obligations. The obligations of Walgreens and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties of drugstore.com relating to capitalization and indebtedness set forth in the merger agreement must be true and correct in all respects on the date of the merger agreement and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be true and correct does not, directly or indirectly, result in an increase in the aggregate consideration payable by Walgreens and an increase in the outstanding indebtedness for borrowed money of the surviving corporation of the merger and its subsidiaries in excess of 0.75% or more, in the aggregate, as compared to what such amount would have been if the representations and warranties had been true and correct in all respects;

•

the representations and warranties of drugstore.com made in the merger agreement relating to authorization, certain material contracts and the capitalization of the subsidiaries of drugstore.com must be true and correct in all material respects when made and at and as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the other representations and warranties of drugstore.com made in the merger agreement must be true and correct on the date of the merger agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect or similar qualification set forth therein) does not have, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•

drugstore.com must have performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time of the merger;

•	Walgreens must have received a certificate signed on behalf of drugstore.com by an executive officer as to the satisfaction of the conditions described in the preceding four bullets;

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since the date of the merger agreement, there shall not have been any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect that is continuing;

•

no court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment order or decree (whether temporary, preliminary or permanent) that is in effect that, individually or in the aggregate requires a Burdensome Action (which definition is described in “The Merger Agreement—Reasonable Best Efforts”); and

•

no action shall have been overtly threatened in writing or commenced and be pending by any governmental entity of competent jurisdiction wherein a judgment would, individually or in the aggregate, with other such judgments that have been entered, or that are being sought, by a governmental entity or have been so overtly threatened in writing to be sought by a governmental entity, have or would reasonably be expected to (i) restrain, enjoin or otherwise prohibit or make illegal the consummation of the merger or any of the other transactions contemplated by the merger agreement, or (ii) have the effect described in the immediately preceding bullet.

Conditions to drugstore.com’s Obligations. The obligation of drugstore.com to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

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the representations and warranties of Walgreens and Merger Sub made in the merger agreement with respect to authority must be true and correct in all respects as of the date of the merger agreement and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the other representations and warranties of Walgreens and Merger Sub made in the merger agreement must be true and correct on the date of the merger agreement and at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date) except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect or similar qualification set forth therein) does not have, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (which definition is described below);

•

Walgreens and Merger Sub must have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date; and

•

drugstore.com must have received a certificate signed on behalf of Walgreens and Merger Sub by an authorized officer of Walgreens and Merger Sub as to the satisfaction of the conditions described in the preceding three bullets.

For purposes of the merger agreement, “Parent Material Adverse Effect” means any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in the merger agreement has had, or would reasonably be expected to have a materially adverse effect on the business, operations, financial condition or results of operations of Walgreens and its subsidiaries, taken as a whole, other than any condition, event, change, circumstance, effect or state of facts arising out of or attributable to:

•	general changes, trends or developments in any of the industries in which Walgreens, Merger Sub or any of their respective subsidiaries operates;

•	changes in general economic, business, regulatory, political or market conditions or in national or global financial markets;

•	international calamity directly or indirectly involving the U.S., national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof;

•	earthquakes, hurricanes, tsunamis, tornadoes, blizzards, floods, mudslides, wild fires, other natural disasters or acts of God or other force majeure events;

•	changes in any applicable laws or generally accepted accounting principles or the official interpretation thereof;

•

any decline in market price, or change in trading volume, of the capital stock of drugstore.com or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline, change or failure, may be considered in determining whether there has been a Material Adverse Effect if such underlying cause is not otherwise excluded from consideration pursuant to this definition);

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the negotiation, execution, delivery or public announcement of the pendency of the merger agreement or the transactions contemplated by the merger agreement, or any actions taken or failure to take action in compliance with the terms of the merger agreement or otherwise, with the written consent of drugstore.com including, in each case, the impact of such actions on the relationships of Walgreens or any of its subsidiaries with customers, vendors, suppliers, strategic alliance partners, licensors, consultants, employees, independent contractors or other third parties with which Walgreens or any of its subsidiaries has any relationship;

•

any shareholder class action litigation, derivative claims or similar litigation arising out of or in connection with or relating to the merger agreement and the transactions contemplated by the merger agreement, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure; or

•	any matter expressly set forth on Walgreens’s disclosure letter.

For the purposes of the first four bullets above, any such condition, event, change, circumstance, effect or state of facts that, individually or in the aggregate, disproportionately impact Walgreens, Merger Sub and their respective subsidiaries relative to other participants in the industry or industries in which they operate may be considered in determining if there has been a Parent Material Adverse Effect.

Termination of the Merger Agreement

drugstore.com and Walgreens may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Walgreens or drugstore.com may terminate the merger agreement before the consummation of the merger if:

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any court or other governmental entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree, or taken any other action that permanently restrains, enjoins, prohibits or makes illegal the consummation of the merger and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of such judgment, order, injunction, rule, decree or other action;

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stockholder approval of adoption of the merger agreement is not obtained at the special meeting (or any adjournment or postponement thereof); provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of the failure to obtain the foregoing; or

•

the merger is not consummated by November 24, 2011 (which we refer to as the outside date); provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of the failure of the consummate the merger prior to the outside date.

Walgreens may also terminate the merger agreement if:

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there is an inaccuracy in drugstore.com’s representations or warranties in the merger agreement or drugstore.com breaches its covenants in the merger agreement, in either case such that the conditions set forth in any of the first four bullet points under “The Merger Agreement—Conditions to the Merger—Conditions to Walgreens’s and Merger Sub’s Obligations” would not be satisfied, and such inaccuracy or breach is not cured within 30 days after notice thereof (or, if less, the number of calendar days remaining until the outside date); provided, that the termination right described in this bullet point will not be available to Walgreens if either Walgreens or Merger Sub are then in material breach of any of their representations, warranties, covenants or agreements set forth in the merger agreement;

•

(i) the drugstore.com board of directors or any committee thereof has effected or permitted an adverse recommendation change (as defined in “The Merger Agreement—drugstore.com Board Recommendation”) or adopted, approved or publicly endorsed, declared advisable or recommended to the drugstore.com stockholders an acquisition proposal other than the merger or permitted drugstore.com or any of its subsidiaries to enter into an alternative acquisition agreement, (ii) drugstore.com fails to publicly reaffirm its recommendation that its stockholders approve adoption of the merger agreement within ten business days of receipt of a written request by Walgreens to do so following the public announcement of an acquisition proposal or recommend against a competing tender or exchange offer for 10% of more of the outstanding shares of drugstore.com common stock after commencement of such offer or (iii) drugstore.com fails to include in this proxy statement the drugstore.com board’s determination that the merger agreement is advisable and in the best interests of drugstore.com and its stockholders or recommendation that stockholders adopt the merger agreement or includes in this proxy statement any proposal to vote upon or consider any other acquisition proposal; or

•

drugstore.com breaches in any material respect (other than an unintentional breach that cannot be cured within five days) its obligations under the non-solicitation and board recommendation provisions of the merger agreement and has not cured such breach within five days written notice from Walgreens.

drugstore.com may also terminate the merger agreement:

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if there is an inaccuracy in Walgreens’s or Merger Sub’s representations in the merger agreement or Walgreens or Merger Sub breaches its covenants in the merger agreement, in either case such that the conditions set forth in “The Merger Agreement—Conditions to the Merger—Conditions to drugstore.com’s Obligations” would not be satisfied, and such inaccuracy or breach is not cured within 30 days after notice thereof (or, if less, the number of calendar days remaining until the outside date); provided, that the termination right described in this bullet point will not be available to drugstore.com if it is then in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; or

•

prior to receipt of approval of the adoption of the merger agreement by drugstore.com’s stockholders, if the drugstore.com board of directors effects an adverse recommendation change in accordance with the terms of the merger agreement in connection with its acceptance of a superior proposal; provided, that concurrently with such termination, drugstore.com enters into an acquisition agreement relating to such superior proposal and pays the termination fee described under “The Merger Agreement—Termination Fees and Expenses” below.

If the merger agreement is terminated, it will become void and of no effect, without any liability or other obligation on the part of Walgreens, Merger Sub, drugstore.com or their respective officers, directors, stockholders or affiliates, except for certain provisions relating to confidentiality, public announcements, termination fees and expenses amendments, supplements, extension of time and waivers and general provisions. No such termination will relieve any party from liability for any deliberate, willful and knowing breach of its covenants or agreements set forth in the merger agreement or for fraud.

Termination Fees and Expenses (Page [•])

drugstore.com has agreed to pay Walgreens a termination fee of $15.031 million in the event that the merger agreement is terminated:

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by Walgreens or drugstore.com (i) following the outside date pursuant to the provisions described in the third bullet point in the first paragraph under “The Merger Agreement—Termination of the Merger Agreement” above or (ii) by Walgreens for a breach of representation, warranty or covenant pursuant to the provisions described in the first bullet point in the second paragraph under “The Merger Agreement—Termination of the Merger Agreement,” in each case if an acquisition proposal (or the intention to make an acquisition proposal if the merger agreement were not in effect or were terminated) is publicly disclosed or is otherwise communicated to any officer or director of drugstore.com or the drugstore.com board of directors or any committee thereof and, in the case of the first and second bullet below, not withdrawn at least 5 business days prior to the outside date or breach giving rise to the right of termination and:

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal with a per share value equal to or greater than the merger consideration, such fee to be paid on the same day as the agreement is entered into or the recommendation is made;

•

concurrently with the termination or within 12 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal; or

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, an acquisition proposal with a per share value equal to or greater than the merger consideration with the person who made the acquisition described above or any controlled affiliate of such person and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal.

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by Walgreens or drugstore.com for failure to obtain drugstore.com stockholder approval pursuant to the provisions described in the second bullet point in the first paragraph under “The Merger Agreement—Termination of the Merger Agreement,” if an acquisition proposal (or the intention to make an acquisition proposal if the merger agreement were not in effect or were terminated) is publicly disclosed or becomes known to the holders of 30% or more of the shares of drugstore.com common stock and, in the case of the first and second bullet below, has not been withdrawn at least 11 business days prior to date of the special meeting and:

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal with a per share value equal to or greater than the merger consideration, such fee to be paid on the same day as the recommendation is entered into or the recommendation is made;

•

concurrently with the termination or within 12 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, any acquisition proposal and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal; or

•

concurrently with the termination or within 6 months thereafter, drugstore.com or any of its subsidiaries enters into a definitive agreement with respect to, consummates, or the drugstore.com board of directors or any committee thereof recommends, an acquisition proposal with a per share value equal to or greater than the merger consideration with the person who made the acquisition described above or any controlled affiliate of such person and the acquisition proposal is subsequently consummated, such fee to be paid upon consummation of the acquisition proposal.

•

by Walgreens pursuant to the provisions described in the second and third bullet points in the second paragraph under “The Merger Agreement—Termination of the Merger Agreement” above, such fee to be paid within two business days after such termination.

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by drugstore.com pursuant to the provisions described in second bullet point in the third paragraph under “The Merger Agreement—Termination of the Merger Agreement” above, such fee to be paid prior to and as a condition of such termination.

For purposes of the first and second bullet points above only, all references to 15% and 85% in the definition of “acquisition proposal” will be references to 50.1% and 49.9%, respectively.

The parties acknowledged in the merger agreement that the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Walgreens and Merger Sub would not have entered into the merger agreement. If drugstore.com fails to pay the foregoing fees to Walgreens when due and commences a suit that results in a judgment for all or a portion of the fee, drugstore.com will pay interest on the unpaid amount at the prime rate in effect on the date such payment was required to be made plus 3% per annum.

Except as expressly set forth in the merger agreement and described above, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated thereby will be borne by the party incurring such expenses, whether or not the merger is consummated.

Amendment

The merger agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. The parties may (i) extend the time for the performance of any of the obligations or acts of the other party or parties, as applicable, (ii) waive any inaccuracies in the representations and warranties of the other party or parties set forth in the merger agreement or any document delivered pursuant thereto or (iii) subject to applicable law, waive compliance with any of the agreements or conditions of the other party or parties contained herein; provided that such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party or parties, as applicable. However, subsequent to the adoption of the merger agreement by drugstore.com’s stockholders, no such amendment or waiver may be made that requires approval of drugstore.com’s stockholders under applicable law unless the required further approval is obtained.

No Third Party Beneficiaries

Nothing in the merger agreement, express or implied, is intended to or will confer upon any person other than the parties to the merger agreement any right, benefit or remedy of any nature whatsoever, under or by reason of the merger agreement, other than the provisions relating to directors’ and officers’ indemnification and insurance and the right of drugstore.com’s securityholders to receive the merger consideration after the effective time.

Remedies

Each party is entitled to specific performance, including an injunction or injunctions, to prevent a breach of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the United States District Court for the District of Delaware, in addition to any other remedy to which the parties may be entitled at law or in equity.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated, we expect to hold the 2011 annual meeting of stockholders.

Under the SEC’s proxy rules, stockholder proposals (including nominations for the election of directors) that satisfy specified conditions may be included in our proxy statement and form of proxy card for, and may be presented at, the 2011 annual meeting of stockholders. For a stockholder proposal to be considered for inclusion in drugstore.com’s proxy statement for our 2011 annual meeting of stockholders, the written proposal must have been received by the Corporate Secretary of drugstore.com no later than December 20, 2010. However, if the date of our annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, then the proposal must be received a reasonable time before the company begins to print and send its proxy materials. The proposal will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

In addition, if you intend to submit a nomination or other business for consideration at the 2011 annual meeting, other than submitting a proposal to be included in our proxy materials, you must comply with the advance notice provisions of our bylaws. These provisions require that you give written notice to our Secretary not less than 90 and not more than 120 calendar days before June 10, 2011, the one-year anniversary of the 2010 annual meeting. This requires that we had received notice between February 10, 2011 and March 12, 2011. However, if the date of our 2011 annual meeting of stockholders is more than 30 calendar days before or more than 70 calendar days after the one-year anniversary of the date of the 2010 annual meeting (i.e., after August 19, 2011), your proposal must be received by the Corporate Secretary of drugstore.com no later than the later of (i) 90 calendar days prior to the 2011 annual meeting of stockholders or (ii) 10 calendar days following the day on which we first publicly announce the date of the 2011 annual meeting of stockholders. As set forth in our bylaws, your notice of a stockholder proposal not intended to be included in our 2011 proxy statement must set forth the information required pursuant to drugstore.com’s bylaws, which can be obtained as described below.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any stockholder proposal that does not comply with these and other applicable requirements.

For more information regarding stockholder proposals or nominations, you may request a copy of our bylaws from the Corporate Secretary of drugstore.com.

APPRAISAL RIGHTS

Under Delaware law, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of drugstore.com common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of drugstore.com common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to drugstore.com’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262;

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, via the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger; and

•

You must continue to hold your shares of drugstore.com common stock through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of drugstore.com common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of drugstore.com common stock.

All demands for appraisal should be addressed to drugstore.com, inc., 411 108th Avenue NE, Suite 1400, Bellevue, WA 98004, Attn: Corporate Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly submitted a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of drugstore.com common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon drugstore.com, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of drugstore.com to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that drugstore.com will file such a petition or that drugstore.com will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement. You also should note that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, are not opinions as to fair value under Section 262.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of drugstore.com common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

We did not pay or declare cash dividends in fiscal year 2008, fiscal year 2009 or fiscal year 2010, and we do not currently anticipate paying any cash dividends in the foreseeable future.

drugstore.com common stock is traded on the NASDAQ Global Market under the symbol “DSCM.” The following table sets forth the high and low sales prices of drugstore.com common stock for the periods indicated as reported by the NASDAQ Global Market.

Fiscal Period	Common Stock Price
	High	Low
Fiscal Year 2008
First Quarter: December 31 – March 30	$3.38	$2.03
Second Quarter: March 31 – June 29	$2.50	$0.95
Third Quarter: June 30 – September 28	$2.89	$1.66
Fourth Quarter: September 29 – December 28	$2.75	$0.74
Fiscal Year 2009
First Quarter: December 29 – March 29	$1.47	$0.65
Second Quarter: March 30 – June 28	$2.09	$1.07
Third Quarter: June 29 – September 27	$2.72	$1.54
Fourth Quarter: September 28 – January 3	$3.59	$2.19
Fiscal Year 2010
First Quarter: January 4 – April 4	$3.95	$2.60
Second Quarter: April 5 – July 4	$3.95	$2.92
Third Quarter: July 5 – October 3	$3.21	$1.48
Fourth Quarter: October 4 – January 2	$2.34	$1.55
Fiscal Year 2011
First Quarter: January 3 – April 3	$3.94	$1.67

The following table sets forth the closing price of our common stock, as reported on the NASDAQ Global Market on March 23, 2011, the last full trading day before we publicly announced the signed merger agreement with Walgreens, and on April 12, 2011, the last full trading day before the filing of this proxy statement:

Common Stock Price
March 23, 2011	$1.79
April 12, 2011	$3.84

You are encouraged to obtain current market quotations for drugstore.com common stock in connection with voting your shares. Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information as of March 31, 2011 regarding beneficial ownership of our common stock by (a) each person who, to drugstore.com’s knowledge, beneficially owned more than five percent of the outstanding shares of our common stock as of that date, (b) each of our Named Executive Officers (as defined in Item 402 of Regulation S-K promulgated by the SEC), (c) each member of our board of directors, and (d) all directors and executive officers as a group.

Name and Address of Beneficial Owners(1)	Number of Shares Owned(2)	Right to Acquire(3)	Percent of Outstanding Shares(4)
Dawn G. Lepore (5)	1,093,752	4,778,064	5.5%
Richard W. Bennet III (6)	40,000	190,000	*
Geoffrey R. Entress (7)	30,000	190,000	*
Jeffery M Killeen (8)	30,000	190,000	*
William D. Savoy (9)	130,000	202,500	*
Gregory S. Stanger (10)	30,000	202,500	*
Yukio Morikubo (11)	145,473	485,899	*
Robert Potter (12)	113,465	379,180	*
Tracy Wright (13)	123,941	415,457	*
Amazon.com, Inc. (14) 1200 12th Avenue South Seattle, WA 98144	12,963,339	0	12.1%
Kleiner Perkins Caufield & Byers (15) 2750 Sand Hill Road Menlo Park, CA 94025.	9,968,745	0	9.3%
T. Rowe Price Associates, Inc. (16) 100 E. Pratt Street Baltimore, MD 21202	7,342,906	0	6.9%
All executive officers and directors as a group (9 persons) (17)	8,770,231	7,033,600	8.2%

*	Less than one percent.
1.	Unless otherwise indicated, the address of each beneficial owner is c/o drugstore.com, inc., 411 108th Avenue NE, Suite 1400, Bellevue, WA 98004.
2.	To our knowledge, each person has sole voting and investment power over the shares owned (or shares voting and/or investment power with such person’s spouse) unless otherwise noted.
3.	Consists of options that are currently exercisable or will become exercisable within 60 days of March 31, 2011 and restricted stock unit awards and performance stock unit awards that are scheduled to vest and settle within 60 days of March 31, 2011.
4.	The percentage of outstanding shares is based on 106,749,508 shares issued and outstanding as of March 31, 2011. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days of March 31, 2011 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person.
5.	Includes 4,778,064 shares subject to options exercisable and Restricted Stock Units releasable within 60 days of March 31, 2011.
6.	Includes 190,000 shares subject to options exercisable within 60 days of March 31, 2011.
7.	Includes 190,000 shares subject to options exercisable within 60 days of March 31, 2011.
8.	Includes 190,000 shares subject to options exercisable within 60 days of March 31, 2011.
9.	Includes 202,500 shares subject to options exercisable within 60 days of March 31, 2011.
10.	Includes 202,500 shares subject to options exercisable within 60 days of March 31, 2011.

11.	Includes 485,899 shares subject to options exercisable and Restricted Stock Units releasable within 60 days of March 31, 2011.
12.	Includes 379,180 shares subject to options exercisable and Restricted Stock Units releasable within 60 days of March 31, 2011.
13.	Includes 415,457 shares subject to options exercisable and Restricted Stock Units releasable within 60 days of March 31, 2011.
14.	Represents shares held by Amazon.com NV Investment Holdings, Inc., a wholly owned subsidiary of Amazon.com, Inc. According to the Schedule 13D filed on July 23, 2010 by Amazon.com, Inc., Amazon.com is the beneficial owner of and has dispositive power over 12,963,339 shares of our common stock and has sole voting power of all 12,963,339 shares.
15.	According to the Schedule 13G filed on February 12, 2010 by Kleiner Perkins Caufield & Byers VIII, L.P. (“KPCB VIII”). KPCB VIII is the beneficial owner of and has shared dispositive power over all 9,652,143 shares of our common stock and has shared voting power over all of these shares,but does not have sole voting power of any of these shares. Represents 9,123,655 shares held by KPCB VIII, 528,488 shares held by KPCB VIII Founders Fund, L.P. (“KPCB VIII FF”). KPCB VIII and KPCB VIII FF are wholly controlled by KPCB VIII Associates, L.P.
16.	According to the amended Schedule 13G filed on February 10, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”), Price Associates is the beneficial owner of and has dispositive power over 7,342,906 shares of our common stock and has sole voting power of 709,090 shares.
17.	Includes 7,033,600 shares subject to options shares subject to options exercisable and Restricted Stock Units releasable exercisable within 60 days of March 31, 2011.

OTHER MATTERS

We are currently not aware of any other business to come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the drugstore.com board of directors may recommend.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

We may deliver only one copy of this proxy statement to stockholders residing at the same address, unless our stockholders have notified us of their desire to receive multiple copies of the proxy statement. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at a shared address to which only one copy was mailed. To request additional copies of this proxy statement, or to request to receive multiple or single copies of proxy statements at a shared address in the future, please mail your request to drugstore.com, Inc., 411 108th Avenue, Suite 1400, Bellevue, WA 98004 Attn: Investor Relations, or call Investor Relations at (425) 372-3200.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to our Investors page on our corporate web site at http://investor.drugstore.com/sec.cfm. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended January 2, 2011 (filed on March 18, 2011).

•	Current Reports filed on Form 8-K dated March 23, 2011 (filed on March 24, 2011); and dated April 8, 2011 (filed on April 13, 2011).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting Investor Relations by telephone at (425) 372-3200, by mail at drugstore.com, inc., 411 108th Avenue NE, Suite 1400, Bellevue, WA 98004, Attn: Investor Relations. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

WALGREEN CO.,

DOVER SUBSIDIARY, INC.

and

drugstore.com, inc.

Dated as of March 23, 2011

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 23, 2011, is by and among Walgreen Co., an Illinois corporation (“Parent”), Dover Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and drugstore.com, inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, pursuant to this Agreement, and upon the terms and subject to the conditions set forth herein, Merger Sub will be merged with and into the Company with the Company as the Surviving Corporation (the “Merger”), in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the “Shares”), (other than the Excluded Shares and the Dissenting Shares) will be converted into the right to receive $3.80 per Share in cash without interest and subject to any withholding of Taxes required by applicable Law (the “Merger Consideration”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously approved and declared advisable this Agreement and the transactions contemplated herein, including the Merger;

WHEREAS, the boards of directors of Parent and Merger Sub have unanimously approved and declared advisable this Agreement and the transactions contemplated herein, including the Merger; and

WHEREAS, each of Parent, Merger Sub and the Company desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the “Surviving Corporation.” The Merger shall have the effects set forth in Section 259 of the DGCL.

(b) At the Effective Time, the certificate of incorporation of the Company shall be amended and restated to read as set forth on Exhibit A hereto and shall thereafter be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. At the Effective Time, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 1.2 Effective Time. Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be duly executed and filed in accordance with the DGCL on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time such Certificate of Merger shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

Section 1.3 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., Chicago time, on a date to be specified by the parties, such date to be no later than the second Business Day after satisfaction or waiver (to the extent permitted hereunder) of all of the conditions set forth in Article VI (other than conditions that may only be satisfied on the Closing Date, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), by electronic exchange of documents and signatures, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws and applicable Laws.

ARTICLE II

MERGER CONSIDERATION; CONVERSION OF STOCK

Section 2.1 Conversion of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or Merger Sub or any holder of any securities thereof:

(a) Capital Stock of Merger Sub. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $0.01 per share.

(b) Cancellation of Shares. Each outstanding or issued Share that is owned by Parent, Merger Sub or the Company, or by any Subsidiary of Parent, Merger Sub or the Company, immediately prior to the Effective Time (collectively, the “Excluded Shares”), shall automatically be canceled and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall automatically be converted into the right to receive cash in an amount, without interest, equal to the Merger Consideration. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a “Certificate”) or book-entry Shares (“Book-Entry Shares”) representing any such Shares shall cease to have any rights with respect to such Shares, except, in all cases, the right to receive the Merger Consideration, without interest, upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.2. The right of any holder of any Share to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable Tax Law.

(d) Company Stock Awards. The Company shall take all requisite action so that:

(i) At the Effective Time, each outstanding incentive or nonqualified option to purchase Shares (each, a “Company Stock Option”) or portion thereof under the drugstore.com, inc., 1998 Stock Plan, as amended, and the drugstore.com, inc., 2008 Equity Incentive Plan, as amended (individually, a “Company Equity Plan” and collectively, the “Company Equity Plans”) that is vested immediately prior to the Effective Time by its terms as they exist on the date hereof and without any action on or after the date hereof by the Company Board or any committee thereof (other than as permitted by Section 5.1, as provided in the last sentence of this Section 2.1(d)(i), as provided in Schedule 5.1 or with the written consent of Parent) or vests by its terms as they exist on the date hereof and without any action on or after the date hereof by the Company Board or any committee thereof (other than as permitted by Section 5.1, as provided in the last sentence of this Section 2.1(d)(i), contemplated by Schedule 5.1 or with the written consent of Parent) as a result of the occurrence of the Merger and has an exercise price per Share that is less than the Merger Consideration (each, a “Vested In-the-Money Company Option”), shall without any action on the part of the holder of such option, automatically be cancelled and exchanged for a cash payment by Parent (which shall be made promptly after the Effective Time) in an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per Share subject to such Vested In-the-Money Company Option, multiplied by (ii) the number of Shares subject to such Vested In-the-Money Company Option. Any such payments shall be subject to applicable Tax withholdings. All Company Stock Options held by non-employee members of the Company’s board of directors shall vest and become exercisable in full immediately prior to the Effective Time.

(ii) At the Effective Time, each Company Stock Option (or portion thereof) under the Company Equity Plans that is not a Vested In-the-Money Company Option (each, an “Other Company Option”), shall be converted into an option (a “Substitute Option”) to purchase the number of shares of common stock of Parent (decreased to the nearest full share or as otherwise required to satisfy the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder) determined by multiplying (A) the number of Shares covered by such Other Company Option, by (B) the Equity Award Ratio, and the exercise price per share of such Substitute Option shall be determined by dividing the exercise price per Share of such Other Company Option by the Equity Award Ratio (increased to the nearest cent). After the Effective Time, except as provided in this Section 2.1(d), each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the Other Company Option immediately prior to the Effective Time, subject to any acceleration, lapse or other vesting occurring by operation of the Merger (either alone or in connection with any other event). It is the intention of the parties that each Substitute Option so assumed by Parent shall qualify following the Effective Time as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent such Substitute Option qualified as an incentive stock option prior to the Effective Time, and, further, that the assumption of Company Stock Options pursuant to this Section shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 2.1(d) will be construed consistent with this intent.

(iii) At the Effective Time, each outstanding Share of restricted stock issued under any Company Equity Plan (each, a “Restricted Share”) whether or not then vested, shall without any action on the part of the holder of such Restricted Share, automatically be cancelled and exchanged for a cash payment by Parent (which shall be made promptly after the Effective Time) in an amount equal to the Merger Consideration. Any such payments shall be subject to applicable Tax withholdings.

(iv) At the Effective Time, each outstanding restricted stock unit issued under any Company Equity Plan (each, a “Restricted Stock Unit”), shall be adjusted and converted into a restricted stock unit (each, a “Substitute RSU”) with respect to a number of shares of the common stock of Parent (decreased to the nearest full share) determined by multiplying the number of Shares subject to such Restricted Stock Unit by the Equity Award Ratio. After the Effective Time, except as provided in this Section 2.1(d), each Substitute RSU shall be subject to the terms of such Restricted Stock Unit effective immediately prior to the Effective Time, subject to any payment, calculation, acceleration, lapse, vesting or other impact occurring by operation of the Merger (either alone or in connection with any other event); provided, however, that any Restricted Stock Unit that becomes vested prior to or as a result of the Merger shall be settled at the Effective Time (or such later time as required by the applicable Restricted Stock Unit agreement or as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code) for an amount of cash equal to the product of the Merger

Consideration and the number of Shares subject to such Restricted Stock Unit, subject to the terms and conditions set forth in Section 2.1(c).

(v) At the Effective Time, each outstanding stock appreciation right issued under any Company Equity Plan (each, a “Stock Appreciation Right”) or portion thereof that is vested immediately prior to the Effective Time by its terms as they exist on the date hereof and without any action on or after the date hereof by the Company Board or any committee thereof (other than as permitted by Section 5.1, as provided in Schedule 5.1 or with the written consent of Parent) or vests by its terms as they exist on the date hereof and without any action on or after the date hereof by the Company Board or any committee thereof (other than as permitted by Section 5.1, as provided in Schedule 5.1 or with the written consent of Parent) as a result of the occurrence of the Merger and has an exercise price per Share that is less than the Merger Consideration (each, a “Vested In-the-Money Company SAR”), shall without any action on the part of the holder of such Stock Appreciation Right, automatically be cancelled and exchanged for a cash payment by Parent (which shall be made promptly after the Effective Time) in an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per Share subject to such Vested In-the-Money Company SAR, multiplied by (ii) the number of Shares subject to such Vested In-the-Money Company SAR. Any such payments shall be subject to applicable Tax withholdings.

(vi) At the Effective Time, each Stock Appreciation Right (or portion thereof) that is not a Vested In-the-Money Company SAR (each, an “Other Company SAR”), shall be converted into an appreciation right (each, a “Substitute Right”) to purchase the number of shares of common stock of Parent (decreased to the nearest full share or as otherwise required to satisfy the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder) determined by multiplying (A) the number of Shares covered by such Other Company SAR, by (B) the Equity Award Ratio, and the exercise price per share of such Substitute Right shall be determined by dividing the exercise price per Share of such Other Company SAR by the Equity Award Ratio (increased to the nearest cent). After the Effective Time, except as provided in this Section 2.1(d), each Substitute Right shall be exercisable upon the same terms and conditions as were applicable to the Other Company SAR immediately prior to the Effective Time, subject to any acceleration, lapse or other vesting occurring by operation of the Merger (either alone or in connection with any other event). It is the intention of the parties that the assumption of Stock Appreciation Rights pursuant to this Section shall be effected in a manner that satisfies the requirements of Sections 409A and 424(a) of the Code and the Treasury Regulations promulgated thereunder, and this Section 2.1(d) will be construed consistent with this intent.

(e) Warrants. At the Effective Time, each outstanding warrant to purchase Shares (each “Company Warrant”) shall be automatically converted into the right to receive an amount equal to the product of (x) the excess, if any, of the Merger Consideration over the exercise price of each such Company Warrant multiplied by (y) the number of unexercised Shares subject thereto (such payment, if any, to be net of applicable withholding Taxes) (the “Warrant Consideration”). At the Effective Time, all such Company Warrants shall be cancelled and shall represent only the right to receive the Warrant Consideration.

Section 2.2 Disposition of Certificates and Book-Entry Shares.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company to act as Paying Agent (the “Paying Agent”) for the payment of the Merger Consideration. Parent will enter into a paying agent agreement with the Paying Agent (the “Paying Agent Agreement”) on terms reasonably acceptable to Parent and the Company, prior to the Effective Time. Immediately following the Effective Time, Parent shall deposit with the Paying Agent for payment in accordance with Section 2.1 the aggregate Merger Consideration, (such total deposited cash being hereinafter referred to as the “Payment Fund”). The Paying Agent shall make payments of the Merger Consideration, out of the Payment Fund in accordance with this Agreement and the Paying Agent Agreement. The Payment Fund shall not be used for any other purpose.

(b) Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares representing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Shares except as otherwise provided for herein. From and after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or, Parent or the Surviving Corporation for any reason (other than Certificates or Book-Entry Shares representing Excluded Shares and Dissenting Shares) shall be canceled and exchanged as provided in this Article II.

(c) Payment Procedures. As soon as possible after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates or Book-Entry Shares that immediately prior to the Effective Time represented outstanding Shares (other than Excluded Shares and Dissenting Shares) (A) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass to the Paying Agent, only upon delivery of the Certificates or Book-Entry Shares to the Paying Agent) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration to which the holder thereof is entitled. Upon surrender of any Certificate or Book-Entry Shares for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor the amount of the Merger Consideration in cash payable in respect of the Shares previously represented by such Certificate or Book-Entry Shares pursuant to the provisions of this Article II, and the Certificate or Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed for twelve months after the Effective Time shall be delivered to Parent, and any holders of Shares prior to the Effective Time who have not theretofore complied with this Article II and the instructions in the letter of transmittal shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration (subject to abandoned property, escheat or similar Laws).

(e) No Liability. None of Parent, Merger Sub, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the Merger Consideration or Warrant Consideration, as applicable, from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation; provided, however, that the Payment Fund shall not be invested in any manner that would preclude, limit or delay the Paying Agent from timely making all payments contemplated by this Article II. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made with respect to such Certificate, the Paying

Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

(h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(i) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and properly demands appraisal of such shares (“Dissenting Shares”) pursuant to, and who complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration. Such holders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Section 262 of the DGCL; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Rights, then the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without interest and reduced by the amount of any withholding that is required under applicable Tax Law. The Company shall promptly deliver to Parent notice of any demands received by the Company for appraisal of any Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not without the prior written consent of Parent make any payment with respect to, or offer to settle any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents (other than the exhibits thereto) furnished or filed with the SEC after January 1, 2010 and prior to the date of this Agreement (other than (i) any information that is contained solely in the “Risk Factors” section of such Company SEC Documents, except for factual historical statements therein, (ii) any forward-looking statements contained in such Company SEC Documents and (iii) other statements in such Company SEC Documents that are of a nature that they speculate about future developments) but in each case only to the extent it is reasonably apparent on the face of such disclosure that such disclosure would apply to the applicable representation or warranty; provided, however, that such disclosure in such Company SEC Documents shall not be deemed to qualify any representation or warranty contained in Section 3.2, Section 3.3, Section 3.22 or Section 3.23 and (b) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”), which shall qualify the representations and warranties as provided in Section 8.17, the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization, Standing and Power.

(a) Section 3.1 of the Company Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of the Company and each of its Subsidiaries (each of the Company and its Subsidiaries is referred to herein as an “Acquired Company” and, collectively, as the “Acquired Companies”), the Company’s percentage ownership of any Acquired Company that is not a wholly owned Subsidiary of the Company and the jurisdictions in which each Acquired Company is qualified to conduct business. Except as set forth on Section 3.1 of the Company Disclosure Letter the Company directly or indirectly owns of record and beneficially all of the outstanding equity interest in the Acquired Companies (other than the Company) and, as of the date hereof, (A) there are not outstanding or authorized (1) securities of any Acquired Company (other than the Company) convertible into or exchangeable for shares of capital stock or voting securities of any such Acquired Company (other than the Company) or (2) any options, calls, warrants, pre-emptive rights, anti-dilution rights or other rights, rights agreements, stockholder rights plans, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any such Acquired Company (other than the Company), (B) no Acquired Company (other than the Company) has issued, sold or granted phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of any such Acquired Company (other than the Company) and, other than as set forth in Section 3.2(g) of the Company Disclosure Letter, there are no outstanding stock appreciation rights issued by any such Acquired Company (other than the Company) with respect to the capital stock of any such Acquired Company (“Company Subsidiary Stock Equivalents”), and (C) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Company (other than the Company) having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of any such Acquired Company (other than the Company) may vote (“Company Subsidiary Voting Debt”). Each Acquired Company (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, in each case, except for any such failures that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) The Company has delivered or made available to Parent true, correct and complete copies of (i) the certificate of incorporation, bylaws and other charter or organizational documents of each of the Acquired Companies, including all amendments thereto (collectively, the “Company Constituent Documents”) and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors, and all committees of the board of directors of the Company and each significant subsidiary of the Company as determined in accordance with Item 1-02 of Regulation S-X promulgated by the SEC (each, a “Significant Subsidiary”), in each case since December 31, 2007 through and including the date hereof, except for such portions of the minutes of the boards of directors of the Company with respect to the consideration by such directors of the possible acquisition of the Company. The Company Constituent Documents are in full force and effect on the date hereof. The Company has no Subsidiaries, except for the entities identified in Section 3.1 of the Company Disclosure Letter. None of the Acquired Companies has any equity interest in, or any interest convertible into or exchangeable or exercisable for any equity interest in, any other entity, other than those set forth in Section 3.1 of the Company Disclosure Letter.

Section 3.2 Capital Stock.

(a) The authorized capital stock of the Company and the issued and outstanding capital stock of the Company as of the close of business on March 21, 2011 are set forth in Section 3.2(a) of the Company Disclosure Letter. Each of the outstanding shares of capital stock or other equity interests of the Company (i) is, and each share of capital stock that may be issued pursuant to any Company Stock Option, Company Warrant, Stock Appreciation Right, Restricted Stock Unit or other equity award will be (when issued in accordance with the terms thereof), duly authorized, validly issued, fully paid and nonassessable and (ii) were issued free of, and not in violation of, any preemptive rights. All shares and other equity interests of the Subsidiaries of the Company are owned by the Company or another wholly owned Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges, mortgages or other encumbrances (collectively, “Liens”) of any nature whatsoever, except for Permitted Liens.

(b) As of the close of business on March 21, 2011, there were (i) 105,911,293 Shares issued and outstanding (including 1,658,743 Restricted Shares) and (ii) no shares of preferred stock of the Company issued or outstanding and since the close of business on March 21, 2011 through the execution of this Agreement, no shares of capital stock have been issued other than Shares issued pursuant to the exercise or, if applicable, vesting of Company Equity Awards that were outstanding as of the close of business on March 21, 2011 and validly exercised in accordance with their terms as of such date. Except as set forth in Section 3.2 of the Company Disclosure Letter, as of the date of this Agreement, (A) there are not outstanding or authorized (1) securities of any Acquired Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (2) any options, calls, warrants or rights convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, (B) no Acquired Company has issued, sold or granted phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company and, other than as set forth in Section 3.2(g) of the Company Disclosure Letter, there are no outstanding stock appreciation rights issued by any Acquired Company with respect to the capital stock of the Company (“Company Stock Equivalents”), (C) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of the Company may vote (“Company Voting Debt”). As of the date of this Agreement (1) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Acquired Company or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary, (2) there are no voting trusts or other agreements or understandings to which any of the Acquired Companies or any of their respective officers and directors is a party with respect to the voting of capital stock of any Acquired Company and (3) there are no pre-emptive rights, anti-dilution rights or other rights, rights agreements, stockholder rights plans, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock, voting securities or securities of any Acquired Company.

(c) As of the close of business on March 21, 2011, 16,288,804 Shares were subject to issuance pursuant to outstanding Company Stock Options and no Company Stock Options have been issued or granted (and no additional Shares have become subject to any Company Stock Options) since the close of business on March 21, 2011 through the execution of this Agreement. Section 3.2(c) of the Company Disclosure Letter sets forth the weighted average exercise price of the Company Stock Options outstanding as of March 21, 2011 and the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Company Stock Option was granted; (ii) the name of the holder of such Company Stock Option; (iii) the number of Shares subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the extent to which such Company Stock Option is vested and exercisable as of the date of this Agreement and the times and extent to which such Company Stock Option is scheduled to become vested and exercisable after the date of this Agreement; and (vii) the date on which such Company Stock Option expires. The exercise price of each Company Stock Option is equal to or greater than the fair market value of the Shares subject to such Company Stock Option (determined as of the date such Company Stock Option was granted). Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code, if any, so qualifies. Each Company Stock Option may, by its terms, be treated at the Effective Time as set forth in Section 2.1(d)(i) or Section 2.1(d)(ii), as applicable.

(d) As of the date hereof, 700,000 Shares are subject to issuance pursuant to Company Warrants. Section 3.2(d) of the Company Disclosure Letter sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the number of Shares subject to such Company Warrant; (iii) the exercise price of such Company Warrant; (iv) the date on which such Company Warrant was granted; (v) the extent to which such Company Warrant is vested and exercisable as of the date of this Agreement and the times and extent to which such Company Warrant is scheduled to become vested and exercisable after the date of this Agreement; (vi) the date on which such Company Warrant expires; and (vii) the type and amount of consideration which the holder of such Company Warrant will be entitled to receive pursuant to the terms of such Company Warrant at the Effective Time. The exercise price of each Company Warrant is equal to or greater than the fair market value of the Shares subject to such Company Warrant (determined as of the date such Company Warrant was granted). The Company has complied in all respects with the terms of the Company Warrants. All outstanding Company Warrants have been granted pursuant to the warrant agreements identified on Section 3.2(d) of the Company Disclosure Letter, accurate and complete copies of which have been provided to Parent prior to the date hereof. Each outstanding Company Warrant may, by its terms, be treated at the Effective Time as set forth in Section 2.1(e).

(e) Section 3.2(e) of the Company Disclosure Letter sets forth the following information with respect to each Restricted Share outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Restricted Share was granted; (ii) the name of the holder of such Restricted Share; (iii) the number of Shares subject to such Restricted Share; (iv) the date on which such Restricted Share was granted; and (v) the dates on which such Restricted Share is scheduled to vest. Each outstanding Restricted Share may, by its terms, be treated at the Effective Time as set forth in Section 2.1(d)(iii).

(f) As of the close of business on March 21, 2011, there were 1,885,467 Shares subject to issuance pursuant to outstanding Restricted Stock Units and no Restricted Stock Units have been issued, awarded or granted (and no additional Shares have become subject to any Restricted Stock Units) since the close of business on March 21, 2011 through the execution of this Agreement. Section 3.2(f) of the Company Disclosure Letter sets forth the following information with respect to each Restricted Stock Unit outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Restricted Stock Unit was granted; (ii) the name of the holder of such Restricted Stock Unit; (iii) the date on which such Restricted Stock Unit was granted; (iv) the dates on which such Restricted Stock Unit is scheduled to vest; and (v) the number of Shares subject to such Restricted Stock Unit. Each outstanding Restricted Stock Unit may, by its terms, be treated at the Effective Time as set forth in Section 2.1(d)(iv).

(g) As of the close of business on March 21, 2011, there were 3,114,365 Shares subject to issuance pursuant to outstanding Stock Appreciation Rights and no Stock Appreciation Rights have been issued, awarded or granted (and no additional Shares have become subject to any Stock Appreciation Rights) since the close of business on March 21, 2011 through the execution of this Agreement. Section 3.2(g) of the Company Disclosure Letter sets forth the following information with respect to each Stock Appreciation Right outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Stock Appreciation Right was granted; (ii) the name of the holder of such Stock Appreciation Right; (iii) the date on which such Stock Appreciation Right was granted; and (v) the number of Shares subject to such Stock Appreciation Right. Each outstanding Stock Appreciation Right may, by its terms, be treated at the Effective Time as set forth in Section 2.1(d)(v) or Section 2.1(d)(vi), as applicable.

(h) The Company has made available to Parent accurate and complete copies of all equity plans pursuant to which the Company has granted Company Stock Options, Restricted Shares, Restricted Stock Units or Stock Appreciation Rights and the forms of all award agreements evidencing such grants. There are no outstanding options or warrants to purchase Shares, restricted Shares or restricted stock units associated with Shares that were issued other than pursuant to any Company Equity Plan. All such options, warrants to purchase Shares, restricted Shares and restricted stock units associated with Shares as of the date hereof are set forth in Sections 3.2(c), (d), (e), (f) and (g) of the Company Disclosure Letter.

(i) Section 3.2(i) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the principal amount and interest accrued on any indebtedness for borrowed money of the Company and its Subsidiaries (including any guarantee of any indebtedness of borrowed money of any Person). For the avoidance of doubt, “indebtedness for borrowed money” with respect to any Person shall only include the principal amount of money borrowed by such Person from a third party, plus interest accrued thereon, and, for the avoidance of doubt, shall not include (i) trade payables, capitalized lease obligations, or obligations issued or assumed as consideration for services or property, including without limitation inventory or (ii) indebtedness between any Person and any of its wholly-owned Subsidiaries or between wholly-owned Subsidiaries of such Person.

Section 3.3 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject, in the case of the Merger, to the adoption of this Agreement by the holders of at least a majority of the outstanding stock of the Company entitled to vote thereon (the “Company Stockholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval and to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The Company Board, at a meeting duly called and held, has approved this Agreement and the transactions contemplated by this Agreement (including the Merger), which approval, to the extent applicable, constituted approval under the provisions of Section 203 of the DGCL, as a result of which this Agreement and the transactions contemplated by this Agreement (including the Merger), are not and will not be subject to the restrictions on business combinations under the provisions of Section 203 of the DGCL. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company required under applicable Law, Contract or otherwise to approve the transactions contemplated hereby.

(b) As of the date hereof, the Company Board, at a meeting duly called and held, has unanimously approved and declared advisable and in the best interests of the Company and its stockholders this Agreement and the transactions contemplated hereby (the “Company Determination”) and resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger and the other transactions contemplated hereby in accordance with the provisions of the DGCL (the “Company Recommendation”), which resolutions, as of the date hereof, have not been rescinded, modified or withdrawn in any way except, if applicable, to the extent permitted by Section 5.3.

Section 3.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Constituent Documents, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any statute, law, ordinance, rule, regulation, order, judgment or decree (collectively, “Law”) or any settlement, injunction or award of any Governmental Entity, in each case that is applicable to the Company or any of its Subsidiaries or by which any of their respective assets or properties are bound, (iii) except as set forth in Section 3.4 of the Company Disclosure Letter or as set forth in Section 3.13 of the Company Disclosure Letter, result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract (as defined in Section 3.17(c) hereof) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound, (iv) except as set forth in Section 3.13 of the Company Disclosure Letter, result in any breach or violation of any Company Plan

(including any award agreement thereunder), or (v) result in the creation of any Lien upon any of the properties or assets of the Acquired Companies (or of Parent or any of its Subsidiaries following the Effective Time) except, in the case of clauses (ii), (iii), (iv) and (v), for any such conflict, breach, violation, default, loss, right or other occurrence that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court, commission or other governmental body (each, a “Governmental Entity”), except for (i) such filings as required under applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations promulgated thereunder) and under state securities and “blue sky” Laws, (ii) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any filings required under the applicable requirements of antitrust or other competition Laws of jurisdictions other than the United States or investment Laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) such filings as are necessary to comply with the applicable requirements of the NASDAQ Global Market and the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any of its Subsidiaries is qualified to do business and (v) such other consents, approvals, licenses, permits, orders, authorizations, registrations, declarations, notices and filings the absence of which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 3.5 SEC Reports; Financial Statements.

(a) The Company has filed or furnished all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with the United States Securities and Exchange Commission (the “SEC”) since December 31, 2007 (all such forms, reports, statements, schedules, certificates and other documents filed or furnished since December 31, 2007, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment filed prior to the date hereof, each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and SOX (as defined in Section 3.5(d) hereof), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. Except to the extent that information in any Company SEC Document has been revised or superseded by a Company SEC Document filed prior to the date hereof, none of the Company SEC Documents contained, at the time of filing, any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.

(b) The audited consolidated financial statements of the Company (including any related notes thereto) that are included in the Company SEC Documents (i) comply as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated.

(c) The Company (i) maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of such internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Accounting Officer of the Company required under the Exchange Act and SOX with respect to such reports. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended January 2, 2010, and such assessment concluded that such controls were effective. The Company’s system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (1) that transactions are recorded as necessary to permit preparation of financial statements in conformity GAAP, (2) that receipts and expenditures are executed in accordance with the authorization of management, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would have a material effect on the Company’s financial statements. No significant deficiency, material weakness or fraud, whether or not material, that involves management or other employees was identified in management’s assessment of internal controls for the fiscal year ended January 2, 2011 (nor has any such deficiency, weakness or fraud been identified after that date).

(d) The then-acting Chief Executive Officer and the Chief Accounting Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the statements contained in such certifications are accurate; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(e) Since December 31, 2007, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion or claim, whether written or oral, regarding any material weaknesses in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in illegal accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to any director or officer of the Company any evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.6 No Undisclosed Liabilities. Except as set forth in Section 3.6 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for liabilities and obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as at January 2, 2011 (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (b) incurred in the ordinary course of business since January 2, 2011 consistent with past practice, (c) incurred pursuant to the transactions contemplated by this Agreement or (d) that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 3.7 Proxy Statement; Company Information. The information relating to the Company and its Subsidiaries to be contained in the Proxy Statement and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement is first mailed to holders of Shares, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation or warranty is made by the Company with respect to the information supplied by Parent, Merger Sub or any of their Representatives for inclusion therein.

Section 3.8 Absence of Certain Changes or Events. Since January 2, 2011 (a) through the date of this Agreement the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (b) there has not been any event, development, change or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect, and (c) through to the date hereof, there has not been any action or failure to act by the Company or any of its Subsidiaries that, if occurred after the date hereof, would have resulted in a material breach of Section 5.1 (other than clauses (iii), (viii), (xi) (xvi), or (xvii) of Section 5.1(b)).

Section 3.9 Litigation.

(a) Except as individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, (i) there is no suit, claim, action, proceeding, arbitration, mediation, conciliation, consent decree, audit, or investigation (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers, directors, representatives or properties, that is material to the Company and its Subsidiaries, taken as a whole and (ii) neither the Company nor any of its Subsidiaries nor any of their respective officers, directors, representatives (in their capacity as such) or properties is or are subject to any material judgment, order, injunction, ruling or decree of any Governmental Entity.

(b) There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, that would, individually or in the aggregate, reasonably be expected to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement.

Section 3.10 Compliance with Laws.

(a) Except as set forth in Section 3.10 of the Company Disclosure Letter, the Company and each of its Subsidiaries are in, and at all times since December 31, 2007 have been in, compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance, individually and in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Except with respect to Environmental Laws (which are the subject of Section 3.15), the Company and its Subsidiaries have in effect all permits, licenses, grants, easements, clearances, variances, exceptions, consents, certificates, exemptions, registrations, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease, operate or use their properties and to carry on their businesses as now conducted, except for any Permits the absence of which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. All Permits of the Company and its Subsidiaries are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.

(c) Except as set forth in Section 3.10 of the Company Disclosure Letter and with respect to Environmental Laws (which are the subject of Section 3.15), since December 31, 2007, neither the Company nor any of its Subsidiaries has received any written notice or other written communication (or, to the knowledge of the Company, any oral communication) from any Governmental Entity of competent jurisdiction regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination, deficiency, fine, penalty, sanction, dispute or modification with respect to any Permit the loss of which, individually or in the aggregate, has had, and would reasonably expected to have, a Material Adverse Effect.

(d) To the knowledge of the Company, the Company and its Subsidiaries are not currently, nor have they been since December 31, 2007, under investigation by the Department of Justice (the “DOJ”), the Office of the Inspector General of the U.S. Department of Health and Human Services, the Occupational Safety & Health Administration, the U.S. Food and Drug Administration or any state Attorney General for promotional or other fraud and abuse or related issues. To the knowledge of the Company, no Person has filed, or has threatened to file, against the Company or any of its Subsidiaries a material claim or action relating to any of the Company’s or its Subsidiaries’ respective assets or businesses under any foreign, federal or state whistleblower statute, including under the False Claims Act (31 U.S.C. § 3729 et seq.).

(e) To the knowledge of the Company, the Company and its Subsidiaries have at all times since December 31, 2007, complied in a timely manner in all material respects with the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1 et seq.) and any other Laws regarding the use of funds for political activity or commercial bribery. To the knowledge of the Company, since December 31, 2007, there are no situations with respect to the business of the Company or any of its Subsidiaries which involved or involves (i) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds; or (iii) the offer or receipt of any illegal discounts, rebates or kick-backs in violation of the Public Contracts Anti-Kickback Act, 41 U.S.C. § 51, et seq., the federal statutes relating to health care fraud and abuse and kickbacks, including 42 U.S.C. § 1320a-7b, 42 U.S.C. §1320a-7a, 42 U.S.C. § 1395nn or related or similar statutes pertaining to any other federal health care program (as such term is defined in 42 U.S.C. §1320a-7b(f)).

Section 3.11 HIPAA. Except for any such non-compliance that, individually and in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and each of its Subsidiaries are in, and at all times since December 31, 2007 have been in, compliance with and have implemented all such measures required for the Company and each of its Subsidiaries to comply with its obligations as a Covered Entity for its “Health Plan” and as a “Business Associate” as agreed upon with any “Covered Entity” (as such capitalized terms are defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations promulgated thereunder), including without limitation, the privacy and security regulations (45 C.F.R. 160 and 164) and the transaction and code set regulations (45 C.F.R. 162) promulgated under HIPAA. The Company is not a Covered Entity other than for its “Health Plan.” With respect to any data privacy or security requirements, including any contractual privacy and security commitments for “Protected Health Information” (as that term is defined in the HIPAA privacy and security regulations, as modified by the Health Information Technology for Economic and Clinical Health Act, or the “HITECH Act,” and any regulations issued thereunder) (collectively, the “HIPAA Commitments”), or any other privacy or security requirements imposed by federal or state law on the data held, used or disclosed by the Company or any of its Affiliates, whether arising as an obligation of the Company or any of its Affiliates or obligations imposed on the Company or any of its Affiliates by any of their customers or by operation of Law (collectively, the “Additional Privacy Requirements”), (i) the Company and each of its Subsidiaries is in material compliance with the HIPAA Commitments and the Additional Privacy Requirements; (ii) the transactions contemplated by this Agreement will not violate any of the HIPAA Commitments or the Additional Privacy Requirements; and (iii) neither the Company nor any of its Subsidiaries has received any inquiry from the U.S. Department of Health and Human Services or any other Governmental Entity regarding the Company’s compliance with the HIPAA Commitments or the Additional Privacy Requirements. The Company and each of its Subsidiaries have undertaken all legally required surveys, audits, inventories, reviews, analyses, or assessments (including any necessary risk assessments) on all areas required for material compliance under all HIPAA Commitments and the Additional Privacy Requirements.

Section 3.12 Compliance with Healthcare Laws and Regulations.

(a) Without limiting the generality of any other representation or warranty made by the Company herein, except as individually and in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and each of its Subsidiaries is conducting and has since December 31, 2007 conducted its business and operations in compliance with, and neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees has engaged in any activities that would constitute a violation of applicable Law of any federal, state, local or foreign Governmental Entity with respect to regulatory matters relating to the provision, administration, and/or payment for healthcare products or services (collectively, “Healthcare Laws”), including, to the extent applicable: (i) any state licensure, credentialing, or certification requirement, including those limiting the scope of activities of persons acting without such license, credential, or certification, (ii) any billing, coding, coverage or reimbursement rules and regulations applicable to the services provided by the Company or any of its Subsidiaries, (iii) any rules and regulations imposed on the claims made or promotional or marketing efforts undertaken in connection with the services provided by the Company or any of its Subsidiaries, including any such rules and regulations applicable to the advertising of such services, (iv) rules and regulations governing the operation and administration of Medicare, Medicaid or other federal health care programs, (v) ERISA and the rules and regulations promulgated thereunder, (vi) 42 U.S.C. § 1320a-7(b), commonly referred to as the “Federal Anti-Kickback Statute,” or any state anti-kickback prohibition, (vii) the HIPAA all-plan health care fraud prohibition, (viii) 42 U.S.C. § 1395nn, commonly referred to as the “Stark Law,” or any state law affecting self-referrals, (ix) 31 U.S.C. §§ 3729-33, commonly referred to as the “False Claims Act”, or any state law false claims prohibition, (x) any state law provisions prohibiting insurance fraud, (xi) any state unfair and deceptive trade acts and (xii) and rules and regulations of the U.S. Food and Drug Administration.

(b)(i) Since December 31, 2007, except as individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received any written notice or communication from any Governmental Entity alleging material noncompliance with any Healthcare Laws; (ii) there is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, notice, demand letter, warning letter, proceeding or request for information related to noncompliance with, or otherwise involving, any Healthcare Laws pending against the Company or any of its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries has any liability (whether actual or contingent) for failure to comply with any Healthcare Laws; (iv) there has not been any violation of any Healthcare Laws by the Company or any of its Subsidiaries in its submissions or reports to any Governmental Entity that would reasonably be expected to require investigation, corrective action or enforcement action; (v) neither the Company nor any of its Subsidiaries has been debarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program; and (vi) the Company and each of its Subsidiaries has maintained all records required under any Healthcare Laws.

Section 3.13 Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Plan as of the date hereof. For purposes of this Agreement, “Company Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including any “multiemployer plan” (within the meaning of ERISA Section 3(37)), and any stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive, deferred compensation, employment or other material employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, and whether or not terminated, under which any current or former employee, director or independent contractor of the Company or any of its ERISA Affiliates has any present or future right to material benefits or the Company or any of its ERISA Affiliates has any current or future potential material liability to or on behalf of any current or former employee, officer, director or independent contractor of the Company or any of its ERISA Affiliates (including an obligation to make contributions). With respect to each Company Plan listed on Section 3.13(a) of the Company Disclosure Letter, the Company has furnished or made available to Parent a current, accurate and complete copy thereof and, to the extent applicable: (i) all current plan documents, including all amendments, (ii) all related trust agreements or other funding instruments, insurance contracts and administrative contracts, (iii) the most recent determination letter issued by the U.S. Internal Revenue Service (the “IRS”) with respect to such plan, (iv) the current summary plan description and other equivalent written communications by the Company or any of its ERISA Affiliates to their respective employees concerning the extent of the benefits provided under each Company Plan, (v) audited financial reports and Forms 5500 (including all schedules thereto) if any are required under ERISA or the Code, as filed, for the three most recent plan years available, (vi) all material correspondence with any Governmental Entity relating to any Action or potential Action and (vii) any discrimination tests performed during the last three plan years.

(b) With respect to the Company Plans:

(i) except as set forth in Section 3.13(b) of the Company Disclosure Letter, each Company Plan has been established and administered in all material respects in accordance with its terms and in material compliance with applicable Laws, including ERISA and the Code, including all filing and disclosure requirements imposed on it with respect to such Company Plans, and no non-exempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 302 of ERISA or Section 412 of the Code, has occurred with respect to any Company Plan which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as has not and would not reasonably be expected to have a Material Adverse Effect, all contributions required to be made under the terms of any Company Plan and any applicable Laws have been timely made and all obligations in respect of each Company Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by GAAP, consistently applied;

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received or has pending an application for a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred and, to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to cause any such Company Plan to not be so qualified where such occurrence, fact or circumstance, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans, or to the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits), nor, to the knowledge of the Company, are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;

(iv) each Company Plan which is a nonqualified deferred compensation plan within the meaning of, and subject to, Section 409A of the Code has been at all times administered, operated and maintained in all respects in accordance with its terms and according to the requirements of Section 409A of the Code and the regulations promulgated thereunder, except for any failure that, individually or in the aggregate, has not and would not reasonably be expected to result in a Material Adverse Effect to the Company or any of its

Subsidiaries; no Person is entitled to receive any additional payment from the Company or any of its Subsidiaries as a result of the imposition of a Tax under Section 409A of the Code; and

(v) each Company Plan subject to the Laws of any jurisdiction outside of the United States (A) has been maintained and operated in all material respects in accordance with all applicable requirements of such Laws, (B) if intended to qualify for special Tax treatment, has met all requirements for such treatment as of the date hereof, and (C) if intended to be funded and/or book-reserved, is fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and the Company and its Subsidiaries have complied in all material respects with all their respective obligations under such non-United States Law. Except as set forth in Section 3.13(b) of the Company Disclosure Letter, the execution of this Agreement and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in the requirement, by any trustee or Governmental Entity or representative, that the Company or any of its Subsidiaries make any additional material contributions to any such Company Plans other than those contributions required to be made in the normal course.

(c) No Company Plan is subject to Title IV of ERISA, and neither the Company nor any of its ERISA Affiliates has any liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, under Section 412 of the Code or Title IV of ERISA. Neither the Company, any of its Subsidiaries, nor any of its current or former ERISA Affiliates has, at any time during the last six (6) years, contributed to or been obligated to contribute to any “multiemployer plan,” as defined in Section 3(37) of ERISA, or any employee benefit plan, program or arrangement that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, a multiple employer plan subject to Section 4063 or 4064 of ERISA, or a multiple employer welfare benefit arrangement (as defined in Section 3(40(A) of ERISA).

(d) Neither the Company nor any of its ERISA Affiliates has any obligations for post-employment health benefits or life insurance coverage for any of their respective retired, former or current employees, except as required by Law.

(e) With respect to Company Plans and other employee benefit plans sponsored or maintained by the Company or its ERISA Affiliates, neither the Company nor any of its ERISA Affiliates has any material liability of any kind whatsoever, whether known or unknown, direct, indirect, contingent or otherwise, (i) on account of any violation of the health care requirements of Part 6 or 7 of Subtitle B of Title I of ERISA or Section 4980B or 4980D of the Code, or (ii) under Section 502(i) or 502(l) of ERISA.

(f) Except as specifically provided herein or set forth in Section 3.13(f) of the Company Disclosure Letter, the Merger and the other transactions contemplated hereby will not, either alone or together with any other event, (i) entitle any current or former employee, director, or independent contractor of the Company or any of its Subsidiaries to severance pay, or (ii) accelerate the time of payment or vesting, or trigger any payment or funding (whether through a grantor trust or otherwise) of compensation or benefits under, or increase the amount allocable or payable or trigger any other material obligation pursuant to, any Company Plan.

(g) Except as set forth in Section 3.13(g) of the Company Disclosure Letter, there is no contract, plan or arrangement (written or otherwise) covering any current or former employee of the Company or any of its Subsidiaries or any other Person that, individually or in the aggregate, could, as a result of the consummation of the transactions contemplated hereby (either alone or in connection with any other event), give rise to the payment of any amount that will not be deductible by the Company or any of its Subsidiaries under Section 280G of the Code and no Person is entitled to receive any additional payment as a result of the imposition of any excise tax under Section 4999 of the Code.

Section 3.14 Labor Matters.

(a) Except as set forth in Section 3.14(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union or labor organization, or any other agreement regarding the rates of pay or working conditions of any employees, and has not been a party to or bound by any such agreement within the last three years. Neither the Company nor any of its Subsidiaries is obligated under any agreement to bargain with any labor organization, representative, or union. During the last three years, there has been no strike, picketing, work stoppage or lockout, known organizational activity, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3.14(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries (i) has complied in all material respects with all applicable legal, administrative and regulatory requirements relating to wages, hours, immigration, discrimination in employment and collective bargaining as well as the Workers Adjustment and Retraining Notification Act (“WARN”) and comparable state and federal Laws, whether domestic or international, and, other than payments due to be made in the ordinary course of business, (ii) are not liable for any material arrears of wages or any taxes and (iii) are not liable for any penalties for failure to comply with any of the foregoing, except, in each case, as individually and in the aggregate has not and would not reasonably be expected to result in a Material Adverse Effect. Further, there are no material unfair labor practice charges, grievances, complaints or investigations pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries, including any complaints alleging violations of state or federal Laws, whether domestic or international, including but not limited to Wage and Hour, immigration, discrimination in employment, safety, Office of Federal Contract Compliance, Occupational Safety and Health Administration, Department of Labor, Fair Labor Standards, and federal WARN Act or its related state or international laws or regulations.

(b) Section 3.14(b) of the Company Disclosure Letter references the folder in the online dataroom maintained by the Company in connection with the transactions contemplated by this Agreement, and to which Parent has been given access, that contains a true and complete list of all the employees of the Company and its Subsidiaries as of the date hereof, including, with respect to each such employee, his or her position, date of hire, location, annual salary or base compensation, bonus opportunity, status as full-time or part-time, and status as active or inactive.

Section 3.15 Environmental Matters.

(a) Except, individually or in the aggregate, as has not had, and would not reasonably be expected to have, a Material Adverse Effect, and except as set forth in Section 3.15 of the Company Disclosure Letter and the documents referenced therein: (i) the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws, and possess and are in compliance with all applicable Environmental Permits (as defined in Section 3.15(b)(ii) hereof) required under such Environmental Laws to operate as they currently operate; (ii) to the knowledge of the Company, there are no Materials of Environmental Concern (as defined in Section 3.15(b)(iii) hereof) at any property owned or operated by the Company or any of its Subsidiaries, except under circumstances that are not reasonably likely to result in liability of the Company or any of its Subsidiaries under any applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has received any written notification alleging that it is liable for, or request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute concerning, any release or threatened release of Materials of Environmental Concern at any location; and (iv) neither the Company nor any of its Subsidiaries has received any written claim or complaint, or is currently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and to the knowledge of the Company, no such matter has been threatened in writing.

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Environmental Laws” means all foreign, federal, state or local statutes, regulations, ordinances, codes or decrees protecting the quality of the ambient air, soil, surface water or groundwater, or indoor air, in effect as of the date of this Agreement and any common law related to such;

(ii) “Environmental Permits” means all permits, licenses, registrations and other authorizations currently required under applicable Environmental Laws; and

(iii) “Materials of Environmental Concern” means any pollutant, contaminant, hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act, other than janitorial and office supplies in quantities required for the ordinary conduct of business.

Section 3.16 Taxes.

(a) Except as set forth in Section 3.16(a) of the Company Disclosure Letter, all material Tax Returns (as defined in Section 3.16(p)(ii) hereof) required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any properly obtained extensions of time in which to make such filings), and, in all material respects, such Tax Returns are true, correct and complete and disclose all Taxes required to be paid by the Company and each of its Subsidiaries for the periods covered thereby. All Taxes shown to be due on such Tax Returns have been timely paid, and true, correct and complete copies of all such Tax Returns of the Company and each of its Subsidiaries for taxable periods ended on or after December 28, 2008 have been made available to Parent.

(b) Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material Taxes.

(c) No Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries other than Permitted Liens.

(d) Except as set forth in Section 3.16(d) of the Company Disclosure Letter, the Tax Returns referred to in Section 3.16(a) have been examined by the appropriate Governmental Entity or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired.

(e) All Taxes that the Company or any of its Subsidiaries are required by Law to withhold or collect for payment have been duly withheld and collected, and have been paid to the appropriate Governmental Entity.

(f) Neither the Company nor any of its Subsidiaries has received any written notice from any jurisdiction in which Tax Returns are not presently being filed claiming that the Company or any Subsidiary has nexus or is otherwise subject to Tax in such jurisdiction.

(g) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any other Person pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), pursuant to any Tax allocation, Tax sharing or Tax indemnity agreement, as a transferee or successor or otherwise.

(h) Except as set forth in Section 3.16(h) of the Company Disclosure Letter, there is no Action pending or threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any Taxes, and all deficiencies asserted or assessments made as a result of any such Action have been paid in full.

(i) Neither the Company nor any of its Subsidiaries (i) is currently the beneficiary of any extension of time within which to file any Tax Returns or (ii) has waived in writing, or agreed in writing to extend, any statute of limitations in respect of Taxes.

(j) Neither the Company nor any of its Subsidiaries will be required to include any amount in taxable income, or exclude any item of deduction or loss in computing taxable income for any period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting, “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax

Law), deferred intercompany gain or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), installment sale or open transaction disposition made on or prior to the Closing Date, prepaid amount received on or prior to the Closing Date or deferred under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(k) Neither the Company nor any of its Subsidiaries has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member.

(l) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to “FIRPTA”).

(m) Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1) (or any similar provision of state, local or foreign Law).

(n) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a transaction intended to qualify under Section 355 of the Code during the period beginning two (2) years before the date hereof or otherwise that could be treated as part of a plan (or series of related transactions) pursuant to which the transactions contemplated by this Agreement are a part.

(o) As of January 2, 2011, the consolidated federal income Tax net operating loss carry-forwards of the affiliated group (within the meaning of Section 1504 of the Code) of which the Company is the common parent were not less than $600 million. Such net operating loss carry-forwards will expire beginning in 2018. For purposes of this Section 3.16, no representation is made with respect to any limitation under Section 382 of the Code (or any similar provision of state Law) on the use of any consolidated federal or state income Tax net operating losses or Tax credits.

(p) As used in this Agreement:

(i) “Tax” (and, with correlative meaning, “Taxes”) means (i) any federal, state, provincial, local or foreign taxes of whatever kind or nature (together with all interest, penalties and additions imposed with respect to such amounts) imposed by a Governmental Entity including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, business, occupation, escheat, property, production, sales, use, transfer, stamp, documentary, recording, license, environmental, capital stock, payroll, employment, unemployment, social security, workers’ compensation, margin or net worth, and taxes in the nature of excise, withholding, ad valorem or value added taxes and (ii) any liability of the Company or any of its Subsidiaries for the payment of amounts with respect to payments of a type described in clause (i) as a result of being (or having been) a member of an affiliated, consolidated, combined or unitary group, as a result of any obligation under any Tax allocation, Tax sharing or Tax indemnity agreement, or as a result of being a transferee or successor.

(ii) “Tax Returns” means any foreign or domestic (whether national, federal, state, provincial, local or otherwise) return, declaration, statement, report, schedule, form or information return relating to Taxes, including, without limitation, any amended Tax return, declaration of estimated Tax or claim for refund.

Section 3.17 Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list of the Contracts between the Company or any of its Subsidiaries and each of (i) the five (5) largest strategic alliance partners of the Company and its Subsidiaries on the basis of total revenue for the year ended January 2, 2011 (such strategic alliance partners, the “Strategic Alliance Partners” and such Contracts, the “Strategic Alliance Partner

Contracts”), and (ii) the twelve (12) largest over-the-counter inventory suppliers and the four (4) largest vision inventory suppliers of the Company and its Subsidiaries, taken as a whole, on the basis of total expenditures for the year ended January 2, 2011 (collectively, the “Material Suppliers” and such contracts, the “Supplier Contracts”).

(b) Except as set forth in Section 3.17(b) of the Company Disclosure Letter, and except for this Agreement, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract:

(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S K under the Securities Act;

(ii) that (A) purports to limit in any material respect either the type of business or the geographic area in which the Company or any Affiliates of the Company (including, in accordance with the terms of the Contracts in effect on the date hereof, Parent or any of its Subsidiaries after the Effective Time) may engage in business, (B) would require the disposition of any material assets or material line of business of the Company or any of its Subsidiaries (or, in accordance with the terms of the contracts on the date hereof, Parent or any of its Subsidiaries (other than the Company and its Subsidiaries) after the Effective Time) as a result of the consummation of the transactions contemplated by this Agreement, (C) is a Contract that grants a third party “most favored nation” status or purports to require the Company or any of its Affiliates (including, in accordance with the terms of the Contracts in effect on the date hereof, Parent or any of its Subsidiaries after the Effective Time) to offer a third party the same or better price for a product or service if the Company or such Affiliate offers a lower price for the same product or service to another third party or (D) contains any “exclusivity” provision for the benefit of a third party or otherwise purports to prohibit or limit, in any material respect, the right of the Company or any of its Affiliates (including, in accordance with the terms of the Contracts in effect on the date hereof, Parent or any of its Subsidiaries after the Effective Time) to make, sell, market, advertise or distribute any products or services or use, transfer, license, distribute or enforce any Company-Owned IP;

(iii) under which any Acquired Company has created, incurred, assumed or guaranteed indebtedness for borrowed money (as defined in Section 3.2(i)) in excess of $25,000 in the aggregate (or under which any of them can create, incur, assume or guarantee indebtedness for borrowed money in excess of $7,500 in any fiscal quarter) (it being understood that, for the avoidance of doubt, trade payables do not constitute indebtedness for borrowed money) (except for such indebtedness between the Acquired Companies or guaranties by any Acquired Company of indebtedness of any Acquired Company);

(iv) relating to the formation, creation, operation, management or control of any joint venture or partnership (in each case, created under applicable Laws) that is material to the Company and its Subsidiaries, taken as a whole;

(v) under which the Company or any of its Subsidiaries made or received payments of more than $200,000 during the fiscal year ended January 2, 2011 or reasonably expects to make or receive payments of more than $200,000 for the fiscal year ending January 3, 2012 and, in either case is not terminable upon notice of 60 days or less without penalty;

(vi) that provides for the Company to guarantee to a third Person any minimum volume of Internet traffic or any minimum number of website hits;

(vii) with any of the Persons identified on Schedule 3.17(b)(vii) under which the Company or any of its Subsidiaries have material rights or obligations (other than customary Non-Disclosure Agreements); or

(viii) to which any holder of more than five percent (5%) of the capital stock or other securities of the Company is a party, other than Contracts related to the granting, vesting, exercise, issuance or delivery of equity-based awards under the Company Equity Plans and Contracts that are Company Plans (each such Contract as described in this Section 3.17(b) or required to be listed in Section 3.17(a) or Section 3.17(b) of the Company Disclosure Letter, a “Material Contract”).

(c) True and complete copies of all Material Contracts of the Company and its Subsidiaries have been made available to Parent. For purposes of this Agreement, “Contract” means any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation (whether written or oral), together with all amendments thereto. Each Material Contract is valid and binding on the Company and each of its Subsidiaries that is a party thereto and, to the knowledge of the Company, any other party thereto, and is in full force and effect, except in each case for such failures to be valid and binding or to be in full force and effect that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. Except as required by this Agreement, the Company has not terminated, waived, amended, released or modified in any respect any provision of any standstill or similar agreement to which it is currently or has, within the 12 months immediately preceding the date hereof, been a party. Except, individually or in the aggregate, as has not had, and would not reasonably be expected to have, a Material Adverse Effect, and except as set forth in Section 3.17(c) of the Company Disclosure Letter, (i) there is no default under any Contract by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto, and (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the knowledge of the Company, any other party thereto.

Section 3.18 Insurance. Section 3.18 of the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each of its Subsidiaries as of the date hereof. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, (a) since December 31, 2007, each of the Acquired Companies has been continuously insured with financially responsible insurers, in each case in such amounts and with respect to such risks and losses as management has reasonably determined to be prudent in accordance with industry practices and (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any material insurance policy of the Company or any of its Subsidiaries. Section 3.18 of the Company Disclosure Letter sets forth a complete and correct list of the annual premium for the Company’s current fiscal year for the Company’s D&O Insurance (as defined in Section 5.9(c) hereof).

Section 3.19 Properties.

(a) The Company does not own, and, to the knowledge of the Company, has never owned, any real property and does not hold any option to acquire any real property. Except as individually and in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect and except for leases that have expired by their terms without early termination since the date thereof or have been assigned or otherwise disposed of in the ordinary course of business consistent with past practice: (i) the Company or one or more of its Subsidiaries is the lessee of all leasehold estates reflected in the unaudited balance sheet of the Company as at January 2, 2011 included in the Company SEC Documents or acquired after the date thereof, (ii) is in possession of the properties purported to be leased thereunder, and (iii) each such lease is in full force and effect, is enforceable in accordance with its terms, and is valid without default (including any event which with notice or lapse of time or both would become a default) thereunder by the lessee or to the knowledge of Company, the lessor and (iv) no notices of default under any such lease have been received by any Acquired Company that have not been resolved.

(b) Section 3.19(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all leases, subleases, modifications, amendments, waivers, side letters, guaranties and other agreements relating thereto and existing as of the date hereof, under which any Acquired Company uses or occupies or has the right to use or occupy, now or in the future, any material real property (the “Real Property Leases,” each real property leased under a Real Property Lease referred to as a “Real Property”). The Company has provided or made available to Parent true, correct and complete copies of all Real Property Leases. Each Real Property Lease is valid, binding and in full force and effect, and all rent and other sums and charges payable by any Acquired Company as tenants thereunder are current in all material respects. Except as individually and in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, no termination event or condition or uncured default on the part of any Acquired Company or, to the knowledge of the Company, the landlord thereunder exists under any Real Property Lease. Except as individually and in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, each Acquired Company has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except for Permitted Liens. The leasehold estates and Real Property Leases described in Section 3.19(b) of the Company Disclosure Letter are sufficient to conduct the businesses of the Acquired Companies as now conducted.

(c) Except as disclosed in Section 3.19(c) of the Company Disclosure Letter and except for deficiencies and non-compliance that individually and in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, the improvements owned or leased by the Acquired Company and located on any parcel of Real Property are in a condition reasonably suitable for the conduct of business in the ordinary course, in compliance with applicable Laws.

Section 3.20 Intellectual Property.

(a) Intellectual Property Disclosure. Section 3.20(a) of the Company Disclosure Letter sets forth a true and complete list of: (i) all registered trademarks, service marks, trade names and domain names and pending applications to register any trademarks, service marks or trade names; (ii) patents and pending patent applications; and (iii) registered copyrights and pending applications to register copyrights, in each case owned by the Company or any of its Subsidiaries on the date hereof (all of the foregoing being collectively referred to as the “Company Registered IP”). Except as set forth in Section 3.20(a) of the Company Disclosure Letter, the Company or one of its Subsidiaries either own free and clear of all Liens (except for Permitted Liens), or, to the knowledge of the Company, have sufficient rights to use, all patents, copyrights, trademarks, service marks, trade names, domain names, trade secrets, and software (collectively, “Intellectual Property”) used in the conduct of their respective businesses in all material respects as currently conducted (such Intellectual Property, the “Company IP”). Except as set forth in Section 3.20(a) of the Company Disclosure Letter: (x) to the knowledge of the Company, all patents and registrations for trademarks and copyrights included in the Company Registered IP are valid, subsisting and enforceable and will not require any action to be taken within thirty (30) days after the Closing to maintain or renew such items, except for such patents and registrations that the Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment, the expiration, cancellation or abandonment of which could not reasonably be expected to have a Material Adverse Effect; (y) to the knowledge of the Company, all pending patent applications and pending applications to register any unregistered trademarks, service marks, trade names or copyrights included in the Company Registered IP are pending and in good standing and will not require any action to be taken within thirty (30) days after the Closing to maintain or renew such items, except for such applications that the Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment, the expiration, cancellation or abandonment of which could not reasonably be expected to have a Material Adverse Effect; and (z) as of the date hereof, to the knowledge of the Company, there are no pending or threatened actions by third Persons challenging the validity or enforceability of, or contesting the Company’s or any of its Subsidiaries’ rights with respect to, any such pending applications, excluding actions of Governmental Entities in connection with the prosecution or registration of any such pending applications. Except as set forth in Section 3.20(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice or claim in three years prior to the date hereof challenging the validity or enforceability of any Company Registered IP that is material to the business of the Company and its Subsidiaries, taken as a whole, and which claim or notice remains pending or unresolved. Section 3.20(a) of the Company Disclosure Letter references the folder in the online dataroom maintained by the Company in connection with the transactions contemplated by this Agreement, and to which Parent has been given access, that contains reports of the patent and trademark dockets of the Company as of the date hereof.

(b) Intellectual Property Agreements. Section 3.20(b)(i) of the Company Disclosure Letter lists, as of the date hereof, all license agreements and other Contracts material to the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries thereof has the right to practice, use, copy or otherwise exploit any Intellectual Property owned by third parties (“Inbound Licenses”), provided, however, that Section 3.20(b)(i) of the Company Disclosure Letter need not list Inbound Licenses which are: (1) non-exclusive licenses to Intellectual Property owned by third parties granted to the Company or any of its Subsidiaries in the ordinary course of business, where the license is merely incidental to the transaction contemplated in such Contract, the commercial purpose of which is something other than such license, such as a sales, marketing, advertising, sales promotion, consulting, affiliate, broker, distributor, dealer, manufacturer’s representative, franchise, agency, delivery, market research, fulfillment, or other Contract that includes an incidental license to use the third party’s Intellectual Property in advertising and/or selling the third party’s products or otherwise performing under such Contract, or a Contract for the purchase or use of goods, materials, products, or services that includes an incidental license to use the third party’s Intellectual Property in connection with the use, enjoyment, support, or maintenance of such goods, materials, products, or services; (2) standard end user license Contracts for off-the-shelf software not in excess of $1,000 per seat; (3) non-exclusive licenses under which the Company or any of its Subsidiaries uses “free” and “open source” software; (4) confidentiality or nondisclosure agreements entered into in the ordinary course of business; and (5) agreements with current and former employees, officers, contractors, and consultants of the Company and its Subsidiaries entered into in the ordinary course of business. Section 3.20(b)(ii) to the Company Disclosure Letter lists, as of the date hereof, all license agreements and other Contracts material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries thereof is bound and pursuant to which any Person (other than the Company or any Subsidiary thereof) is authorized to exploit any Company Registered IP or other material Intellectual Property owned by the Company or any Subsidiary of the Company (the “Company-Owned IP”) or pursuant to which the Company or any Subsidiary thereof granted any rights under any other Company IP to any third Person (the “Outbound Licenses” and, collectively with the Inbound Licenses, the “Intellectual Property Agreements”), provided, however that Section 3.20(b)(ii) to the Company Disclosure Letter need not list Outbound Licenses which are: (1) non-exclusive licenses to Company IP granted in the ordinary course of business, where the license is merely incidental to the transaction contemplated in such Contract, the commercial purpose of which is something other than such license, such as a sales, marketing, advertising, sales promotion, consulting, affiliate, broker, distributor, dealer, agency, delivery, market research, fulfillment, or other Contract that includes an incidental license to use Company IP in performing under such Contract; (2) standard terms governing third Persons’ access to, and use of, the Company’s and its Subsidiaries’ websites; (3) licenses to Company IP granted in the ordinary course of business pursuant to Contracts substantially in the form of one of the forms made available to Parent; (4) confidentiality or nondisclosure agreements entered into in the ordinary course of business; and (5) agreements with current and former employees, officers, contractors, and consultants of the Company and its Subsidiaries entered into in the ordinary course of business. Except individually or in the aggregate, as have not had, and could not reasonably be expected to have, a Material Adverse Effect, and except as set forth in Section 3.20(b)(iii) of the Company Disclosure Letter, with respect to the Intellectual Property Agreements: (A) all are binding and enforceable obligations of the Company or its Subsidiaries and, to the knowledge of the Company, the other party(ies) thereto, (B) the Company and its Subsidiaries and, to the knowledge of the Company, each other party thereto have performed their material obligations thereunder and (C) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default or breach of any material obligations thereunder. Except as set forth in Section 3.20(b)(iv) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries thereof has received notice that any third party to any material Intellectual Property Agreement that is material to the Company and its Subsidiaries, taken as a whole, intends to cancel, terminate or refuse to renew (if renewable) any such Intellectual Property Agreement, or to exercise or decline to exercise any option or right thereunder.

(c) Protection of Intellectual Property. The Company and its Subsidiaries have all taken steps, which are, as a whole, not less protective and comprehensive than the steps that would be taken by reasonably prudent business persons operating in the Company’s industry, to protect, preserve and maintain the secrecy and confidentiality of their confidential and proprietary information and data, except as, individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, causing each director, officer, employee and independent contractor of the Company or of any Subsidiary thereof who has contributed to the creation or development of any material Company-Owned IP to execute and deliver to the Company (or a Subsidiary thereof if employed by such Subsidiary) a confidentiality agreement substantially in the form of one of the Company’s form agreements previously made available to Parent. Except as individually and in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect, each director, officer, employee and independent contractor of the Company or of any Subsidiary thereof who has contributed to the creation or development of any material Company-Owned IP has executed and delivered to the Company (or a Subsidiary thereof, if employed by such Subsidiary) such an agreement. No current or former director, officer, employee, consultant or contractor of Company or any Subsidiary of the Company has any right, license, claim, moral right (other than inalienable moral rights that arise under applicable law) or interest in or with respect to material Company-Owned IP, except for any such right, license, claim, moral right, or interest that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Continuing Rights to Intellectual Property. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated herein will, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) cause the termination or loss of, or give rise to a right of termination of or to cause the loss of, any of the Company’s or its Subsidiaries’ rights in any material Company IP, including any rights under any Intellectual Property Agreement or (ii) impair the right of the Company and its Subsidiaries to exploit any Company-Owned IP. To the knowledge of the Company, no current or former director, officer, employee or independent contractor of the Company or of any Subsidiary thereof is using or has used any trade secrets or other confidential or proprietary information of any third Person in connection with performing any services for the Company or for any Subsidiary thereof or the development or creation of any Company-Owned IP without the permission of the Company and such third Person.

(e) Infringement Upon Company Intellectual Property. To the knowledge of the Company, except as set forth in Section 3.20(e) of the Company Disclosure Letter, since December 31, 2007, there has been no unauthorized use, unauthorized disclosure, infringement, violation or misappropriation by any third Person of any Company-Owned IP other than immaterial uses, disclosures, infringements or violations. Except as set forth in Section 3.20(e) of the Company Disclosure Letter, since December 31, 2007, neither the Company nor any Subsidiary thereof has received any notice that any third Person is infringing, violating or misappropriating any part of the Company-Owned IP or otherwise making any unauthorized use or disclosure of such Company-Owned IP, other than notices of immaterial actual or alleged infringement or violation.

(f) Infringement Upon Third-Party Intellectual Property. Except as set forth in Section 3.20(f) of the Company Disclosure Letter, (i) as of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened Action by a third Person contesting the right of the Company or any Subsidiary thereof with respect to any such third Person’s Intellectual Property or as currently conducted, or contesting the ownership by the Company or any Subsidiary thereof of any Intellectual Property or the validity or enforceability of any Intellectual Property and (ii) there are no such actions pending, or to the knowledge of the Company, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.20(f) of the Company Disclosure Letter, since December 31, 2007, neither the Company nor any Subsidiary thereof has received any notice or claim regarding any offer to license such third Person’s Intellectual Property alleged in such notice or claim to be used by the Company or any of its Subsidiaries without authorization, infringed, violated or misappropriated by the Company or any Subsidiary thereof, or otherwise alleging any infringement, misappropriation, or violation of any Intellectual Property owned by a third Person by the Company, or any Subsidiary thereof. To the knowledge of the Company, the exploitation of the Intellectual Property used by Company and its Subsidiaries in the conduct of the business, in each case as previously conducted and as currently conducted, do not infringe, violate or misappropriate any Intellectual Property owned by any third Person.

(g) Open Source Software. Neither the Company nor any Subsidiary thereof has used, copied, incorporated or otherwise exploited any Open Source Software in such a way that creates or purports to create obligations of the Company or any Subsidiary thereof with respect to any Company-Owned IP (other than such Open Source Software and modifications thereto) or grants or purports to grant to any third Person on or before the Closing any rights or immunities under any Company-Owned IP (other than such Open Source Software). “Open Source Software” means any software distributed under any license that requires that any other software incorporated into, derived from, or distributed with such software (i) be disclosed, distributed or made available in source code form, (ii) be licensed for the purposes of preparing derivative works, or (iii) be licensed under terms that allow such other software to be reverse engineered (other than by operation of law).

(h) Privacy. The privacy statement addressing the collection, retention, use and distribution of the personally identifiable information of individuals visiting the websites of the Company or any Subsidiary thereof (the “Privacy Statement”) is posted and accessible to individuals on each website of the Company or any Subsidiary thereof. The Company and its Subsidiaries and the operation of their business (i) comply in all material respects with the Privacy Statements applicable to any given set of personally identifiable information collected by the Company or any Subsidiary thereof; (ii) comply in all material respects with all applicable privacy Laws regarding the collection, retention, use and disclosure of personally identifiable information; and (iii) comply in all material respects with all applicable payment card industry standards regarding data security. The Company and its Subsidiaries have taken measures to protect and maintain the confidential nature of the personally identifiable information provided to the Company or any Subsidiary thereof by individuals and to personal information collected from individuals against loss, theft and unauthorized access or disclosure, which measures are, as a whole, not less protective and comprehensive than those that would be taken by reasonably prudent business persons operating in the Company’s industry. Neither the Company nor any Subsidiary thereof has received any claims, notices or complaints regarding the Company’s or any of its Subsidiaries’ information practices or the disclosure, retention, or misuse if any personally identifiable information by the Federal Trade Commission, any similar foreign bodies, or any similar Governmental Entity that, if adversely determined, would result in a Material Adverse Effect.

Section 3.21 Relationships with Alliance Partners and Suppliers. Except as set forth in Section 3.21 of the Company Disclosure Letter, since December 29, 2008, no Strategic Alliance Partner or Material Supplier has notified the Company or any of its Subsidiaries in writing (or, to the Knowledge of the Company, as of the date hereof other than in writing) that such Strategic Alliance Partner or Material Supplier intends to, or has otherwise threatened in writing (or, to the Knowledge of the Company, as of the date here other than in writing) to cancel, terminate, modify or fail to renew any Contract to which such Strategic Alliance Partner or Material Supplier or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand, is a party.

Section 3.22 Brokers. Except for Allen & Company LLC and Sonenshine Partners LLC, and except as set forth in Section 3.22 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.23 Takeover Statutes. Assuming the accuracy of the representations set forth in Section 4.9, the approval by the Company Board referred to in Section 3.3 constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the DGCL, and no further action is required by the Company Board (or any committee thereof) or the stockholders of the Company to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions on a “business combination” with an “interested stockholder” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. No other anti-takeover provision in the Company Constituent Documents, and to the Knowledge of the Company, no other Takeover Laws are, or at the Effective Time will be, applicable to the Company, the Merger, this Agreement or any of the transactions contemplated hereby and thereby.

For purposes of this Agreement, “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state anti-takeover Laws and regulations of the State of Washington or the State of Delaware.

Section 3.24 Opinion of Financial Advisor. The Company Board has received the opinion, dated the date of this Agreement of Allen & Company LLC, financial advisor to the Company, to the effect that, as of the date of such opinion and based on and subject to the assumptions, qualifications and matters set forth in such opinion, the $3.80 per share consideration to be received in the Merger by holders of Shares is fair, from a financial point of view, to such holders.

Section 3.25 Affiliate Transactions. Other than rights to receive Merger Consideration and the consideration provided for under Section 2.1(d) and Section 2.1(e) with respect to Company Stock Options, Company Warrants, Restricted Shares, Restricted Stock Units and Stock Appreciation Rights, no material relationship, direct or indirect, exists between the Company or any Subsidiary of the Company, on the one hand, and any officer, director or other Affiliate (other than any Subsidiary of the Company) of the Company, on the other hand, that is required to be described under Item 404 of Regulation S-K under the Securities Act in the Company SEC Documents and that is not described therein.

Section 3.26 Warranties and Returns. Section 3.26 of the Company Disclosure Letter discloses the amounts charged to “returns” from the Company’s and its Subsidiaries’ operations on the Company’s and its Subsidiaries’ books and records for the 2008, 2009 and 2010 fiscal years.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Power.

(a) Each of Parent and Merger Sub (i) is a corporation duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, in each case, except for any such failures that individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Parent has previously furnished or made available to the Company a true and complete copy of the certificate of incorporation and bylaws of each of Parent and Merger Sub, including all amendments thereto, and each as so delivered is in full force and effect. Neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws in any material respect.

Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the boards of directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to approve this Agreement, or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

Section 4.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law or any settlement, injunction or award of any Governmental Entity, in each case applicable to Parent or Merger Sub or by which any of their respective properties are bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of guaranteed payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, or (iv) result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub (including the Acquired Companies following the Effective Time) except, in the case of clauses (ii), (iii) and (iv) of this paragraph, for any such conflict, breach, violation, default, loss, right or other occurrence that individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, do not and will not require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity, except for (i) such filings as required under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and under state securities and “blue sky” Laws, (ii) the filings required under the HSR Act and any filings required under Foreign Antitrust Laws, and (iii) such filings as may be required under the DGCL in connection with the transactions contemplated by this Agreement.

Section 4.4 Information in the Proxy Statement. None of the information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.5 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent.

Section 4.6 Financing. Parent has and will have, as of the Effective Time, sufficient funds to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein.

Section 4.7 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.8 Brokers. Except for Credit Suisse Securities (USA) LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.9 Ownership of Company Capital Stock. None of Parent, Merger Sub or their respective “affiliates” or “associates” is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company, as such terms are defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as specifically required by this Agreement or consented to by Parent as contemplated by Section 5.6(c), (ii) as required by applicable Law, (iii) as set forth on Schedule 5.1 or (iv) if Parent otherwise provides its prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course of business consistent with past practice and to (w) preserve substantially intact its business organization, (x) preserve substantially intact its current relationships with customers, suppliers, strategic alliance partners and other Persons with which it has material business relations and (y) maintain insurance policies or replacement or revised policies in such amounts and against such risks and losses as are currently in effect.

(b) Without limiting the generality of Section 5.1(a), between the date of this Agreement and the Effective Time, except (i) as specifically required by this Agreement or consented to by Parent as contemplated by Section 5.6(c), (ii) as required by applicable Law, (iii) as set forth on Schedule 5.1 or (iv) if Parent provides its prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to (it being understood and hereby agreed that if any action is expressly permitted by any of the following subsections, such action shall be expressly permitted under Section 5.1(a) in general):

(i) amend or permit the adoption of any amendment to the charter or bylaws (or equivalent organizational documents) of any Acquired Company;

(ii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(iii) issue, grant, deliver, sell, pledge, dispose of or encumber any (A) shares of capital stock, (B) other voting securities of, or equity interests in, the Company or any capital stock or voting securities of, or other equity interests in, any Subsidiary of the Company, (C) securities convertible into or exercisable or exchangeable for any shares of capital stock or voting securities of, or equity interests in, the Company or any of its Subsidiaries, (D) right to acquire any shares of capital stock or voting securities of, or other equity interests in, the Company or any of its Subsidiaries, (E) Company Stock Equivalents or Company Subsidiary Stock Equivalents or (F) Company Voting Debt or Company Subsidiary Voting Debt, except (i) the issuance of Shares pursuant to the vesting or exercise, as applicable, of Company Stock Options, Restricted Shares, Stock Appreciation Rights and/or Restricted Stock Units (together, “Company Equity Awards”) or Company Warrants outstanding as of the date hereof and in accordance with the terms of such instruments as in effect on the date hereof, (ii) grants of Company Equity Awards (other than Restricted Shares) to new hires in the ordinary course of business consistent with past practice, including past practice with respect to vesting schedules, covering no more than up to 125,000 Shares in the aggregate, and (iii) grants of Company Equity Awards (other than Restricted Shares) to employees who are not new hires and who are below the director level, members of the Company’s board of directors and consultants in the ordinary course of business consistent with past practice, including past practice with respect to vesting schedules, covering no more than 250,000 Shares in the aggregate (the Company Equity Awards granted under (ii) and (iii) together, the “Ordinary Course Grants”);

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (except for any dividend or distribution by a Subsidiary of the Company to the Company or to other wholly owned Subsidiaries of the Company);

(v) adjust, split, combine, redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests (except (A) in connection with the cashless exercises or similar transactions (including withholding of Taxes) pursuant to the exercise or vesting, as applicable of Company Equity Awards or Company Warrants outstanding as of the date hereof, (B) pursuant to the forfeiture or repurchase of Restricted Shares outstanding as of the date hereof in accordance with their terms as in effect on the date hereof, and (C) pursuant to the exercise, vesting and/or forfeiture or repurchase of Ordinary Course Grants in accordance with their terms), or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock or other equity interests, or enter into any agreement with respect to the voting of any of the Company’s capital stock or other securities or the capital stock or other securities of a Subsidiary of the Company;

(vi) authorize, or make any commitment with respect to, any capital expenditure, other than in the ordinary course of business consistent with past practice in an amount not to exceed $2,000,000 in the aggregate in any fiscal quarter, except for (A) any capital expenditures contemplated in the 2011 capital expenditure summary delivered or made available by the Company to Parent on or prior to the date hereof or (B) capital expenditures required by any Real Property Lease set forth on Section 3.19(b) of the Company Disclosure Letter;

(vii) except for capital expenditures (which are addressed in Section 5.1(b)(vi)), (A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets other than (1) purchases of inventory and other assets in the ordinary course of business consistent with past practice, (2) pursuant to Contracts in effect on the date hereof or (3) assets with a value or purchase price less than $250,000 individually or $1,000,000 in the aggregate, or (B) sell, lease, exchange, mortgage, pledge, transfer, subject to any Lien (other than any Permitted Lien), or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets in excess of $250,000 individually or $1,000,000 in the aggregate, other than (I) sales or dispositions of inventory and other assets in the ordinary course of business consistent with past practice or (II) pursuant to Contracts in effect on the date hereof;

(viii) enter into any Contract providing for the formation, creation, operation, management or control of any joint venture or partnership (in each case created under applicable Law) that is material to the Company and its Subsidiaries, taken as a whole;

(ix) engage in any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;

(x)(A) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company and other than advances to employees for travel and business expenses in the ordinary course of business consistent with past practices), (B) incur any indebtedness for borrowed money (it being understood that, for the avoidance of doubt, trade payables do not constitute indebtedness for borrowed money) or issue any debt securities in excess of $1,000,000 in the aggregate (other than indebtedness between the Acquired Companies) or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by any Acquired Company on behalf of another Acquired Company and indemnifications of a landlord under a lease in effect on the date hereof set forth on Section 3.19(b) of the Company Disclosure Letter or permitted under this Section 5.1 in the manner customarily provided by tenants to landlords in commercial leases);

(xi) except to the extent required by applicable Law (including Section 409A of the Code), as required to maintain favorable tax treatment or status or as contemplated by this Agreement, or the terms of any Company Plan, and except as contemplated by Section 5.7, (A) materially increase the compensation or benefits of any current or former director or executive officer of the Company or any of its Subsidiaries, (B) establish, materially amend, terminate or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan or employment or severance agreement (other than employment and severance agreements and other arrangements, each in the ordinary course of business and consistent with past practices for employees that are not directors or executive officers), (C) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation other than as required by the provisions of Company Equity Awards outstanding as of the date of this Agreement as in effect on the date of this Agreement, or (D) fail to make any required contributions under any Company Plan; (E) hire or terminate the employment, or enter into or materially modify the contractual relationship of, any executive officer or director of the Company or any of its Subsidiaries;

(xii) implement or adopt any change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiii)(A) fail to file any Tax Return when due (after giving effect to any properly obtained extensions of time in which to make such filings) consistent with past practice, (B) prepare or file any material Tax Return inconsistent with past practice or, on any such Tax Return, take any position, make, change or rescind any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, or (C) settle or compromise any material Tax liability or refund, file any material amended Tax Return involving a material amount of Taxes, or waive or extend the statute of limitations in respect of any material Taxes;

(xiv)(A) commence or settle, compromise or otherwise resolve any Action outside the ordinary course of business consistent with past practice or as would result in any liability in excess of $1,000,000 or such greater amount reserved therefor or reflected on the balance sheets included in the Company SEC Documents filed prior to the date hereof or (B) pay, settle or compromise any litigation of the type described in Section 5.12;

(xv) other than non-exclusive licenses to distributors, manufacturers, vendors, suppliers and marketing partners in the ordinary course of business consistent with past practice, enter into any agreement, arrangement or commitment to grant a license of Intellectual Property;

(xvi) other than in the ordinary course of business consistent with past practice (i) enter into, amend, renew, modify or consent to the termination of (other than a termination in accordance with its terms) any Material Contract or Contract that would be a Material Contract if in effect on the date of this Agreement or

(ii) amend, waive, modify, fail to enforce or consent to the termination of (other than a termination in accordance with its terms) its material rights thereunder; provided, however, that in no event shall the Company or any of its Subsidiaries (A) amend, modify or change any Contract to add to such Contract a term described in Section 3.17(b)(ii) or (vi), (B) enter into any Contract that if entered into prior to the date hereof would have been required to be included on the Company Disclosure Letter in response to Section 3.17(b)(ii) or (vi) or (C) renew any Contract that contains a term described in Section 3.17(b)(ii) or (vi);

(xvii) enter into, amend, renew or modify any Contract with any of the Persons listed on Schedule 3.17(b)(vii) (each such Person, a “Specified Person”);

(xviii) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN;

(xix) create any Subsidiary; or

(xx) agree to, authorize, or enter into any Contract obligating it to take any of the actions described in Section 5.1(b)(i) through Section 5.1(b)(xix).

Section 5.2 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations at any time. Prior to Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.3 Acquisition Proposals.

(a) Following the execution hereof, the Company shall, and shall cause its Subsidiaries and shall direct its and their respective Representatives (as defined below) to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal (as defined in Section 5.3(i)(ii) hereof), or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf.

(b) Subject to the other terms of this Section 5.3, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or knowingly permit its and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents and representatives (collectively, “Representatives”) to, directly or indirectly, (i) solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that would reasonably likely be expected to lead to an Acquisition Proposal, (ii) furnish any non public information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that would reasonably likely be expected to lead to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c)).

(c) Notwithstanding anything to the contrary in this Section 5.3, if at any time prior to obtaining the Company Stockholder Approval, (i) the Company receives, after the date of this Agreement, an unsolicited bona fide written Acquisition Proposal, (ii) such Acquisition Proposal did not result from a breach of Section 5.3(a) or Section 5.3(b), (iii) the Company Board determines in good faith (after consultation with outside counsel and financial advisors) that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in Section 5.3(i)(iii) hereof) and (iv) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) of this Section 5.3(c) would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law, then, prior to obtaining the Company Stockholder Approval, the Company may (x) furnish and make available information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to an Acceptable Confidentiality Agreement (as defined in Section 5.3(i)(i) hereof); provided, that any non-public information provided or made available to any Person given such access shall have been previously provided or made available to Parent or shall be provided or made available to Parent prior to or substantially concurrently with the time it is provided or made available to such Person, and (y) participate in discussions and negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal. The Company shall promptly (and in any event within thirty-six (36) hours) advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry, proposal or offer that would reasonably likely be expected to lead to an Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal or inquiry, proposal or offer, and the material terms and conditions thereof) that is made or submitted by any Person prior to the Effective Time. The Company shall keep Parent informed, on a reasonably current basis, of the status of, and any financial or other material changes in, any such Acquisition Proposal, inquiry, proposal or offer, including providing Parent copies of any material correspondence (which, for the avoidance of doubt, would include any change in financial terms) related thereto and proposed agreements to effect such Acquisition Proposal.

(d) Subject to the other terms of this Section 5.3, neither the Company Board nor any committee thereof shall (i) fail to make or withhold or withdraw or qualify (or modify in a manner adverse to Parent) the Company Recommendation, the Company Determination, the approval of this Agreement or the Merger or take any action (or permit or authorize the Company or any of its Subsidiaries or any of its or their respective Representatives to take any action) inconsistent with the Company Recommendation or Company Determination or resolve, agree or propose to take any such actions (each of such actions set forth in this Section 5.3(d)(i) being referred to herein as an “Adverse Recommendation Change”), (ii) adopt, approve, recommend, endorse or otherwise declare advisable any Acquisition Proposal or resolve, agree or propose to take any such actions, (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement related to an Acquisition Proposal other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(c) (each, an “Alternative Acquisition Agreement”), (iv) take any action to make the provisions of any Takeover Laws or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of the Company, inapplicable to any transactions contemplated by an Acquisition Proposal (including approving any transaction under, or a third Person becoming an “interested stockholder” under, Section 203 of the DGCL) or amend or modify or terminate, or grant any waiver or release under, any confidentiality agreement with respect to an Acquisition Proposal or standstill or similar agreement with respect to any class of equity securities of the Acquired Companies or fail to enforce any provision thereof or (v) resolve, agree or propose to take any such actions.

(e) Notwithstanding Section 5.3(d), at any time prior to obtaining the Company Stockholder Approval, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law (the “Initial Fiduciary Determination”), then, prior to obtaining the Company Stockholder Approval, the Company Board may solely in response to a Superior Proposal that is capable of being accepted by the Company (or, in the case of a tender offer or exchange offer, recommended by the Company Board or any committee thereof) and that was received on or after the date hereof that has not been withdrawn or abandoned and that did not otherwise result from a breach of Section 5.3(a), 5.3(b) or the first sentence of Section 5.3(c), make an Adverse Recommendation Change and thereafter or concurrently therewith, terminate this Agreement in accordance with Section 7.1(d)(ii) (including payment of the Termination Fee, as defined in Section 7.3(c)(ii)) and take any other action that would be prohibited by Section 5.3(d), including enter into a binding definitive agreement to effect such Superior Proposal. Neither the Company Board nor any committee thereof shall make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii), take any other action that would be prohibited by Section 5.3(d) or cause the Company to enter into a binding definitive agreement to effect such Superior Proposal unless the Company has first complied with the provisions of Section 5.3(f) and, after so complying, the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law and such Acquisition Proposal continues to constitute a Superior Proposal.

(f) The Company Board shall not take any action set forth in Section 5.3(e) unless the Company has first (i) provided written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and providing copies of any agreements intended to effect such Superior Proposal, and notifying Parent that the Company Board has made the Initial Fiduciary Determination in accordance with Section 5.3(e) (including the basis on which such determination has been made), (ii) negotiated, and caused the Company and its Representatives to negotiate, during the five (5) Business Day period following Parent’s receipt of the Notice of Superior Proposal (the “Notice Period”), in good faith with Parent to enable Parent to make a counteroffer or propose to amend the terms of this Agreement so that such Acquisition Proposal no longer constitutes a Superior Proposal, and (iii) after complying with clauses (i) and (ii), determined in good faith (after consultation with outside counsel and financial advisors) that such Acquisition Proposal continues to constitute a Superior Proposal after giving effect to any counter offer or amendments to the terms of this Agreement proposed by Parent in writing that are capable of being accepted by the Company and, after consultation with outside counsel, that the failure to make an Adverse Recommendation Change and terminate this Agreement to accept such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that if during the Notice Period any revisions are made to an Acquisition Proposal and such revisions are material (it being understood and agreed that any change to consideration with respect to such proposal is material), the Company shall deliver a new Notice of Superior Proposal to Parent and shall comply with the requirements of this Section 5.3(f) with respect to such new Notice of Superior Proposal (except that each new period after the initial five Business Day period expires shall be three Business Days rather than five).

(g) The Company agrees that it shall take all actions necessary so that any Adverse Recommendation Change shall not change the approval of this Agreement or any other approval of the Company Board or any committee thereof with respect to this Agreement that would have the effect of causing any of the Takeover Laws of any state (including Delaware) or other similar statutes to be applicable to the transactions contemplated hereby, including the Merger.

(h) Nothing contained in this Section 5.3 shall prohibit the Company Board from taking and disclosing a position contemplated by Item 1012(a) of Regulation M-A, Rule 14e 2(a) under the Exchange Act or Rule 14d 9 under the Exchange Act; provided, however, that neither the Company nor the Company Board (or any committee thereof) shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal), unless in each case, in connection therewith, the Company Board effects an Adverse Recommendation Change in accordance with Section 5.3(e); provided, further that if any such disclosure relates to an Acquisition Proposal (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act), it shall be deemed to be an Adverse Recommendation Change unless the Company Board expressly reaffirms the Company Recommendation and rejects any Acquisition Proposal within ten (10) Business Days after such stop, look and listen communication.

(i) For purposes of this Agreement:

(i) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement containing terms substantially similar to, and (taken as a whole) no less favorable to the Company than, those set forth in the Confidentiality Agreement (as defined in Section 5.5(b) hereof); provided, that such confidentiality agreement shall not prohibit compliance with any of the provisions of this Agreement and shall include a standstill provision no more favorable to the other party thereto than the standstill in the Confidentiality Agreement (as modified by this Agreement) is to Parent.

(ii) “Acquisition Proposal” means any proposal or offer (whether or not in writing) by any Person or group (as defined in Section 13(d) of the Exchange Act) with respect to any (A) merger, consolidation, share exchange, other business combination or similar transaction involving the Company or any of its Subsidiaries pursuant to which the holders of the voting power of the Company immediately prior to such transaction own 85% or less of the voting power of the surviving or resulting entity immediately following the transaction, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture, sale of capital stock of or other equity interests in a Subsidiary of the Company or otherwise) by the Company or any of its Subsidiaries to any Person or group (as defined in Section 13(d) of the Exchange Act) of any business or assets of the Company or any of its Subsidiaries representing 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (C) issuance, sale or other disposition, directly or indirectly, to any Person or group (as defined in Section 13(d) of the Exchange Act) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by the Company or any of its Subsidiaries representing 15% or more of the voting power of the Company, (D) any single or related transactions with a Person or group (as defined in Section 13(d) of the Exchange Act) to which the Company or any of its Subsidiaries is a party in which the holders of the voting power of the Company immediately prior to such transaction own 85% or less of the voting power of the Company immediately following the transaction, (E) any tender or exchange offer for equity securities of the Company in which any Person or group (as defined in Section 13(d) of the Exchange Act) shall acquire, directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, of 15% or more of the voting securities of the Company or (F) any combination of the foregoing (in each case, other than the Merger).

(iii) “Superior Proposal” means any bona fide written offer made by a third party or group (as defined in Section 13(d) of the Exchange Act) pursuant to which such third party or group would acquire or own, directly or indirectly, more than 70% of the voting securities of the Company or substantially all of the assets of Company and its Subsidiaries, taken as a whole, on terms which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be superior from a financial point of view to the stockholders of the Company to the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including (A) the Termination Fee and any changes proposed by Parent to the terms of this Agreement (B) the likelihood that such transaction will be completed, taking into account all financial, regulatory, legal and other aspects of such offer and (C) any necessary financing (including with respect to any indebtedness that could be required to be repaid in connection with the transactions contemplated by such offer).

(j) Any action taken or not taken by any Representative of the Company or any of its Subsidiaries that if taken or not taken by the Company would constitute a breach of this Section 5.3 shall be deemed a breach of this Agreement by the Company; provided, however, that, without limiting in any way the terms of this Section 5.3, no action taken or not taken by any Representative who is not an officer, director or employee of the Company shall be considered for purposes of Section 7.1(c)(i) or Section 7.1(c)(iii) unless one or more officers or the directors of the Company or any of its Subsidiaries has directly or indirectly authorized or directed the Representative to take such action or any similar action or knowingly permitted the Representative to take such action or any similar action (in which case, this proviso will not apply to such action or inaction).

Section 5.4 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As soon as practicable following the date of this Agreement, the Company shall prepare and, no later than April 7, 2011, file with the SEC a proxy statement in preliminary form relating to the Company Stockholders Meeting (the “Proxy Statement”). The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and shall use its reasonable best efforts to cause the Proxy Statement to be mailed to stockholders of the Company as soon as reasonably practicable after (i) if the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement and does not reasonably believe that it will receive comments, promptly following the tenth calendar day immediately following the date of filing of the preliminary Proxy Statement with the SEC and (ii) if the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, clearance by the SEC with respect to such comments. Parent and Merger Sub shall cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be reasonably appropriate or required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

(b) The Company and Parent each agrees, as to itself and its respective Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to receipt of the Company Stockholder Approval, any event occurs with respect to the Company, any Company Subsidiary, Parent or Merger Sub, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Parent’s cooperation, any necessary amendment or supplement to the Proxy Statement. The Company will also advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement.

(c) Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall (i) provide Parent an opportunity to review and comment on such document or response, (ii) include in such document or response all comments reasonably proposed by Parent and (iii) not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) The Company shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of Shares (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval. The notice of such Company Stockholders Meeting shall state that a resolution to adopt this Agreement will be considered at the Company Stockholders Meeting. Subject to Section 5.3(e), (x) the Company Board shall make the Company Recommendation and shall include the Company Recommendation and the Company Determination in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Company Stockholder Approval. The Company shall not include in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal (other than the Merger). Except as provided herein, the Company shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Parent. Notwithstanding the immediately preceding sentence, the Company may postpone or adjourn the Company Stockholders Meeting if (i) on the date which the Company Stockholders

Meeting is scheduled, the Company has not received proxies representing a sufficient number of Shares to conduct business at the meeting or to obtain Company Stockholder Approval, whether or not a quorum is present, (ii) the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law or (iii) the Company is negotiating with a third party with respect to an Acquisition Proposal in accordance with Section 5.3 and has delivered or reasonably expects that it will deliver a Notice of Superior Proposal or the Company Stockholders Meeting is reasonably expected to occur during, or within two (2) Business Days following, a Notice Period; provided, however, that the Company shall consult with Parent prior to making such adjournment or postponement and shall make such adjournment or postponement for the minimum amount of time (A) that Parent and the Company reasonably believe is necessary to obtain such proxies in the case of clause (i) above, (B) as is required by Law in the case of clause (ii) above or (C) as the Company Board determines in good faith is necessary to allow it to comply with its fiduciary duties to the stockholders of the Company under applicable Law or is necessary so that the Company Stockholders Meeting will not occur during the Notice Period. The Company shall adjourn or postpone the Company Stockholders Meeting at the request of Parent for up to ten (10) Business Days if an Acquisition Proposal (as defined in Section 7.3(c)) has been publicly made or disclosed or has become known to the stockholders of the Company (other than the Company’s officers and directors) and has not been withdrawn or the Company has delivered a Notice of Superior Proposal and the Company Stockholders Meeting would reasonably be expected to occur within ten (10) Business Days after the expiration of the Notice Period; provided, however, that if such adjournment or postponement would result in the Company Stockholders Meeting occurring less than 5 Business Days prior to the Outside Date, then the Company shall only be required to adjourn or postpone the meeting to a date 5 Business Days prior to the Outside Date.

Section 5.5 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior notice, the Company shall, and shall cause its Subsidiaries, officers, directors to and use its reasonable best efforts to cause its Representatives to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, consistent with applicable Law, to the Company’s and its Subsidiaries, officers, employees, properties, offices, other facilities and books and records, and shall furnish Parent, Merger Sub and their respective Representatives with all financial, operating and other data and information as Parent, Merger Sub and their respective Representatives shall reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or any of its Subsidiaries and any access to the property of the Company or any of its Subsidiaries shall comply with the Company’s reasonable security requirements. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (i) constitute a waiver of the attorney-client privilege, work product doctrine or other privilege held by the Company or any of its Subsidiaries or (ii) otherwise violate applicable Law, provided that the Company has used its reasonable best efforts to provide such access or disclose such information in a manner that does not result in such a waiver or violation.

(b) Each of Parent and Merger Sub will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Non-Disclosure Agreement between the Company and Parent dated as of November 17, 2010 (the “Confidentiality Agreement”), which Confidentiality Agreement shall survive the termination of this Agreement and remain in full force and effect in accordance with its terms, except that as of the date hereof and until the termination of this Agreement in accordance with its terms, the Confidentiality Agreement shall be deemed to be amended to remove Section 3 thereof (it being understood and agreed that the remainder of the Confidentiality Agreement shall remain in full force and effect in accordance with its terms and that following the termination of this Agreement in accordance with its terms, the full Confidentiality Agreement shall remain in full force and effect, notwithstanding the foregoing, to the extent provided therein).

Section 5.6 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, and no party hereto shall fail to use reasonable best efforts to take or cause to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby. Each party shall use its commercially reasonable efforts to obtain consents with respect to the Contracts listed on Section 3.4 of the Company Disclosure Letter to the extent Parent requests that such consent be sought. Notwithstanding the foregoing, nothing in this Agreement shall require Parent or Merger Sub to, and the Company shall not without the prior written consent of Parent, agree to any modification to or accommodation under any Contract or undertake any liability in connection with obtaining any consent under any Contract. In furtherance and not in limitation of the foregoing, each party hereto agrees to make, if required, appropriate filings under any Antitrust Law (as defined in Section 5.6(d) hereof), including an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days of the date hereof and to supply as promptly as reasonably practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including by requesting early termination of the waiting period provided for in the HSR Act. The Company shall use good faith efforts to execute its existing plan to become compliant with applicable Payment Card Industry standards within a reasonable period of time.

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 5.6(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the DOJ (the “Antitrust Division”) or any other U.S. or foreign Governmental Entity of competent jurisdiction and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (iii) permit the other party a reasonable opportunity to review any substantive written communication given by it to, and consult with each other in advance of any scheduled substantive meeting or conference with, the FTC, the Antitrust Division or any other Governmental Entity of competent jurisdiction or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the Antitrust Division or such other Governmental Entity of competent jurisdiction or other Person, give the other party the reasonable opportunity to attend and participate in such meetings and conferences. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other side under this Section 5.6(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel regarding Antitrust Law of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent shall cause its respective counsel regarding Antitrust Law to comply with this Section 5.6(b). Notwithstanding anything to the contrary in this Section 5.6(b), materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and privileged communications.

(c) Subject to the terms and conditions of this Agreement, Parent and the Company shall, from the date of this Agreement until the Closing Date, use their respective reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing. Notwithstanding anything in this Agreement to the contrary, in order to obtain the approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, neither Parent nor any of its Subsidiaries or Affiliates shall be obligated to, and neither the Company nor any of its Subsidiaries shall without the prior written consent of Parent (which consent shall be in sole discretion of Parent), (i) proffer to, agree to or become subject to any order, judgment or decree to, sell, license or dispose of or hold separate or sell, license or dispose of or hold separate before or after the Closing, any of the assets, businesses, product lines or interest in any assets or businesses of Parent or any of its Affiliates or any material portion of the assets, business product lines or interest in any assets of the Company or any of its Subsidiaries or to consent to any sale, license, or disposition, or agreement to sell, license or dispose of, by the Company or any of its Subsidiaries, any material portion of the assets, businesses or product lines of the Company or any of its Subsidiaries, (ii) proffer to, agree to, or become subject to any order, judgment or decree to make or accept, any changes, modifications, limitations or restrictions in the operations of any assets or businesses of Parent or any material portion of the assets or businesses of the Company or any of its Subsidiaries (provided that Parent need not agree to any such items with respect to the Company and its Subsidiaries if any of such changes, modifications, limitations or restrictions have any effect on the operations, business or assets of Parent or any of its other Subsidiaries that would be material (with materiality based on the size of the Company and its Subsidiaries rather than the size of Parent and its Subsidiaries)), any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound or any Material Contract to which the Company or any of its Subsidiaries is a party or otherwise bound or any of the relationships of Parent or any of its Subsidiaries or any material relationship of the Company or any of its Subsidiaries with any other Persons (contractual or otherwise), or (iii) proffer to or agree to any concession, accommodation or liability (except as would not be prohibited by clause (i) and (ii)) (the items in clauses (i) through (iii), to the extent related to or arising out of this Agreement or any of the transactions contemplated hereby in order to obtain the approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, including the filings made in connection with this Section 5.6, each a “Burdensome Action”). The parties understand and agree that the Company and its Subsidiaries shall not take, offer or agree to any of the actions described in clauses (i) through (iii) above (for purposes of this sentence reading such clauses without the references to material) unless Parent has provided its prior written consent, which consent shall be granted with respect to any actions that are required to be taken pursuant to the terms of this Agreement within a time period that would permit the Merger to be consummated prior to the Outside Date if all of the other conditions to the parties obligations are satisfied or waived (other than conditions that may only be satisfied on the Closing Date).

(d) For purposes of this Agreement, “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Section 5.7 Employee Benefits Matters.

(a) Following the Effective Time, except for purposes of determining eligibility for retiree health and welfare benefits, Parent shall give each employee of the Company, the Surviving Corporation or their respective Subsidiaries who shall have been employees of the Company or any of its Subsidiaries immediately prior to the Effective Time (“Continuing Employees”) full credit for prior service with the Company or its Subsidiaries (and any predecessor companies thereto) to the extent such service would be recognized if it had been performed as an employee of Parent for purposes of (i) eligibility and vesting under any Parent Employee Plans (as defined below), but not for benefit accrual purposes under any defined benefit plan of Parent, and (ii) unless covered under another arrangement with or of Parent or the Surviving Corporation, determination of benefit levels under any Parent Employee Plan or policy of general application (including, but not limited to, for purposes of vacation, sick and paid time off accrual and severance pay entitlement) in either case for which the Continuing Employees are otherwise prospectively eligible and in which the Continuing Employees are offered participation, but except where such credit would result in a duplication of benefits. For the avoidance of doubt, no Continuing Employee shall be retroactively eligible for any Parent Employee Plan, including any such Parent Employee Plan that was frozen prior to the Effective Time. In addition, Parent shall waive, or cause to be waived, any pre-existing conditions limitations, eligibility waiting periods, evidence of insurability, physical examination and, with respect to Continuing Employees on disability leave, actively-at-work requirements, under any medical, dental, pharmaceutical, vision, disability and/or similar plan of Parent or its Subsidiaries to the same extent such limitations or requirements would not have been applicable to such Continuing Employee under the terms of any comparable plan of the Company and its Subsidiaries. For purposes of this Agreement, the term “Parent Employee Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other formal written plan or policy under which service with Parent is relevant to eligibility, vesting and/or level of benefits, for the benefit of, or relating to, the current employees of Parent or its Subsidiaries and with respect to which eligibility has not been frozen. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall be credited to such Continuing Employee following the Effective Time, and shall not be subject to accrual limits or other forfeiture policies for the calendar year in which the Closing occurs, other than the current limits and policies of the Company.

(b) For a period of one year following the Effective Time, Parent shall (or Parent shall cause its Subsidiaries to) provide (i) at least the same level of base salary or base wages to each Continuing Employee as the base salary or base wages provided to each such Continuing Employee immediately prior to the Effective Time, and (ii) benefits and severance payments (other than equity-based benefits, defined benefit pension plan benefits and individual employment agreements) to each Continuing Employee that, taken as a whole, are substantially similar in the aggregate to the benefits and severance payments (other than equity based benefits, defined benefit pension plan benefits and individual employment agreements) provided to similarly situated employees of Parent and its Subsidiaries; provided, that, in Parent’s discretion, Parent may provide Continuing Employees with benefits in accordance with one or more of the Company Plans as in effect prior to the Effective Time, which shall be deemed for purposes of clause (ii) to provide substantially similar benefits to the comparable programs provided by Parent to its similarly situated employees; provided, further, that nothing herein is intended to result in a duplication of benefits.

(c) To the extent that the Continuing Employees commence participation in the Parent Employee Plans in the calendar year containing the Closing Date, Parent shall (or shall cause its Subsidiaries to) cause any eligible expenses incurred by a Continuing Employee and his or her covered dependents during the portion of the calendar year of the Company Plan ending on the date such employee’s participation in the corresponding Parent Employee Plan begins to be given full credit under such Parent Employee Plan for purposes of satisfying all deductible and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable calendar year as if such amounts had been paid in accordance with such Parent Employee Plan, and Parent shall (or shall cause its Subsidiaries to) credit the accounts of such Continuing Employees under any Parent Employee Plan which is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable Company Plan.

(d) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans or to continue the employment of any specific person. The provisions of this Section 5.7 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans maintained for or provided to Continuing Employees prior to or following the Effective Time, (ii) impede or limit Parent, the Company, the Surviving Corporation or any of their Affiliates from amending or terminating any Company Plan following the Effective Time or (iii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of the Company or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.7) under or by reason of any provision of this Agreement.

Section 5.8 Notification of Certain Matters. From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent of (a) any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement if such inaccuracy or breach would cause the conditions in Section 6.2(a) (with respect to representations and warranties of the Company) and Section 6.2(b) (with respect to covenants) to fail to be satisfied at the Effective Time, (b) any Actions against the Company or any of its Subsidiaries commenced, or to its knowledge, threatened in writing against the Company or any of its Subsidiaries relating to or involving this Agreement or the transactions contemplated hereby and (c) the receipt of any written communication received from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or from any Governmental Entity in connection with the transactions contemplated by this Agreement. From the date of this Agreement until the Effective Time, Parent shall promptly notify the Company of (a) any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement if such inaccuracy or breach would cause the conditions in Section 6.3(a) (with respect to representations and warranties of Parent) and Section 6.3(b) (with respect to covenants) to fail to be satisfied at the Effective Time (b) any Actions against Parent or Merger Sub commenced, or to its knowledge, threatened in writing against Parent or Merger Sub relating to or involving this Agreement or the transactions contemplated hereby or (c) the receipt of any written communication received from any Person alleging that a material consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or from any Governmental Entity in connection with the transactions contemplated by this Agreement. The delivery of any notice pursuant to this Section 5.8 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party sending or receiving such notice.

Section 5.9 Indemnification, Exculpation and Insurance.

(a) Without limiting any additional rights that any director or employee may have under any agreement or Company Plan, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurs (the “Indemnification Period”), Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each current (as of the Effective Time) and each former officer or director of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”), from and against any and all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, amounts paid in settlement, costs and expenses, including actual attorneys’ fees and disbursements (collectively, “Costs”) incurred in connection with any Action, whether civil, criminal, administrative or investigative, directly or indirectly arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director or fiduciary of an Acquired Company or any of the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Effective Time, to the same extent provided under the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) as of the date of this Agreement and any Contracts existing between any Indemnified Party and an Acquired Company as of the date of this Agreement. In the event of any such Action, each Indemnified Party shall be entitled to advancement of expenses incurred in the defense of any Action from Parent or the Surviving Corporation to the same extent provided under the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) as of the date of this Agreement and any Contracts existing between any Indemnified Party and an Acquired Company as at the date hereof. Notwithstanding anything to the contrary herein (but subject to any superior rights contained in the Company Constituent Documents (or, as relevant, those of the applicable Subsidiary of the Company) or applicable indemnification agreements to which any Acquired Company is a party), prior to making any payment or advance in respect of the indemnification obligations set forth in this Section 5.9, the Person who is requesting such indemnification or advance shall agree to repay such payments or advances if it is ultimately determined that such Person is not entitled to indemnification.

(b) Except as may be required by applicable Law, Parent and the Company agree that during the Indemnification Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Company Constituent Documents (or, as relevant, those of the Subsidiary) or in any Contract between such Indemnified Party and an Acquired Company shall survive the Merger and continue in full force and effect, and during the Indemnification Period shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party. In addition, during the Indemnification Period, the Surviving Company and its Subsidiaries shall (and Parent shall cause the Surviving Company and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits thereunder pursuant to the terms thereof in effect immediately prior to the Effective Time), in each case in their respective capacities as such, occurring at or prior to the Effective Time, to the fullest extent permitted by applicable Law and during the Indemnification Period, such provisions shall not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(c) Parent shall cause the Surviving Corporation to continue to maintain in effect for a period of six years from the Effective Time for the Persons who, as of the date of this Agreement, are covered by the Company’s and its Subsidiaries’ directors’ and officers’ liability insurance policies (“D&O Insurance”), D&O Insurance with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as provided in the Company’s and its Subsidiaries’ policies as of the date hereof, or, if such insurance is unavailable, the Surviving Company shall purchase the best D&O Insurance reasonably available for such six-year period with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as provided in the Company’s and its Subsidiaries’ policies as of the date hereof. Parent may satisfy its obligations under the prior sentence of this Section 5.9(c) by, prior to the Effective Time, purchasing and maintaining for the full Indemnification Period one or more prepaid “tail” insurance policies to be effective at the Effective Time covering the Persons who, as of immediately prior to the Effective Time, are covered by the Company’s existing D&O Insurance, with a claims period of at least six years from the Effective Time with terms and conditions (including scope and coverage amounts) that are, taken as a whole, at least as favorable as the Company’s and its Subsidiaries’ existing D&O Insurance as of the date hereof, for claims arising from facts or events that occurred at or prior to the Effective Time, covering without limitation the transactions contemplated hereby. The maximum annual premium for such D&O Insurance that Parent shall be required to expend shall not exceed three hundred percent (300%) of the total current annual D&O Insurance premium for the Company’s D&O Insurance policies in effect on the date hereof, which policies and current total annual premiums are set forth in Section 3.18 of the Company Disclosure Letter; and if such amount is not sufficient to purchase D&O Insurance in such maximum amount, then Parent shall purchase such amount of insurance with the best coverage reasonably available as can be purchased for an annual amount that is equal to three hundred percent (300%) of the total current annual premium for such policies as in effect on the date hereof, which total annual premiums are set forth in Section 3.18 of the Company Disclosure Letter. Parent shall cause the Surviving Corporation to comply with its obligations under such policies for the full term of at least six years.

(d) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Effective Time) with respect to which an Indemnified Party is entitled to indemnification is instituted against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, then the provisions of this Section 5.9 shall continue in effect until the final disposition of such Action.

(e) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. After the Effective Time, the obligations set forth in this Section 5.9 shall not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person who is a beneficiary under the D&O Insurance or the “tail” policy referred to in Section 5.9(c) (and their heirs and representatives). The provisions of this Section 5.9 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

(f) In the event that the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

Section 5.10 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) by each individual who is subject to the requirements of Section 16(a) of the Exchange Act pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b 3 promulgated under the Exchange Act.

Section 5.11 Anti-Takeover Statute. If any Takeover Law is or may become applicable to this Agreement (including the Merger and the other transactions contemplated hereby), each of the Company, Parent and Merger Sub and their respective boards of directors shall use reasonable best efforts to grant all such approvals and take all such actions as are reasonably necessary or appropriate so that such transactions may be consummated as promptly as practicable hereafter on the terms contemplated hereby, and otherwise act reasonably to eliminate or minimize the effects of such Law on such transactions.

Section 5.12 Stockholder Litigation. The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Parent the opportunity to participate in the defense or settlement of any such stockholder Action, shall give due consideration to Parent’s advice with respect to such stockholder Action.

Section 5.13 Public Announcements. The initial press release relating to this Agreement shall be a joint press release and thereafter, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed) except and solely to the extent required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or securities quotation system. The restrictions set forth in this Section 5.13 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company or Parent with respect to an Acquisition Proposal, Adverse Recommendation Change or Superior Proposal, which shall be subject to the terms of Section 5.3.

Section 5.14 Company Equity Awards. Promptly following the execution of this Agreement, the Company shall adopt such resolutions and take all necessary actions to effect the transactions described in Section 2.1(d). Promptly following the taking of such actions, the Company shall, after consultation with Parent, deliver to the holders of Company Stock Options, Restricted Shares, Restricted Stock Units and Stock Appreciation Rights, any required notices setting forth such holders’ rights pursuant to the Company Equity Plans and this Agreement. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on any such notices prior to the mailing thereof to the holders of Company Stock Options, Restricted Shares, Restricted Stock Units and Stock Appreciation Rights, and the Company shall give reasonable and good faith consideration to all additions, deletions, changes or other comments suggested by Parent, Merger Sub and their counsel.

Section 5.15 Proposed Amendments

If requested by Parent, the Company shall use its commercially reasonable efforts to negotiate and enter into amendments to the Contracts to which it and/or any of its Subsidiaries is a party that contain terms of the type described in Section 3.17(b)(ii) to remove such terms.

Section 5.16 Form S-8. Parent agrees to file with the SEC, no later than five (5) Business Days after the date on which the Effective Time occurs, a registration statement on Form S-8 (or any successor form or other applicable form if a Form S-8 is for any reason unavailable for use by Parent at such time), relating to the shares of common stock of Parent underlying the assumed Company Equity Awards and shall use reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Company Equity Awards remain outstanding.

Section 5.17 Real Estate Matters. The Company shall, promptly following the date of this Agreement, commence those actions necessary to comply with the New Jersey Industrial Site Remediation Act, N.J. S.A. 13:1K and its corresponding regulations (the “ISRA”), including, as appropriate, qualifying for a de minimis exception under ISRA, making any required notifications in a timely manner, hiring a licensed site remediation professional (the “LSRP”) to commence the process to comply with the ISRA, filing a general information notice with the New Jersey Department of Environmental Protection (the “NJDEP”), and promptly commencing the preliminary site assessment contemplated by ISRA (collectively, the “Initial Compliance Steps”). The Company shall use environmental consultants reasonably acceptable to Parent. Parent hereby approves Golder & Associates as such an acceptable consultant and as the LSRP. Parent shall have the right to review the proposed scope of work for the preliminary assessment, as well as drafts of the report, and to provide reasonable comments to such materials, which Parent shall do on a reasonably prompt basis. The Company agrees to pursue the Initial Compliance Steps diligently and shall use reasonable best efforts to complete the preliminary assessment report such that it is available to Parent as soon as reasonably possible, and shall use reasonable best efforts for it to be delivered to Parent no later than five (5) business days prior to the Effective Time. The Company agrees to consult with Parent regarding available options for compliance based on the findings of the preliminary assessment report and the Company shall not commit to a specific course of action regarding such findings without Parent’s prior consent, which consent shall not unreasonably be conditioned, withheld or delayed. Notwithstanding anything to the contrary herein, if all required actions to comply with ISRA cannot reasonably be (or have not been) fully performed prior to the first date upon which the Effective Time could otherwise occur (based on the conditions set forth in Article VI and assuming for such determination that ISRA were not applicable to the Merger or that the Company had fully complied with ISRA as of the date of such determination), then the Company shall (or, if Parent waives such obligation, the Company may) file a remediation certification with the NJDEP for the purpose of removing any restrictions under ISRA to the consummation of the Merger prior to completion of the ISRA process. If the Company fails to commence, or unreasonably delays the actions required under this Section 5.17, Parent may proceed to undertake those steps necessary to secure ISRA compliance as of the Effective Time.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions any and all of which may be waived, in whole or in part, by Parent, Merger Sub or the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(b) Other Regulatory Approvals. (i) All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated, (ii) all approvals, authorizations and consents of any Governmental Entity required to consummate the Merger shall have been obtained and remain in full force and effect, except for such approvals, authorizations and consents that if not obtained would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect and (iii) all approvals, authorizations and consents of any Governmental Entity set forth on Schedule 6.1(b) shall have been obtained and remain in full force and effect.

(c) No Injunctions, Orders or Restraints; Illegality. No court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect that restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger or any of the other transactions contemplated hereby.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Article III (other than those set forth in the first sentence and clause (ii) of the second sentence of Section 3.2(a), the first and second sentence of Section 3.2(b), the first and last sentence of each of Section 3.2(c), (d), (f), (g) and (i) (Capital Stock) (collectively, the “Specified Capitalization Representations”), those set forth in Section 3.3(a) (Authority) (the “Authority Representations”) and those described in clauses (iii), (iv), (v) or (vi) below) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein) does not have, has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) constituting Specified Capitalization Representations shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent the failures of such representations and warranties to be true and correct individually and in the aggregate would not result in an increase in the aggregate consideration payable by Parent in connection with the Merger pursuant to Section 2.1(c), Section 2.1(d) and Section 2.1(e) and an increase in the amount of outstanding indebtedness for borrowed money (as defined in Section 3.2(i)) of the Company and its Subsidiaries by 0.75% or more, in the aggregate, as compared to what such aggregate amount would have been if the Specified Capitalization Representations had been true and correct in all respects; (iii) set forth in Section 3.17(b)(ii) (Contracts) and Section 3.17(b)(vi) (Contracts), in each case solely to the extent such Contracts are with a Person set forth on Schedule 6.2(a)(iii) and such Contracts purport to limit the operations of any Affiliate of the Company (other than the operation of the Company and its Subsidiaries or any Affiliate’s operation of the Company and its Subsidiaries), shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (iv) constituting the Authority Representations shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (v) set forth in the second sentence of Section 3.1(a) shall each be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (vi) set forth in Section 3.17(b)(vii) shall be true and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect. If the Company is entitled to indemnification under the Agreement and Plan of Merger, dated December 27, 2009, by and among the Company, SILK Acquisition Corp., Salu, Inc. and the other parties thereto (the “Salu Agreement”) with respect to a matter that has given rise to the failure of a representation or warranty described in Section 6.2(a)(ii) or Section 6.2(a)(v) to be true and correct, the determination whether the conditions provided for in Section 6.2(a)(ii) or Section 6.2(a)(v) have been satisfied, as applicable, shall be made after offsetting the amount the Company is entitled to recover from the escrow fund as contemplated by the Salu Agreement against the potential monetary damages arising from or related to the failure to be true and correct of the representations or warranties described in Section 6.2(a)(ii) or Section 6.2(a)(v).

(b) Performance and Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company, dated as of the Closing Date, to the foregoing effect.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any condition, event, change, circumstance, effect, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect that is continuing.

(d) No Burdensome Condition. No court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect that, individually or in the aggregate requires a Burdensome Action (collectively, a “Burdensome Condition”).

(e) No Pending or Overtly Threatened Actions. No Action shall have been overtly threatened in writing or commenced and be pending by any Governmental Entity of competent jurisdiction wherein a judgment would, individually or in the aggregate with other such judgments that have been entered, or that are being sought, by a Governmental Entity or have been so overtly threatened in writing to be sought by a Governmental Entity, have or would reasonably be expected to have any of the effects referred to in Section 6.1(c) or Section 6.2(d).

Section 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Article IV (other than those set forth in Section 4.2(a) (Authority)) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality, Parent Material Adverse Effect or similar qualification set forth therein) does not have, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (ii) set forth in Section 4.2(a) (Authority) shall be true and correct in all respects when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of each, dated as of the Closing Date, to the foregoing effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent and Merger Sub, dated as of the Closing Date, to the foregoing effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company, except as otherwise indicated in Section 7.1(c)(ii) and Section 7.1(d)(ii) (with any termination by Parent also being an effective termination by Merger Sub), only as follows:

(a) by mutual written consent of Parent and the Company at any time;

(b) by either Parent or the Company:

(i) if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued a judgment, order, injunction, rule or decree, or taken any other action that permanently restrains, enjoins, prohibits or makes illegal the consummation of the Merger and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of such judgment, order, injunction, rule, decree or other action;

(ii) if, upon a vote taken to adopt this Agreement at any duly held and completed Company Stockholders Meeting (or at any adjournment or postponement thereof) held to obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure to obtain the Company Stockholder Approval at any Company Stockholders Meeting or at any adjournment or postponement thereof; or

(iii) if the Effective Time shall not have occurred on or before November 24, 2011 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of the failure of the Effective Time to occur on or before the Outside Date;

(c) by Parent:

(i) if, at any time prior to the Effective Time, (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, in each case, such that the condition set forth in Section 6.2(a) would not be satisfied, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in each case, such that the condition set forth in Section 6.2(b) would not be satisfied; and (B) such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to the Company (or, if less, the number of calendar days remaining until the Outside Date) describing such breach in reasonable detail; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(ii)(A) at any time prior to the receipt of the Company Stockholder Approval, if the Company Board or any committee thereof shall have (1) effected or permitted an Adverse Recommendation Change (whether or not permitted to do so under the terms of this Agreement), (2) adopted or approved or publicly endorsed, publicly declared advisable or publicly recommended to the Company’s stockholders, an Acquisition Proposal other than the Merger or caused or permitted the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement, or (3) failed to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days following receipt of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal, (4) failed to include in the Proxy Statement the Company

Determination or Company Recommendation or included in the Proxy Statement any proposal to vote upon or consider any Acquisition Proposal other than the Merger, or (B) if the Company Board or any committee thereof shall have failed to recommend against a competing tender offer or exchange offer for ten percent (10%) or more of the outstanding capital stock of the Company within ten (10) Business Days after commencement of such offer (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders); provided, however, that the delivery by the Company to Parent of a Notice of Superior Proposal in accordance with Section 5.3 shall not, in and of itself, constitute an Adverse Recommendation Change or entitle Parent to terminate this Agreement pursuant to clause (ii)(A)(1), (ii)(A)(3) or (B), of this Section 7.1(c) so long as the Company extends the Company Stockholders Meeting to the extent it is required to do so pursuant to the last sentence of Section 5.4(d); or

(iii) if the Company breaches Section 5.3 in any material respect (other than an unintentional breach that cannot be cured within five (5) days) and has not cured such breach within five (5) days after receipt of written notice thereof from Parent; or

(d) by the Company:

(i) if (A) (x) any of the representations or warranties of Parent or Merger Sub herein shall be untrue or inaccurate on the date of this Agreement or shall become untrue or inaccurate, in each case, such that the conditions set forth in Section 6.3(a) would not be satisfied, or (y) Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or agreements set forth in this Agreement, in each case such that the conditions set forth in Section 6.3(b) would not be satisfied, and (B) such untruth, inaccuracy or breach is not cured within thirty (30) calendar days after written notice to Parent and Merger Sub (or, if less, the number of calendar days remaining until the Outside Date) describing such breach in reasonable detail; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its representation, warranties, covenants or agreements set forth in this Agreement; or

(ii) at any time prior to receipt of the Company Stockholder Approval, in order to enter into a definitive agreement to effect a Superior Proposal, if the Company has made an Adverse Recommendation Change with respect to such proposal in compliance with Section 5.3(e) and has complied with Section 5.3(f), and enters such definitive agreement concurrently with such termination and pays the Termination Fee in accordance with the procedures and within the time periods set forth in Section 7.3(b).

The party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other parties.

Section 7.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 5.13 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and Article VIII (General Provisions) of this Agreement shall survive the termination hereof. Notwithstanding the foregoing, nothing contained herein shall relieve any party hereto of liability for a deliberate, willful and knowing breach of its covenants or agreements set forth in this Agreement prior to such termination or for fraud.

Section 7.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be borne and timely paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) In the event that:

(i)(A) an Acquisition Proposal or the intention to make an Acquisition Proposal if this Agreement were not in effect or were terminated is publicly disclosed or otherwise communicated directly or indirectly to any of the directors or officers of the Company or the Company Board or a committee thereof and, in the case of clause (C)(x) and (C)(y) below, has not been withdrawn at least five (5) Business Days prior to the Outside Date in the case of clause (B)(1) below or the breach giving rise to the termination of this Agreement pursuant to Section 7.1(c)(i) in the case of clause (B)(2) below, (B) this Agreement is thereafter terminated (1) by the Company or Parent pursuant to Section 7.1(b)(iii) or (2) by Parent pursuant to Section 7.1(c)(i), and (C)(x) concurrently with or within six months after the date of any such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal reflecting a per share valuation of, or per share consideration for, the Shares equal to or greater than the per share Merger Consideration, (y) concurrently with or within twelve months after the date of any such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to or consummates, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal, in each case in this clause (y), which Acquisition Proposal is subsequently consummated or (z) concurrently with or within six months after the date of any such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to or consummates, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal reflecting a per share valuation of, or per share consideration for, the Shares equal to or greater than the per share Merger Consideration with the Person that prior to the termination of this Agreement made the Acquisition Proposal or statement of intent described in clause (A) or any controlled Affiliate of such Person, in each case in this clause (z), which Acquisition Proposal is subsequently consummated, then, (1) in the case of clauses (A), (B) and (C)(x), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the entry into of the definitive agreement or the making of the recommendation described in clause (C)(x), (2) in the case of clauses (A), (B) and (C)(y), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the consummation of such Acquisition Proposal described in clause (C)(y) and (3) in the case of clauses (A), (B) and (C)(z), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the consummation of such Acquisition Proposal described in clause (C)(z);

(ii)(A) an Acquisition Proposal or the intention to make an Acquisition Proposal if this Agreement were not in effect or were terminated or not approved by the stockholders of the Company is publicly disclosed or becomes known to holders of 30% or more of the outstanding Shares and, in the case of clause (C)(x) and (C)(y) below, has not been withdrawn at least eleven (11) Business Days prior to the date of the Company Stockholders Meeting, (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(ii) and (C)(x) concurrently with or within six months after the date of any such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal reflecting a per share valuation of, or per share consideration for, the Shares equal to or greater than the per share Merger Consideration, (y) concurrently with or within twelve months after the date of any such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to or consummates, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal, in each case in the case of this clause (y), which Acquisition Proposal is subsequently consummated or (z) concurrently with or within six months after the date of any such termination the Company or any of its Subsidiaries enters into a definitive agreement with respect to or consummates, or the Company Board or any committee thereof recommends to the Company’s stockholders, any Acquisition Proposal reflecting a per share valuation of, or per share consideration for, the Shares equal to or greater than the per share Merger Consideration with the Person that prior to the termination of this Agreement made the Acquisition Proposal or statement of intent described in clause (A) or any controlled Affiliate of such Person, in each case in the case of this clause (z), which Acquisition Proposal is subsequently consummated, then, (1) in the case of clauses (A), (B) and (C)(x), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the entry into of the definitive agreement or the making of the recommendation described in clause (C)(x), (2) in the case of clauses (A),

(B) and (C)(y), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the consummation of such Acquisition Proposal described in clause (C)(y) and (3) in the case of clauses (A), (B) and (C)(z), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee, the Termination Fee concurrently with the consummation of such Acquisition Proposal described in clause (C)(z);

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee within two (2) Business Days after such termination; or

(iv) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), the Company shall pay to Parent or its designee by wire transfer of same day funds to the account or accounts designated by Parent or such designee the Termination Fee prior to, and as a condition to, such termination;

it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) For purposes of this Section 7.3.

(i) “Acquisition Proposal”, as used in Section 7.3(b)(i) or 7.3(b)(ii), shall have the meaning ascribed thereto in Section 5.3(i)(ii), except that references therein to “15%” shall be replaced by “50.1%” and references therein to “85%” shall be replaced by “49.9%.”

(ii) “Termination Fee” means an amount equal to $15,031,000, paid by wire transfer in immediately available funds.

(d) Each of the parties hereto acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee, the Company shall pay to Parent or its designees interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made plus 3% per annum.

Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by written agreement of the parties hereto (by action taken by their respective boards of directors, if required) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may (by action taken or authorized by their respective boards of directors, if required), to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties of the other party or parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other party or parties contained herein; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party or parties, as applicable. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed as a whole or in part, after the Effective Time.

Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Parent, Merger Sub or the Surviving Corporation, to:

Walgreen Co.

Mergers & Acquisitions

104 Wilmot Road, MS-1655

Deerfield, Illinois 60615

Attention: Mark E. Vainisi

Facsimile: (847) 405-9552

and

Walgreen Co.

104 Wilmot Road, MS-1655

Deerfield, Illinois 60615

Attention: Joseph H. Greenberg

Facsimile: (847) 315-4464

and

Walgreen Co.

Corporate and Transactional Law Department

104 Wilmot Road, MS-1425

Deerfield, Illinois 60615

Attention: Hiranda S. Donoghue

Facsimile: (847) 315-4464

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Chris E. Abbinante

Scott R. Williams

Facsimile: (312) 853-7036

(b)	if to the Company, to:

drugstore.com, inc.

411 108th Ave. NE, Ste. 1400

Bellevue, WA 98004

Attention: Yukio Morikubo

Facsimile: (425) 372-3808

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036

Attention: Patrick Schultheis

Brian Keyes

Facsimile: (206) 883-2699

Wilson Sonsini Goodrich & Rosati, Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, California 94105-1126

Attention: Michael S. Ringler

Facsimile No.: (415) 947-2099

Section 8.3 Certain Definitions. For purposes of this Agreement:

(a) “Affiliate” of any Person means any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such first Person;

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized by Law or executed order to be closed;

(c) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(d) “Equity Award Ratio” shall mean the quotient determined by dividing (a) the Merger Consideration, by (b) the average of the last reported sale price of a share of the common stock of Parent on the New York Stock Exchange during the 10 trading days immediately preceding the Effective Time;

(e) “ERISA Affiliate” means any trade or business that together with the Company or any of its Affiliates is considered a single employer pursuant to Section 414(b), (c), (m) or (o) of the Code;

(f) “knowledge,” with respect to the Company, means the knowledge of the individuals set forth on Schedule 8.3(f);

(g) “Material Adverse Effect” means any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in this Agreement, has had, or would reasonably be expected to have, a material and adverse effect on the business, operations, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any condition, event, change, circumstance, effect or state of facts arising out of or resulting from: (1) general changes, trends or developments in any of the industries in which the Company or any of its Subsidiaries operates, (2) changes in general economic, business, regulatory, political or market conditions or in national or global financial markets, (3) international calamity directly or indirectly involving the United States, national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof, (4) earthquakes, hurricanes, tsunamis, tornadoes, blizzards, floods, mudslides, wild fires, other natural disasters or acts of God or other force majeure events, (5) changes in any applicable Laws or GAAP or the official interpretation by a Governmental Entity thereof, (6) any decline in market price, or change in trading volume, of the capital stock of the Company or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline, change or failure, may be considered in determining whether there has been a Material Adverse Effect if such underlying cause is not otherwise excluded from consideration pursuant to this definition by any of clauses (1) through (5) or clauses (7) through (10)), (7) execution, public announcement or the pendency of this Agreement, provided that, when used (A) to qualify any representation or warranty of the Company set forth in Sections 3.4 and 3.8(b) and (B) in the conditions to the obligations of Parent set forth in Section 6.2(a)(i) with respect to the representations and warranties in Sections 3.4 and 3.8(b), “Material Adverse Effect” shall be read without giving effect to this clause (7), (8) any actions taken or not taken in compliance with the terms of this Agreement, provided that this clause (8) shall not apply with respect to any action take or not taken in accordance with Section 5.1(a), (9) any shareholder class action litigation, shareholder derivative claims or similar shareholder litigation arising out of or in connection with or relating to this Agreement and the transactions contemplated hereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure or (10) any matter expressly set forth on the Company Disclosure Letter; provided that in the case of each of clauses (1) through (5) above, such condition, event, change, circumstance, effect or state of facts has not and does not, individually or in the aggregate, disproportionately impact the Company and its Subsidiaries relative to other participants in the industries in which the Company or the Subsidiaries of the Companies operate.

(h) “Parent Material Adverse Effect” any condition, event, change, circumstance, effect or state of facts that, either individually or in the aggregate, and whether or not a breach of any representation or warranty contained in this Agreement that has had, or would reasonably be expected to have a materially adverse effect on the business, operations, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, other than any condition, event, change, circumstance, effect or state of facts arising out of or attributable to (1) general changes, trends or developments in any of the industries in which the Parent or Merger Sub or any of their respective Subsidiaries operates, (2) changes in general economic, business, regulatory, political or market conditions or in national or global financial markets, (3) international calamity directly or indirectly involving the United States, national calamity, an act of war (whether or not declared), sabotage, terrorism, military actions or the escalation thereof, (4) earthquakes, hurricanes, tsunamis, tornadoes, blizzards, floods, mudslides, wild fires, other natural disasters or acts of God or other force majeure events, (5) changes in any applicable Laws or GAAP or the official interpretation thereof, (6) any decline in market price, or change in trading volume, of the capital stock of the Company or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline, change or failure, may be considered in determining whether there has been a Material Adverse Effect if such underlying cause is not otherwise excluded from consideration pursuant to this definition), (7) the negotiation, execution, delivery or public announcement or the pendency of this Agreement or the transactions contemplated hereby or any actions taken or failure to take action in compliance with the terms of this Agreement or otherwise with the written consent of the Company including, in each case, the impact thereof on the relationships of Parent or any of its

Subsidiaries with customers, vendors, suppliers, strategic alliance partners, licensors, consultants, employees, independent contractors or other third parties with which Parent or any of its Subsidiaries has any relationship, (8) any shareholder class action litigation, derivative claims or similar litigation arising out of or in connection with or relating to this Agreement and the transactions contemplated hereby, including allegations of a breach of fiduciary duty or misrepresentation in public disclosure or (9) any matter expressly set forth on the Parent Disclosure Letter; provided that, in the case of each of clauses (1) through (4) above, such condition, event, change, circumstance, effect or state of facts has not and does not, individually or in the aggregate, disproportionately impact Parent and Merger Sub and their respective Subsidiaries relative to other participants in the industry or industries in which Parent and Merger Sub and their respective Subsidiaries conduct their business.

(i) “Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP on the Company’s financial statements; (ii) landlords’, mechanics’, carriers’, workmen’s, repairmen’s or materialmen’s Liens; (iii) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (v) easements, covenants and rights of way (in each case of record) and other similar restrictions of record, and zoning, building and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vi) other than with respect to Section 3.2, Liens the existence of which are specifically disclosed in the notes to the consolidated financial statements of the Company included in any Company SEC Documents filed prior to the date of this Agreement; and (vii) non-exclusive licenses to Intellectual Property granted in the ordinary course of business by the Company or one of its Subsidiaries.

(j) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

(k) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by: (i) such first Person, (ii) such first Person and one or more of its Subsidiaries, or (iii) one or more Subsidiaries of such first Person.

Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. References herein to “party” or “parties” shall mean a party or the parties to this Agreement unless the context requires otherwise. The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes, without limitation” or “including, without limitation,” unless otherwise specified.

Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and that certain agreement dated March 2, 2011 with respect to clean room process and protocols constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all prior written agreements, arrangements, communications and understandings (including the exclusivity letter between Parent and the Company dated February 4, 2011) and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof (except that the Confidentiality Agreement shall be deemed amended as provided in Section 5.5(b)).

Section 8.6 Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except (i) the provisions of Section 5.9 and (ii) from and after the Effective Time the right of the holders of Shares and other Company securities to receive after the Effective Time the consideration pursuant to the Merger as set forth in Article II, each of which shall, from and after the Effective Time, inure to the benefit of the Persons benefiting therefrom, who are hereby intended to be third-party beneficiaries thereof from and after the Effective Time. Parent hereby expressly acknowledges and agrees that, prior to the Effective Time, the Company’s measure of damages for a breach of this Agreement by Parent or Merger Sub that is a principal cause of the Merger not being consummated may include the loss of the economic benefits of the transaction to the securityholders of the Company and other relief (including equitable relief), whether or not this Agreement has been validly terminated pursuant to Article VII; provided, however, that this sentence shall in no way effect or reduce, and shall be subject to, the limitations on liability provided in Section 7.2.

Section 8.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.8 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the United States District Court for the District of Delaware, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto in any court other than the United States District Court for the District of Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the United States District Court for the District of Delaware for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the United States District Court for the District of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 8.11 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.12 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the rights, limitations and remedies contained in Section 5.3 and Article VII be construed as integral provisions of this Agreement and that such rights, limitations and remedies shall not be severable in any manner that restricts a party’s remedies or rights under this Agreement.

Section 8.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 8.15 Electronic Signature. This Agreement may be executed by facsimile signature or electronically scanned signature and such signatures shall constitute an original for all purposes.

Section 8.16 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is hereby expressly waived.

Section 8.17 Disclosure Letters. The Company Disclosure Letter and the Parent Disclosure Letter are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company and Parent, respectively, except and to the extent expressly provided in this Agreement. Any disclosure contained in any section of the Company Disclosure Letter or Parent Disclosure Letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is reasonably apparent on the face of the information disclosed that such disclosure would be applicable to such other Section of this Agreement. The fact that any item of information is disclosed in the Company Disclosure Letter or the Parent Disclosure Letter shall not be construed to mean that such information is required to be disclosed by this Agreement. Inclusion of any item in the Company Disclosure Letter or the Parent Disclosure Letter shall not be deemed an admission that such item is material or that such item is reasonably likely to result in a Material Adverse Effect or Parent Material Adverse Effect, respectively. Descriptive headings in the Company Disclosure Letter and the Parent

Disclosure Letter are inserted for reference purposes and for convenience of the reader only, and shall not affect the interpretation thereof or of this Agreement. Nothing contained in the Company Disclosure Letter or the Parent Disclosure Letter shall be construed as an admission of liability or responsibility in connection with any pending, threatened or future matter or proceeding.

Section 8.18 Obligations of Merger Sub and Surviving Corporation. Parent agrees to take all action necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

WALGREEN CO.

By: /s/ Gregory D. Wasson
Name: Gregory D. Wasson
Title: President and Chief Executive Office

DOVER SUBSIDIARY, INC.

By: /s/ Robert M. Silverman
Name: Robert M. Silverman
Title: President

drugstore.com, inc.

By: /s/ Dawn G. Lepore
Name: Dawn G. Lepore
Title: President and Chief Executive Officer

Exhibit A to Agreement

and Plan of Merger

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DRUGSTORE.COM, INC.

FIRST: The name of the corporation (which is hereinafter referred to as the “Company”) is drugstore.com, inc.

SECOND: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The name of the Company’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of capital stock which the Company shall have the authority to issue is one thousand (1,000) shares of common stock with a par value of $0.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Company.

SIXTH: The number of directors of the Company shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Company. Elections of directors need not be by written ballot unless the Bylaws of the Company so provide.

SEVENTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article Eighth by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

EIGHTH: Each person who is or was a director or officer of the Company, and each person who serves or served at the request of the Company as a director or officer of another enterprise, shall be indemnified by the Company in accordance with, and to the fullest extent authorized by, the General Corporation Law of Delaware as it may be in effect from time to time.

NINTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

* * * * *

THE UNDERSIGNED, being the [                            ], has executed this Certificate on [                            ].

/s/

[                                    ]

[                                    ]

Annex B

Opinion of Allen & Company LLC

[LETTERHEAD OF ALLEN & COMPANY LLC]

March 23, 2011

The Board of Directors

drugstore.com, inc.

411 108th Avenue NE, Suite 1400

Bellevue, Washington 98004

The Board of Directors:

We understand that drugstore.com, inc., a Delaware corporation (“drugstore.com”), Walgreen Co., an Illinois corporation (“Walgreens”), and Dover Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Walgreens (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into drugstore.com (the “Merger”) and each outstanding share of the common stock, par value $0.0001 per share, of drugstore.com (“drugstore.com Common Stock”) will be converted into the right to receive $3.80 per share in cash (the “Consideration”).

As you know, Allen & Company LLC (“Allen”) has acted as financial advisor to drugstore.com in connection with the proposed Merger. In connection with our engagement, Allen has been asked to render an opinion to the Board of Directors of drugstore.com (the “Board”) as to the fairness, from a financial point of view, of the Consideration to be received in the Merger by holders of drugstore.com Common Stock. For such services, drugstore.com has agreed to pay to Allen a cash fee contingent upon the consummation of the Merger. drugstore.com also has agreed to pay to Allen a cash fee upon delivery of this opinion, which fee is not contingent upon either the conclusion expressed in this opinion or successful consummation of the Merger. drugstore.com also has agreed to reimburse Allen’s reasonable expenses and to indemnify Allen against certain liabilities arising out of our engagement.

Allen, as part of our investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Allen in the past has provided and in the future may provide investment banking services to drugstore.com, for which services Allen has received and may receive compensation, including, during the two-year period prior to date hereof, acting as financial advisor to drugstore.com in connection with certain merger and acquisition transactions. As compensation for certain financial advisory services, drugstore.com issued to Allen warrants to purchase shares of drugstore.com Common Stock, which warrants will be converted in the Merger into the right to receive a cash amount as more fully described in the Agreement. In the ordinary course of business as a broker-dealer and market maker, Allen may have long or short positions, either on a discretionary or non-discretionary basis, for our own account or for those of our clients, in the debt and equity securities (or related derivative securities) of drugstore.com and Walgreens. The issuance of this opinion has been approved by Allen’s fairness opinion committee.

The Board of Directors

drugstore.com, inc.

March 23, 2011

Our opinion as expressed herein reflects and gives effect to our general familiarity with drugstore.com as well as information which we received during the course of this assignment, including information provided by the management of drugstore.com in the course of discussions relating to the Merger as more fully described below. In arriving at our opinion, we neither conducted a physical inspection of the properties or facilities of drugstore.com nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent or otherwise) of drugstore.com, or conducted any analysis concerning the solvency of drugstore.com.

In arriving at our opinion, we have, among other things:

(i)	reviewed the financial terms and conditions of the Agreement, as reflected in a draft dated March 23, 2011 of the Agreement;

(ii)	reviewed certain publicly available historical business and financial information relating to drugstore.com, including drugstore.com’s public filings, market prices and trading volumes, and certain publicly available financial forecasts relating to drugstore.com;

(iii)	reviewed certain internal financial statements and other financial and operating data of drugstore.com provided by the management of drugstore.com;

(iv)	reviewed certain internal financial projections relating to drugstore.com prepared by the management of drugstore.com;

(v)	held discussions with the management of drugstore.com relating to the past and current operations and financial condition and prospects of drugstore.com;

(vi)	reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses which we deemed relevant in evaluating drugstore.com;

(vii)	reviewed and analyzed certain publicly available financial information relating to selected transactions which we deemed relevant in evaluating the Merger; and

(viii)	conducted such other financial analyses and investigations as we deemed necessary or appropriate for the purposes of the opinion expressed herein.

In rendering our opinion, we have relied upon and assumed, with your consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to us from public sources, provided to us by drugstore.com or its representatives or otherwise reviewed by us. With respect to financial projections relating to drugstore.com utilized in our analyses, we have assumed, with your consent, that they have been reasonably prepared in good faith reflecting the best currently available estimates and judgments of the management of drugstore.com as to the future operating and financial performance of drugstore.com. We assume no responsibility for and express no view or opinion as to such financial projections or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to

The Board of Directors

drugstore.com, inc.

March 23, 2011

any potential effects of such volatility on drugstore.com or the Merger. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof.

It is understood that this opinion is intended for the benefit and use of the Board (in its capacity as such) in connection with its evaluation of the Merger. This opinion does not constitute a recommendation as to what course of action the Board or drugstore.com should pursue in connection with the Merger, or otherwise address the merits of the underlying decision by drugstore.com to engage in the Merger, including in comparison to other strategies or transactions that might be available to drugstore.com or in which drugstore.com might engage. In connection with our engagement, we were not requested to, and we did not, solicit third-party indications of interest in the possible acquisition of all or a part of drugstore.com. This opinion does not constitute advice or a recommendation to any securityholder as to how such securityholder should vote or act on any matter relating to the Merger or otherwise. We do not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation payable to any officers, directors or employees of any party to the Merger, or any class of such persons or any other party, relative to the Consideration or otherwise. We also are not expressing any opinion as to the prices at which drugstore.com Common Stock may trade at any time.

In addition, we do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, regulatory, tax or accounting matters, as to which we understand that drugstore.com obtained such advice as it deemed necessary from qualified professionals. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms and conditions set forth in the Agreement and related documents and that all governmental, regulatory or other consents necessary for the consummation of the Merger as contemplated by the Agreement will be obtained without adverse effect on drugstore.com or the Merger. We also have assumed, with your consent, that the final executed Agreement will not differ in any material respect from the draft reviewed by us.

Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Consideration to be received in the Merger by holders of drugstore.com Common Stock. Our opinion does not address any other aspect or implication of the Merger, including, without limitation, the form or structure of the Merger, the treatment of any other securities of drugstore.com or any aspects or implications of any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Merger by holders of drugstore.com Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

ALLEN & COMPANY LLC

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of a stock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253 or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

DRUGSTORE.COM, INC.	INTERNET http:// [—]
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE [—]
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THIS PROXY. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, “FOR” THE PROPOSALS AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THEIR DISCRETION, THE PERSONS NAMED AS PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.	Please mark your votes as indicated in this example	☒

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of March 23, 2011, among Walgreen Co., an Illinois corporation, or Walgreens, Dover Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Walgreens, and drugstore.com, as it may be amended from time to time, pursuant to which drugstore.com will be acquired by Walgreens.

2.	A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting to adopt the merger agreement.

FOR	AGAINST	ABSTAIN

☐	☐		☐

☐	☐		☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

			Mark Here for Address Change or Comments	☐

SEE REVERSE

Please sign exactly as name appears hereon, and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

Signature	Signature	Date

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

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▼  FOLD AND DETACH HERE  ▼

PROXY

drugstore.com, inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS [—], 2011

This proxy is solicited on behalf of the board of directors of drugstore.com, inc.

The undersigned stockholder of drugstore.com, inc., a Delaware corporation, hereby appoints [—] and [—] as proxies for the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of drugstore.com, inc., to be held on [—], 2011, at [—] a.m., Pacific Time, at [—], and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no instructions are provided, the proxies will vote the shares represented by this proxy FOR the proposals.

The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

Address Change/Comments
(Mark the corresponding box on the reverse side)
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(Continued and to be marked, dated and signed, on the other side)